PROSPECTUS/DISCLOSURE DOCUMENT

This Prospectus/Disclosure Document is in two parts: A Disclosure Document and a Statement of Additional Information. These parts are bound together and both contain important information. They will not be distributed separately under any circumstances.

                       HANSEATIC DISCRETIONARY POOL, LLC

                      100,000 UNITS OF MEMBERSHIP INTERESTS

                       OFFERED AT NET ASSET VALUE PER UNIT

                     MAXIMUM AGGREGATE OFFERING: $2,900,000

         We were organized as a limited liability company in 1998 and are engaged in speculative trading of commodity futures contracts, forward contracts, commodity options and other interests in commodities. The purpose of this offering is to increase the amount we have to trade. There is no minimum offering amount, and, we may not raise any funds in this offering.

The pool's manager, Pool Management Services, Inc., is continuously offering the units on a best-efforts basis. The units may also be offered through members of the NASD participating in the offering as selling agents. Selling agents that are registered or exempt from registration under the Commodity Exchange Act may also be entitled to receive a continuing commission based on the net asset value of the units sold by such selling agent for continuing services to be provided to purchasers of units.

Units subscribed for will be issued at the average net asset value per unit as of the first business day of each month. The minimum required purchase amount for units is $10,000, although the pool's manager may accept a lesser purchase amount from any purchaser, in its discretion. Investors may not know the per unit price at the time they subscribe. On August 1, 2003, the net asset value per unit was $98.7416059648. Subscriptions must be received on or before the close of business on the day prior to the last business day of the month to be admitted on the first business day of the next month. Purchasers of units will not pay any sales commissions and the pool manager will not receive any sales commissions on units it sells. Net proceeds from the sale of units will be deposited in the pool's trading accounts. If any sales commissions are paid to selling agents, the pool's manager and not the pool will pay them. They will be 4% of the price paid by a purchaser through a selling agent.

The proceeds of the offering available to the pool and the initial net asset value per unit have not been reduced for offering expenses. Pool Management Services, Inc. has paid all expenses of the offering related to preparation and initial effectiveness of this prospectus.


o The units you purchase are not transferable except in highly limited circumstances;

o This investment should be considered a long-term investment. The pool is subject to conflicts of interest in trading by its advisor or its brokers;

o The pool must pay substantial charges for brokerage fees and on its net assets regardless of whether profits are earned;

o The business of the pool and these securities involve a high degree of risk. You should only purchase units if you can afford a complete loss of your investment. See "The Risks You Face" (Page 5) and "Additional Pool Risk Factors" (Page 42); and

o What you pay for your units will be deposited into our pool trading account. There are no escrow arrangements and your funds will immediately be at market risk.

         THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

         NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         Pool Management Services, Inc.
                  (Member Manager and Commodity Pool Operator)
                       9925 South Pennsylvania, Suite 110
                             Oklahoma City OK 73159
                                  405.691.2793

       The date of this Prospectus/Disclosure Document is: August 29, 2003


                                      (1)

                                   * * * * * *



HANSEATIC DISCRETIONARY POOL, L.L.C. IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AND IS NOT SUBJECT TO REGULATION UNDER THAT LAW.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION RELATING TO THE MATTERS DESCRIBED IN THIS PROSPECTUS THAT IS NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY INFORMATION OR PRESENTATIONS OUTSIDE THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL.

UNDER CFTC REGULATIONS AND NFA RULES, THE POOL MUST FURNISH TO ALL MEMBERS ANNUAL AND MONTHLY REPORTS. THE ANNUAL REPORTS WILL CONTAIN THE POOL'S FINANCIAL INFORMATION AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AND THE MONTHLY REPORTS WILL CONTAIN UNAUDITED FINANCIAL INFORMATION.


                                      (i)

                         PART ONE -- DISCLOSURE DOCUMENT

                         CFTC RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY, AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL ON PAGES 2-3 AND 15, AND STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGE 16.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, ON PAGES 5 THROUGH 9.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS THAT OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE YOUR TRANSACTIONS FOR THE POOL MAY BE EFFECTED.


                                      (ii)

                             Consumer Privacy Policy

Pool Management Services, Inc., and the pool consider customer and member privacy to be fundamental to our relationship with investors and clients. We are committed to maintaining the confidentiality, integrity, and security of clients' personal information. It is therefore our policy to respect the privacy of current and former clients and to protect personal information entrusted to us. Internal policies have been developed to protect this confidentiality, while allowing investor and client needs to be served.

In the course of operating our pools, and providing services and products we collect nonpublic personal information about investors and clients. We collect this information from sources such as subscription agreements, account applications, other account forms, information captured on our Web sites and transactions with us, our affiliates or other parties.

We do not disclose nonpublic personal information about our investors, clients or former investors or clients to any nonaffiliated parties, except as permitted by applicable law or regulation. In the normal course of serving investors or clients, information we collect may be shared with companies that perform various services such as transfer agents, custodians, broker/dealers, futures commission merchants and other service firms and financial institutions with whom we have relationships. We may also share information with affiliates that are engaged in a variety of financial services businesses, both in connection with the servicing of investor or client accounts and to inform investors and clients of financial products and services that might be of interest. Specifically, we may disclose nonpublic personal information including:

o Information we receive on subscriptions, applications or other forms, such as name, address, telephone/fax numbers, account or tax identification number, the types and amounts of investments, investment objectives and bank account information; and

o Information about transactions with us, our affiliates or others, such as participation in pools or other programs managed by Pool Management Services, Inc., ownership of certain types of accounts such as IRAs, or other account data.

The organizations that receive client information will use that information only for the services required and are not permitted to share or use this information for any other purpose.

Access to investors' or clients' nonpublic personal information is restricted to employees, agents or other parties who need to access that information to provide products or services to investors or clients. We maintain physical, electronic, and procedural safeguards that comply with federal standards to guard clients' nonpublic personal information. A client's right to privacy extends to all forms of contact with us, including telephone, written correspondence, and electronic media, such as the Internet.

Pool Management Services, Inc. and Hanseatic Discretionary Pool, L.L.C. considers privacy a fundamental right of investors and clients and takes seriously the obligation to safeguard their information. We will adhere to the policies and practices above for both current and former investors and clients.

For questions concerning this policy, please contact us by writing to us at our address listed on the cover page of this prospectus.



                                     (iii)

                                TABLE OF CONTENTS

PART ONE -- DISCLOSURE DOCUMENTS..............................................ii

CFTC RISK DISCLOSURE STATEMENTS...............................................ii

CONSUMER PRIVACY POLICY......................................................iii

HANSEATIC DISCRETIONARY POOL, L.L.C. - ORGANIZATIONAL CHART....................v

SUMMARY OF OFFERING............................................................1

THE RISKS YOU FACE.............................................................5

CONFLICTS OF INTEREST.........................................................10

USE OF PROCEEDS...............................................................11

BUSINESS OF THE POOL..........................................................11

INVESTMENT PROGRAMS AND STRATEGIES............................................13

FEES AND EXPENSES.............................................................16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS......................................................17

PAST PERFORMANCE INFORMATION..................................................22

FUTURES COMMISSION MERCHANTS..................................................23

INTRODUCING BROKERS...........................................................23

LITIGATION....................................................................23

TRANSFERS AND REDEMPTIONS.....................................................23

SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF INVESTING IN THE POOL........24

SECURITIES OWNERSHIP..........................................................25

PLAN OF DISTRIBUTION..........................................................26

HOW YOU CAN INVEST............................................................26

LEGAL MATTERS.................................................................26

EXPERTS.......................................................................26

ADDITIONAL INFORMATION........................................................27

PART  TWO -- STATEMENT OF ADDITIONAL INFORMATION..............................28

GENERAL DISCUSSION OF THE COMMODITY MARKETS...................................28

TRADES MADE BY THE POOL WILL BE SPECULATIVE RATHER THAN FOR
   HEDGING PURPOSES...........................................................29

ADDITIONAL POOL RISK FACTORS..................................................31

ADDITIONAL TAX CONSIDERATIONS.................................................32

SUMMARY OF THE OPERATING AGREEMENT............................................37

SUPPLEMENTAL PERFORMANCE INFORMATION..........................................39

ADDENDUM TO DISCLOSURE DOCUMENT FOR QUALIFIED RETIREMENT PLANS................51

FINANCIAL STATEMENTS.........................................................F-1

COMMODITY TERMS AND DEFINITIONS.....................................Appendix - 1

STATE REGULATORY GLOSSARY...........................................Appendix - 4

OPERATING AGREEMENT.................................................Exhibits A-1

REQUEST FOR REDEMPTION................................................Exhibits B

EXHIBIT C  HANSEATIC DISCRETIONARY POOL, L.L.C.
   SUBSCRIPTION REQUIREMENTS..........................................Exhibits C

SUBSCRIPTION INSTRUCTIONS.............................................Exhibits C

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY..........................Exhibits C


                                      (iv)

           HANSEATIC DISCRETIONARY POOL, L.L.C. - ORGANIZATIONAL CHART


                         Hanseatic             Brokerage commissions paid to FCM
                 Discretionary Pool, L.L.C.


                         Incentive fees,                         Futures
                        trail commissions       Net Asset   Commission Merchant
Public Unit Holders            and                 and        Execute orders
 purchase units in   operating expenses (1%)    Incentive    given by Trading
        Pool             paid to Manager        fees paid        Advisor
                                                 to CTA      (unaffiliated)
                                                         See "Futures Commission
                                                                 Merchants"

      Owners                  Manager                        Trading Advisor
    Public Unit     Pool Management Services, Inc.        Hanseatic Corporation
    Holders and        Manager and Unit Holder,            Registered Commodity
Current Unit Hold    Registered Commodity Pool               Trading Advisor
                             Operator                       Makes all trading
                                                            decisions, pursuant
                                                               to Hanseatic
                        Principals and Owners of Manager  Discretionary Program
                             Simcha Bluth, President          (unaffiliated)
                          Randall Shell, Vice-President


            CPO pays sales commissions
              and trail commissions
                to Selling Agents


   Selling Agents refer
prospects to Pool and may
 perform ongoing services
     to unit holders
                         Selling Agents
                Selling Agents (unaffiliated) refer
              clients to the Pool (sales commissions)
                and perform ongoing services to
               unit holders (trail commissions).


                                      (v)

                               SUMMARY OF OFFERING

This summary is to assist your understanding of the offering. You should carefully review the entire prospectus, including the exhibits, for more complete descriptions and to understand this investment. You should not invest in the pool without first carefully reading this entire Prospectus/Disclosure Document, and all other materials.

In General

Hanseatic Discretionary Pool, L.L.C. (the "Pool" or the "Fund"), engages in speculative trading in a range of U.S. and international futures and forward markets. Our portfolio may consist of both commodity and financial futures, with an emphasis on financial futures.

The pool will post margins, or good faith deposits for future performance, for trading, as required by the various futures exchanges. These margin deposits can be as little as 2% of a contract's value. Thus, the pool could lose, or gain, substantially more than the cash it uses for trading.

Through an investment in the pool, you will have the opportunity to participate in markets not typically represented in an individual investor's portfolio.

Pool  Management  Services  manages and  operates  the pool and  determines  its
investment   objectives.   Pool  Management   Services  has  retained  Hanseatic
Corporation on behalf of pool to make and implement all trading decisions.

Is the Pool a Suitable Investment for You?

An investment in the pool is speculative and involves a high degree of risk. The pool is not a complete investment program. Rather, it offers a diversification opportunity for an investor's entire investment portfolio. An investment in the pool should make up only a limited portion of an investor's portfolio. You should invest in the pool only if you have no need for liquidity with respect to this investment and if you have sufficient net worth to sustain a loss of your entire investment.

You must, at a minimum, have annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobile) of $45,000 or a net worth (exclusive of home, home furnishings and automobile) of $150,000.

Note for Oklahoma Investors: Your investment in the pool may not exceed 10% of your net worth (exclusive of home, home furnishings and automobile).

Note for Texas Investors: You must, at a minimum, have annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobile) of $60,000 or a net worth (exclusive of home, home furnishings and automobile) of $225,000.

A number of jurisdictions in which the pool may offer units impose higher minimum suitability standards on prospective investors. These standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the pool is suitable for your.

In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the units if the donor or grantor is the fiduciary.

The Units

We are offering up to 100,000 units of the limited liability company membership interests or units. As of July 31, 2003, we had 17,477.3174199296 units outstanding. Before we sell units in this offering for more than an aggregate $2,900,000, we will amend the prospectus and provide for the increase in required net worth of the manager of the pool.

We are offering the units at the average net asset value per unit as of the first business day of a month. The net asset value is calculated by taking existing pool funds on the first business day of a month, adding any funds received during previous month, plus or minus any profits or losses from closed trades, plus or minus unrealized profits or losses from open trading positions, plus or minus gains or losses on foreign currency conversions, less commissions, other transaction fees, management fees, incentive fees, operating expenses and member withdrawals during previous month. The resulting amount is divided by the number of units outstanding on the last business day of a month to arrive at average net asset value per unit.

If the net asset value per unit shall decline to less than 50% of the pool's initial net asset value on the last valuation date, notice shall be sent to each member within 7 business days. The notice will include a description of each member's redemption rights and voting rights; and a description of any material effect such change may have on the units.

We are offering and selling the units ourselves but may employ selling agents to assist us. We will continue selling units valued as of the beginning of each month at the then current average net asset value per unit until all of the units have been sold. Fractional units will be issued.

Since the pool has been trading for almost five years, there is no minimum offering amount. There is no assurance that we will raise any significant proceeds in this offering. The minimum subscription amount we will accept is $10,000, although we reserve the right to accept less.

Before purchasing units in the pool, potential purchasers should read this entire prospectus and exhibits and should follow the specific instructions in Exhibit C, Subscription Requirements and Subscription Instructions. The subscription agreement and power of attorney form, which is Exhibit D, must be completed, signed and sent in along with payment of purchase price.

The Pool

The pool was originally organized as a New York limited liability company in September 1998. In July 2000, the pool was reorganized in Oklahoma. The primary business address where correspondence should be mailed is 9925 S. Pennsylvania, Suite 110, Oklahoma City, Oklahoma, 73159. The phone number of the pool is (405) 691-2793. Records for the pool are located at 9925 S. Pennsylvania, Suite 110, Oklahoma City, Oklahoma, 73159.

Pool Management Services, Inc. is the commodity pool operator or CPO that manages the pool.

We employ Hanseatic Corporation as our commodity trading advisor, or CTA, to select trades for us.

Commodity futures and forward contracts are instruments designed to permit producers or users to hedge or investors to speculate in various interest rates, commodities, currencies, stock indices and other financial instruments. Options on futures and forward contracts give the purchaser the right to acquire or sell a given contract at a specified time at a specified price.

Break Even Point

In order to "break even" on an initial investment of $10,000 in the first year of trading, we calculate that the pool must earn approximately $680 per unit, or 6.8%. This amount is based on deducting the total of $880 or 8.8% in commissions and fees we expect to pay to our brokers, CTAs, selling agents and CPO and the maximum of 1% in operating expenses, and adding assumed annual interest earned of $200 or 2%.

Fees and Expenses

The following list of fees and expenses includes all compensation, fees, profits and other benefits which the pool's CTA, CPO, selling agents, clearing broker(s) and affiliates of those parties may earn or receive in connection with the offering and operation of the pool:

                                  Fees Charged

         o NET ASSETS FEES --- The pool pays net assets fees (management fees, advisory fees, and all other fees except for incentive allocations and FCM Brokerage and CPO Trail Commission Fees), of approximately 2% per annum of the month-end net assets of the pool (prior to accruals for such fees) to Hanseatic Corporation, the CTA. These net asset fees will not exceed the industry-wide limitation of 6% of the net assets annually. If necessary, the CTA will reimburse the pool, no less frequently than quarterly, for the amount by which such aggregate fees and expenses exceed the limitation herein provided during the period for which reimbursement is made up to an amount not exceeding the aggregate compensation received by the CTA, including direct or indirect participation in commodity brokerage commissions charged to the pool. If reimbursement is required or extraordinary expenses are incurred, the CTA will include in the pool's next regular report to the members a discussion of the circumstances or events, which resulted in the reimbursement or extraordinary expenses.



         o FCM BROKERAGE AND CPO TRAIL COMMISSION FEES --- The pool pays brokerage fees fixed at the rate of 5.8% per annum of the month-end net assets of the pool (prior to accruals for such fees) as follows:

                  1) Approximately 1.8% per annum of the month-end net assets of the pool is paid the pool's clearing broker(s) as commissions and costs for each transaction is executed. See "Futures Commission Merchants." The pool estimates its commissions would be approximately $13 per round turn transaction if they were charged on a round turn basis. FCM brokerage fees will not exceed the industry-wide limitation of 14% annually of the average net assets of the pool.

                  2) Approximately 4% per annum of the month-end net assets of the pool is paid as trail commissions to selling agents, including the CPO, who perform ongoing services to members of the pool. Selling agents, other than the CPO, will be paid 3% trail commission with the CPO retaining 1%.

No material change related to brokerage commissions shall be made until notice is given and each member, based on such notice, has the opportunity to redeem his or her units. The notice will include a description of each member's redemption rights and voting rights; and a description of any material effect such change may have on the units.

o INCENTIVE ALLOCATION -- The pool pays an incentive allocation equal to 15% of its profits, if any, monthly. This profit is the excess of the pool's total net asset value as of the end of the month, before management or incentive fees, over its net asset value as of the end of the previous month after payment of management or incentive fees. Profit is also adjusted for redemptions or distributions during the previous month. No modification of the pool's agreement with the CTA will be entered into which exceeds the industry-wide limitation of 15% on incentive fees. The manager will notify each member within 7 days of any change in calculating the incentive allocation. The notice will include a description of each member's redemption rights and voting rights; and a description of any material effect such change may have on the units;

o ORGANIZATION AND OFFERING EXPENSES -- organization and offering expenses related to preparation and initial effectiveness of this prospectus for this offering are estimated to be $150,000. These expenses are being and will be paid by Pool Management Services. Until November 30, 2002, Pool Management Services paid all pool state blue sky registration fees (the first year following the initial effective date of this prospectus). In all subsequent years, the pool will pay any applicable state registration or renewal fees. Pool Management Services will also pay any sales commissions of 4% in connection with the sale of units in this offering; and

o ANNUAL OPERATING EXPENSES -- estimated to be approximately $65,000 to $95,000 per year, although in 2002 they amounted to approximately $30,000. These expenses are for legal, accounting, licensing, daily operations of the pool and other related items. It is estimated that the total annual operating expenses for the pool will be approximately .6% to 1% of the pool's net asset value. At no time will the total annual amount of operating expenses paid by the pool exceed 1% of the pool's average net asset value for any calendar year. The CPO will pay any operating expenses in excess of 1% of the pool's average net asset value for any calendar year.

                              Who Receives Payment

o THE COMMODITY TRADING ADVISOR (Hanseatic Corporation) - Hanseatic Corporation receives a net assets fee of 2% per annum of the net assets of the pool, billed monthly. The CPO remits the 2% to Hanseatic. Hanseatic also receives half of the total 20% incentive allocation paid by the pool, quarterly;

o THE COMMODITY POOL OPERATOR (Pool Management Services, Inc.) - The CPO receives half of the 20% incentive allocation paid by the pool, quarterly. The CPO will also be paid a 4% trail commission paid to selling agents for ongoing services to pool members. Other selling agents will be paid 3% providing such ongoing services and the CPO will retain 1%; and

o THE POOL'S BROKER(S) - The pool's broker(s) receive commissions equal to the actual costs charged for executing and clearing the pool's trades. This is estimated at 1.8% of the pool's net assets per year. The broker(s) accrue or receive these commissions as each transaction is executed for the pool's account. These payments to the clearing broker(s) include round turn charges, pit brokerage fees and exchange and other self-regulatory organization transaction fees. See "Futures Commission Merchants."

o The following is a sample calculation of the amount to be paid by the pool as the total incentive allocated above:

              Assume the pool has a beginning net asset value of $1,000,000 to start the month. The pool earns 10% in its trading activity for the month, or $100,000. Assume that the pool has a loss carry forward from previous months of $40,000. The ending net asset value (prior to calculating and deducting the incentive fee) is $1,100,000. To calculate the incentive fee: the net loss carry forward of $40,000 is deducted from the new net profit total of $100,000 for the month to give an adjusted net profit total of $60,000. The incentive fee is equal to 20% of that $60,000 total or $12,000. Note that the new net profit total for the month is adjusted for the loss carry forward but it is not adjusted for the net asset fee, operating expenses, CPO trail commission or interest income.

o In calculating the incentive allocation, losses are only carried forward, and not backwards.

The manager will notify each member within 7 days of any material change affecting the compensation of any party. The notice will include a description of each member's redemption rights and voting rights; and a description of any material effect such change may have on the units.

The manager will not take any action with respect to the assets or property of the pool that does not benefit the pool. An example of such a prohibited action would be a utilization of pool funds as compensating balances for the manager's exclusive benefit.

Distributions

In its sole discretion, the manager, Pool Management Services, may make distributions of profits, if any, or other distributions to members, including possible annual cash distributions in amounts that approximate that investor's tax liability for income of the pool, if any, for the immediately preceding year. If in the discretion of the manager no distributions are going to be made for purposes of tax liability, the manager will give sufficient notice to the investors. Investors will have to redeem their units in order to recoup any of their investment or to realize any profit unless the manager makes a discretionary distribution. The manager does not presently intend to distribute amounts to allow participants to pay their income taxes owed for their proportionate share of the profits, if any.

Transferability And Redemption

You may transfer your interest in the pool in very limited circumstances. You may assign or transfer your units only with the consent of the manager, which will be granted only to immediate members of the family, upon death of the owner or other limited circumstances. Consent of the manager will only be withheld if
(1) it is necessary to comply with the safe harbor provisions of the Internal Revenue Service that protect against treatment as a publicly traded partnership or (2) it is necessary to preserve the status of the partnership for tax purposes or the characterization or treatment of income or loss. No transfer may be made where, after then transfer, either the transferee or the transferor holds less than the minimum number of units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to affiliates. Therefore, you must rely on our redemption procedures to receive your initial investment adjusted to reflect profits, payment of expenses, and losses. You may redeem your units by giving written notice to the pool, on or before the second to last business day of a month. Members will be notified in writing within ten days after the second to last business day of a month whether or not their interests have been redeemed. Payments will be made as soon as practical after the beginning of the month following receipt of this notice. Payments are subject to the pool having sufficient cash on hand and may require liquidation of open positions. The right to redeem your units may by suspended by the pool, if in the sole discretion of the pool, additional redemptions would impair the ability of the pool to meet its objectives.

The manager will retain an administrative charge of 4% of a redeemed unit offered by this prospectus or after its date if the funds have not been invested in the pool for six months, and 3% if the funds have been invested for six months but not more than 12 months. There will be no redemption charge after the funds have been invested for 12 months. The redemption charge will be calculated as follows: 1) If the total net asset value of the member's pool account exceeds the total amount of all gross subscriptions paid by the member, the redemption charge will be 4%, or 3%, of the total early redemption amount; 2) If the total net asset value of the member's pool account is less than the total amount of all gross subscriptions paid by the member then the redemption charge will be calculated as 4%, or 3%, of an amount which is the percentage of the total gross aggregate subscriptions made by the member divided by the net asset value of the member's pool account at the time of the early redemption, multiplied by the amount of the early redemption. Any redemption after one year will not be charged this fee. In its discretion, the manager may waive any part of all of the early-withdrawal administrative charge.

To make payment on redemptions, some or all of the pool's positions in commodity interests may be liquidated as necessary. We do not anticipate that the redemptions will create any liquidity risk.

Material Tax Consequences

These are the material tax consequences associated with an investment in the units:

o The pool does not pay any taxes. You will pay tax on your pro rata share of pool gains and income and may deduct your pro rata share of pool losses, even if you receive no distributions;

o Commodity trading positions open at year-end are valued at their year-end market prices, or marked-to-market, which may result in taxes payable even though cash proceeds are not received;

o As a non-managing member of the pool, you may not be allowed to offset your other income, such as salary, with your pro rata losses or credits from the pool;

o You may only deduct your share of the pro rata losses to the extent of your tax basis in your units as of the end of the year in which the pool's losses occur; and

o You may be subject to state or local taxes depending on your residence or domicile.

                               THE RISKS YOU FACE

Investment in the units of membership interest is speculative, illiquid, and highly risky. You should purchase units only if you can afford to lose your entire investment. You should consider all the risks before deciding to invest.

The manager has limited prior operating experience.

The manager operated the pool as a private pool from December 1998 to November 2001, the initial effective date of this prospectus. We have a relatively limited operating history on which to evaluate the probability of our future success. Prior to this offering, the pool had raised approximately $4,550,000 in private placements and has not operated on the scale proposed if this offering is successful. As a member, you will not be entitled to participate in the management of the pool or the conduct of its business. The manager has operated several other pools which are now closed such as Day Traders Club, L.L.C. and the Angila Fund.

We must pay substantial charges, which must be paid before you will realize any profit and which may limit your ability to receive a return on your investment. They are:

o    annual net assets of 2% of the pool's net assets, billed monthly;

o    annual brokerage fees of 5.8% of the pool's net assets, billed monthly;

o incentive fees of 20% quarterly of any increase in net asset value, billed quarterly;

o ongoing annual expenses estimated at 0.6% to 1% of the pool's average annual month ending net asset value, of which it is estimated that $35,000 will be paid for legal services and the remainder will be paid for accounting, audit services and other normal operating expenses of the pool (such as telephone, postage, printing, travel, etc.); and

o any extra-ordinary expenses such as claims and defense of claims from brokers, members, and other parties. These expenses would be in addition to the normal operating expenses of the pool.

The incentive fees are determined and paid to the manager and commodity trading advisor on a quarterly basis. They may receive substantial incentive fees in the initial quarters of any given year that will not be refunded, even if we experience subsequent losses, which produce a net loss for that year. The manager may also choose to allocate its portion of the incentive fees to its pool account in lieu of receiving cash payment of its portion of the incentive fees.

Transfer of your units is limited and you may have to rely on our redemption procedures to receive any of your investment back.

Your right of redemption is limited. Our redemption procedures provide:

o We must receive your redemption request on or before the day prior to the last business day of a month, for payment in the following month;

o the redemption amount will be based upon the net asset value of the units of membership interest as calculated at the end of the month in which the redemption request is received;

o if you redeem prior to one year after investment you may be charged an early withdrawal administrative fee of up to 4% of your redemption price;

o    your redemption request must be approved by the manager; and

o your redemption request may not be granted if we do not have enough liquid assets.

Subject to the foregoing limitations, the manager will attempt to honor and pay all redemption requests within twenty days after the last day of the month in which the redemption request was received. You may be prevented from redeeming your membership interests before they significantly decline in value.

Redemptions may impact on unit values.

Substantial redemption requests at any given time could adversely affect us because we might have to liquidate positions too rapidly or on unfavorable terms to satisfy the requests, or might reduce our available trading equity at a time when we have an opportunity to earn substantial profit.

The net asset value at which the unit is redeemed could decrease significantly between the date the request is made and the date redemption occurs.

The offering may not be successful.

Since we are already operating, there is no minimum offering amount and your investment will immediately be at market risk and used for trading. There is also a risk that we will not be able to raise significant funds in this offering, if any, putting you in a position of illiquidity.

The manager and commodity trading advisor may serve other businesses and may not devote adequate time to the pool.

The manager does and expects to manage additional pools in the future that may use the pool's commodity trading advisor and may use trading methods similar to ours. The commodity trading advisor currently manages other commodity accounts and may manage new accounts, including personal accounts and other commodity pools. Our business could be adversely affected by the failure of the trading advisor to devote sufficient time to our affairs.

We are a single-advisor fund and lack the diversity of a multi-advisor fund.

We are managed by a single trading advisor. Therefore, we lack the potential benefit of multiple trading advisor diversification and trading methods. Our CTA's methods and models are generally technical and may not respond well to fundamental economic factors such as demand and supply, or economic or political events.

Increasing the assets managed by a trading advisor may adversely affect performance.

The rates of return achieved by trading advisors may diminish as the assets under their management increase. This can occur for many reasons including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the advisor's trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and the exchanges on the number of speculative futures and option contracts in a commodity that one trader may own or control. You should know that our trading advisor has not agreed to limit the amount of additional assets it will manage.

Members will not be aware of changes to trading programs.

Because of the proprietary nature of our trading advisor's trading programs, members generally will not be advised if adjustments are made to our trading advisor's trading program in order to accommodate additional assets under management or for any other reason.

There are conflicts of interest in the limited liability company structure which may limit our profits.

Conflicts of interest exist in the structure and conduct of the pool's business. For example, the commodity trading advisor receives a net assets fee even if the pool does not make any money. The manager and the trading advisor also may operate and manage other commodity pools. These other pools may employ the same or different trading methods, which may conflict with the pool's trading methodology.

The lack of distributions increases the fees paid to the CTA and the manager.

The manager is responsible for determining whether and when to distribute trading profits earned by the pool. Since the manager currently does not intend to distribute trading profits, the CTA will receive increased net asset fees and the manager will receive increased trail commissions because these fees are based upon the net asset value of the pool and net asset value will increase by retaining trading profits.

You will be taxed on profits regardless of whether they are distributed.

With the exception of redemptions processed in accordance with the terms described in this prospectus, the pool is not required to make distributions. Regardless of whether distributions have been made, if the pool realizes profits for a fiscal year, you will pay taxes on your proportionate share. Furthermore, you may be taxed on the pool's ordinary income even if the pool does not experience overall profits. The manager presently does not intend to distribute amounts to allow you to pay the amount of income taxes owed for your proportionate share of pool profits, if any.

We are not a Registered Investment Company.

We are not mutual fund or investment company registered under the investment Company Act of 1940. Any protections for investors provided by that law will not be afforded to you if you invest in the pool.

If the manager selects new trading advisors, their trading may not be as profitable as those replaced and the new advisors will not be responsible for recouping any previous losses.

We presently rely upon one commodity trading advisor to generate profits from trading. Either the manager or the trading advisor may terminate the relationship at any time. If this happens, or if the trading advisor becomes unable to serve us for any other reason, the manager would have to find one or more alternate trading advisors. We cannot guarantee that any alternate trading advisors will trade as profitably as the original trading advisor, or that they will be retained on terms which are as favorable. Any new trading advisor will not be obligated to recoup losses, if any, incurred by the prior trading advisor before they are paid incentive fees.

The manager may change the commodity trading advisor.

Without prior notice to you, the manager may change the commodity trading advisor and, if there is more than one trading advisor the amount of equity allocated to each, at any time, for any reason. Within 7 days of a change in the commodity trading advisor, the manager will notify each member of the change. The notice will also include a description of each member's redemption rights and voting rights; and a description of any material effect such change may have on the units.

Commodity futures trading is volatile.

Commodity   futures,   forward,   and  options   trading  is  highly   volatile.
Specifically:

o price movements are influenced by such unpredictable variables as: changes in supply and demand; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and changes in interest rates, governments, exchanges, and other market authorities intervention to influence prices;

o even if the analysis of the fundamental conditions by a commodity trading advisor is correct, prices still may not react as predicted;

o it is possible for most of our open positions to be unprofitable at the same time;

o price changes may reach a limit upon which trading rules require a suspension of trading for a specified period of time. It is possible for these limits to be reached in the same direction for successive days. This may prevent us from exiting a position, and when the market reopens, we could suffer a substantial loss on the position; and

o losses are not limited to the margin allocated to hold the position and may exceed the total equity in our account.

Any of these factors, alone or in combination with one another, may cause a high degree of price variability. Occasional rapid or substantial price changes may cause you to lose all or most of your investment in the pool.

Past performance is not necessarily indicative of future performance.

In a single advisor fund such as the pool currently is, one trading advisor makes all of the trading decisions. You should understand that many commodity pools are structured as multi-advisor funds to attempt to spread and control risk and reduce volatility. As a single advisor fund as compared to a multi-advisor fund, the pool may have a greater profit potential but it may also have increased risk and volatility.

Leverage in futures trading may result in greater profits or losses.

In order to enter into futures or forward contract positions, the pool must deposit good faith performance funds, called margin, equal to only a small percentage of the total value of the contract. The amount of margin funds necessary on a trade typically ranges from 2% to 10% of the total value of the contract. This produces a high degree of leverage. As a result, a relatively small price movement in futures may result in immediate and substantial losses to you, and any purchases or sales of commodity futures contracts may result in losses in excess of the amount of margin deposit required.

Commodity futures trading can be illiquid resulting in substantial losses to you.

Commodity exchanges limit fluctuations in certain commodity futures contracts during a single day. These are referred to as "daily limits." Daily limits prevent any trades from being made outside of the limit during the trading day. Once the price for a commodity futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, the pool will not be able to either take or liquidate a position in that commodity unless traders are willing to effect a trade at or within the daily limit. In the past, commodity futures prices have moved to the daily limit for several consecutive days with little or no trading. Similar occurrences in the future could prevent the pool from promptly liquidated unfavorable positions and subject the pool to substantial losses.

The manager does not control the trading advisor or its methods and may not be able to prevent large losses.

The commodity trading advisor orders trades on our behalf directly to or through the broker, or futures commission merchant. The manager does not know the trades before they are made, nor does it know the trading advisor's methods, the number of contracts bought or sold, or the margin required. The trading advisor will not notify the manager in advance of any modifications, additions or deletions to its trading methods and money management principles, however, the manager will subsequently notify each member within 7 days. The notice will include a description of each member's redemption rights and voting rights; and a description of any material effect such change may have on the units. We may suddenly suffer large losses before the manager knows remedial action must be taken.

We may be unable to execute a trade before large losses are incurred due to market illiquidity; changes in trading equity may adversely affect performance.

Commodity trading advisors often are unable to adjust to changes in the amount of money they manage. This is because:

o larger amounts of equity under management requires larger trades to be made, which may be more difficult to execute;

o there are legal limits called position limits upon the number of positions that may be taken on a particular commodity; and

o it may be more difficult to scale in positions, which is when a trading advisor takes positions at different prices at different times and then allocates those positions on a ratable basis when a change in his allocated equity occurs.

The commodity trading advisor does not limit the total equity it accepts and may suffer losses which cause a withdrawal of the equity it manages. A commodity trading advisor's rate of return tends to decrease as the amount of equity under management increases.

Failure of commodity brokers or banks could result in loss of assets.

If the futures commission merchant or other entity with which our money is on deposit becomes insolvent or bankrupt, we might only recover some, if any, of the equity in our account. The deposits in our bank accounts may be insured for only $100,000 and payment on insured deposits may be delayed.

When trading on foreign exchanges, if the creditworthiness of the other parties is not maintained, we may lose the value of our positions in those markets.

Trading futures involves a contract, or option to contract, for the delivery of goods or money at a future date. The value of the contract or option depends directly upon the creditworthiness of the parties. The commodity trading advisor trades commodities on United States commodity exchanges, foreign commodity exchanges, and in the inter-bank currency markets. Performance of the futures contracts and options traded on United States exchanges are guaranteed by the exchanges, their clearing organizations and their members' credit. Contracts and options on foreign commodity exchanges and in the inter-bank currency markets may not be regulated by specific laws and may be backed only by the parties to the contracts. It is possible for a price movement in a particular contract or option to be large enough to destroy the creditworthiness of the contracts or options issued by a particular party, or all of the contracts or options of an entire market.

In such a situation, we could lose the entire value of a position with little recourse to regain any of its value.

Because we may trade on foreign exchanges, we may experience greater risk.

The pool may trade on foreign exchanges and other markets located outside of the United States. There is no limit to the percentage of the pool's assets that may be committed to trading on foreign markets. Currently, the pool has approximately 15% of its total assets trading in foreign markets. Foreign trading involves risks, including fluctuations in exchange rates, currency controls, possible governmental intervention and in some cases lack of regulation. Further the rights of customers in an insolvency or bankruptcy of a foreign market are likely to be more limited than in the U.S. Fluctuations in exchange rates could eliminate any profits the pool might realize in such trading. The pool may even incur losses as a result of currency fluctuations.

If the price of a futures or option contract changes dramatically, we may not be able to exit the position without sustaining substantial loss due to government imposed position limits.

For certain traded futures contracts, the Commodity Futures Trading Commission and the commodity exchanges in the United States have established limits referred to as speculative position limits or position limits. These are different from the price limits described before. They are limits on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts. The positions taken among all commodity accounts owned, controlled or managed by a trading advisor and its principals are combined for position limit purposes. Thus, a trading advisor may not be able to hold sufficient positions for us to maximize the return on a particular trade because it may be taking similar positions for others.

We may not be able to compete with others with greater resources.

Commodity futures trading is highly competitive. We compete with others who may have

o    greater experience;
o    more  extensive  information  about  developments   affecting  the  futures
     markets;
o    more sophisticated means of analyzing and interpreting the futures markets;
     and
o    greater financial resources.

Those with greater experience and financial resources have a better chance at trading profitably. For instance, we do not maintain a warehouse to take delivery of commodities and do not have a large capital base to allow us to hold positions through bad times.

New futures and options contracts and markets may affect liquidity and pricing of current commodity markets.

Recently the U.S. adopted an overhaul of the current system of trading futures. Under the Commodity Futures Modernization Act, new types of exchanges may be created and different types of transactions are excluded from oversight by the Commodity Futures Trading Commission. In addition, single stock and narrow based index-futures and options, under joint CFTC and Securities and Exchange Commission oversight and regulation, have begun trading. Because of the newness of the Act and these contracts, there are uncertainties regarding the impact the Act will have on volume and volatility for current futures contracts or these new ones. Depending on how these markets develop, the pool may have reduced profit, if any, and greater volatility on transactions.

                              CONFLICTS OF INTEREST

You should consider the conflicts of interest that may be inherent in the following relationships:

The officers,  directors,  employees and associated  persons of HSBC  Securities
(USA), Inc. or HSBC and FIMAT USA, Inc. or FIMAT, our futures commission merchants, trade in futures contracts for their own accounts. You will not be able to inspect the results of such trading. In addition, HSBC and FIMAT, as registered futures commission merchants, execute transactions in futures and options for their other customers. See "Futures Commission Merchants."

The manager and CTA trade, and their officers, directors and employees and affiliates trade, in futures and options contracts for their own accounts and for the accounts of other customers. You will not be able to inspect the records of such trading. Further, the manager may utilize different strategies or trading methods for its different accounts. It is possible that HSBC or FIMAT could execute transactions for the pool in which the other parties to the transaction are the officers, directors, employees or customers of HSBC, FIMAT, the manager or Hanseatic Corporation. Such persons also compete with the pool in making purchases or sales of contracts without knowing the pool is also bidding on such contracts. Therefore, it is possible that the manager, its officers, directors, employees and affiliates could execute transaction in which the pool is a party.

The manager and the trading advisor may establish, sponsor, or be affiliated with other commodity pools that may engage in the same or similar business as the pool. Presently, the manager only operates the Hanseatic Discretionary Pool, LLC. However, the manager has operated other pools in the past and it may do so again in the future. From June 2001 through July 31, 2002, the manager also operated one other private pool, the Angila Fund, L.L.C. In addition, Messrs. Bluth and Shell also have operated funds through Commodity Pool Services, Inc., another CPO of which they are the sole principals. This CPO previously operated The Profile Pool, LLC, Discovery Fund, LLC and Total Trade Fund, LLC. Each of these funds has been closed. Commodity Pool Services, Inc., presently operates Jalex Fund, LLC and Thompson Navigator Fund, LLC. Additionally, Commodity Pool Services recently organized and will operate LeJay Futures Fund (formed in July
2003). Commodity Pool Services has operated other pools in the past and it may do so again in the future.

The CTA also is the advisor to three other pools, Hanseatic Opportunity Fund, Hanseatic Discretionary Fund II, and Manhattan Advisory Pool I, L.P., none of which are affiliated with our pool. These three pools are traded using one or more of the CTA's trading programs described under "Past Performance Information" (page 21), including the Hanseatic Discretionary Program and their performances are included in that performance information. Management and advisory fees charged to the three other pools advised by the CTA, are substantially similar to those charged to this pool. The management and advisory fees charged to the Jalex Fund, LLC, the pool operated by Commodity Pool Services, Inc, are substantially similar to those charged to this pool. No management or advisory fees were charged to Messrs. Bluth or Shell's proprietary trading in the Profile Pool L.L.C. Mr. Shell devotes approximately 80% of his business time and Mr. Bluth approximately 50% of his business time to the affairs of Hanseatic Discretionary Pool L.L.C.

Although their fiduciary responsibilities prohibit the manager and trading advisor from knowingly favoring any account they operate or manage over any other, the performance of the pool could be materially different from other accounts because of size, diversification or special emphasis of some accounts in certain specific commodities. Furthermore, the performance of the pool could be adversely effected by the manner in which the trading advisor enters particular orders for all the trading accounts it manages since orders for the same commodity are filled in the order they are received at the particular trading floor.

The manager is responsible for determining whether and when to distribute trading profits earned by the pool. Since the manager currently does not intend to distribute trading profits, the CTA will receive increased net asset fees and the manager will receive increased trail commissions because these fees are based upon the net asset value of the pool and net asset value will increase by retaining trading profits.

The pool does not have written policies regarding these potential conflicts of interest, but each of the manager, CTA and brokers is subject to the requirements of regulatory and self-regulatory organizations regarding them. The manager will not allow loans to be made by the pool to the manager or any related person; will not receive any rebates or give-ups nor participate in any reciprocal business arrangements; will not allow any interest entered into by the pool to exceed a term of one year; and will not allow the pool to engage in using all or a part of an unrealized profit in a commodity contract position to provide a margin for any additional commodity contracts of the same or related commodities.

                                 USE OF PROCEEDS

We will deposit the net proceeds from the offering in our trading account at our futures commission merchant, or FCM, to be used for trading in futures contracts and other commodity interests in accordance with the trading techniques and policies of Hanseatic Corporation. We may invest funds not required to be held in our trading account for our benefit in short-term interest- bearing obligations, primarily in governmental obligations and obligations of commercial banks. We generally commit approximately 25% of our assets as original margin for futures contract, but from time to time the percentage of assets committed as margin may be more or less than such amount. The balance of our assets will be retained in our commodity account with our FCM to apply as additional margin, if needed, or for operating purposes. We will make no loans. Our commodity account with our FCM will be segregated and neither commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a futures commission merchant as margin does not constitute prohibited commingling.

                              BUSINESS OF THE POOL

The Pool

The pool currently allocates all trading funds to the Hanseatic Discretionary Program, a program of Hanseatic Corporation, a registered commodity trading advisor. The CPO maintains the right, in its discretion, to add, replace or discharge commodity trading advisors for the pool. The pool is operated under the terms of its Operating Agreement.

Pool Management Services, Inc. (CPO)

General. The pool is managed by Pool Management Services, Inc. or Pool Management Services, the manager, a registered commodity pool operator or CPO. The principals and shareholders of the CPO are Simcha Bluth, President, and Randall Shell, Vice-President. It is owned 50% by Simcha Bluth, and 50% by Randall Shell. Pool Management Services has been registered with the Commodity Futures Trading Commission as a commodity pool operator since September 1998. From September 1998 to June, 1999, Pool Management Services was also registered as a commodity trading advisor. It is a member of the National Futures Association. As manager of the pool, Pool Management Services is in total control of the operations of the pool. See "PAST PERFORMANCE INFORMATION-Table A" (page 22) for the pool's past performance and "SUPPLEMENTAL PERFORMANCE INFORMATION-Table G" through " -Table R" (pages 43 - 50) for past performance related to the principals of the CPO. Messrs. Bluth and Shell jointly make CTA selection and find allocation decisions for the Pool.

Minimum net worth requirement imposed on the manager. At the present time, the CFTC does not impose a minimum net worth or capital requirement on commodity pool operators, such as the manager; however, under the North American
Securities Administrators Association Guidelines, the manager must maintain a minimum net worth equal to 5% of capital contributions in all existing programs in which the manager has potential liability plus 5% of the pool units being offered. The manager has met its minimum net worth requirement through the use of an unsecured demand note made by Randall and Janet Shell in favor of Pool Management Services, Inc.

Principals of the CPO

Simcha Bluth

From December 1999 to date, Mr. Bluth has been registered as a principal of Commodity Pool Services, Inc., a registered commodity pool operator and a member of the National Futures Association. Mr. Bluth is a stockholder of that firm and supervises all its operations. From February 2000 to March 2001, Mr. Bluth carried dual associated person and branch manager registrations with Kesef Securities, Inc., d.b.a. Kesef Advisors, a commodity trading advisor. Mr. Bluth solicited managed futures brokerage business for Kesef. From June, 1999 to April 2000, Mr. Bluth was registered as an associated person and branch manager of Profile Analytics, Inc., d.b.a Profile Trading ("Profile"), an introducing broker. Mr. Bluth solicited managed, discount and broker-assisted futures brokerage business for Profile. From August, 1996 to January, 1999, Mr. Bluth was registered as an associated person and principal of All State Trading Group, Inc., located in New York City, New York, an introducing broker from August, 1996 to January 1999 and a commodity trading advisor from July 1997 to September 1998. From June 1990 to August 1996, Mr. Bluth held various positions in the futures industry.

Randall Shell

Randall Shell has been registered as an associated person and principal of Pool Management Services since June, 1999. Prior to his registration as a principal of the CPO, from October 1998 to June 1999, Mr. Shell was registered as an associated person of Pool Management Services. From May 1999 to June 1999, Mr. Shell was also registered as a branch manager of Pool Management Services. Mr. Shell's duties as a principal of the firm include the maintenance of accounting, books, records and compliance matters.

From December 1999 to date, Mr. Shell has also been registered as a principal of Commodity Pool Services, Inc., a commodity pool operator. His duties with this firm include the maintenance of accounting, books, records and compliance matters. From June 1999 to March 2001, Mr. Shell has also carried dual registration as an associated person, principal and sole shareholder of Kesef Securities, Inc., d.b.a. Kesef Advisors. As principal of Kesef Advisors, Mr. Shell managed all aspects of company operations and directed the trading in client accounts under the management of that firm. From October 1991 to April 2000, Mr. Shell was registered as an associated person, principal and sole shareholder of Profile Analytics, Inc., d.b.a Profile Trading ("Profile"). Profile was an introducing broker from December 1998 through April 2000. From October 1991 to July, 1999, Profile was also registered as a commodity trading advisor. Mr. Shell's duties with Profile included the oversight of all company operations and supervision of brokers. From July 1997 to November 1998, Mr. Shell carried dual associated person and branch manager registration with All State Trading Group, Inc. Mr. Shell began working in the futures industry in April 1982. For the trading performance of accounts under the direction of Mr. Shell, see page 50.

The Commodity Trading Advisor - Hanseatic Corporation

The manager has allocated all of our trading funds to our trading advisor, Hanseatic Corporation. While our pool bears the name "Hanseatic," we are independent of Hanseatic Corporation and are not otherwise affiliated with it or its affiliates. We have an advisory contract and power of attorney with our trading advisor.

Under the agreement, the trading advisor has the sole authority to determine:

1.       the futures, options and other commodity interests to be traded;

2.       the location of those markets;

3.       the size of the positions to be taken in each market; and

4.       the timing of entry and exit in a market.

The advisory agreement may be terminated, at any time, upon notice by either party to the other and to the futures commission merchants.

Hanseatic Corporation or Hanseatic is a New Mexico corporation whose principal office is located at 5600 Wyoming N.E., Suite 220, Albuquerque, New Mexico 87109. Its telephone number is (505) 828-2824. The books and records of the firm are located at the same address. Hanseatic was incorporated in 1977 to trade and to advise on the trading of commodity futures contracts through the use of technical trading methods. It has been registered with the CFTC as a CTA since 1981 and is a member of the NFA. In addition to its officers, Hanseatic has two full time employees. For the trading performance of accounts under the direction Hanseatic Corporation, see pages 40 through 42. Hanseatic Corporation has delivered its current Disclosure Document to the pool.

Hanseatic Group, Inc., a New Mexico corporation, is the sole shareholder of Hanseatic Corporation, our trading advisor.

Katherine Burr, born in 1950, joined Hanseatic in September 1989 and works primarily in business development and marketing. Ms. Burr received a B.A. in modern languages from Colorado State University (1970) and an M.A. in anthropology from the University of New Mexico (1973). She was a Ph.D. candidate in anthropology at the University of New Mexico, where she specialized in nonlinear systems theory. She received an M.B.A. in cross-cultural business development from the University of New Mexico (July 1989). From 1974 through 1975 Ms. Burr worked on a Merrill Lynch training project by writing and editing textbooks designed for account executives. From August 1975 through August 1989 Ms. Burr worked as a business manager and researcher in finance areas ranging from computer software to health care to the auto industry. In February 1991 Ms. Burr became Executive Vice President, then in 1992 President/CEO and a director of Hanseatic Group. She resigned as President/CEO of Hanseatic Group, Inc. at the beginning of 2003 and now serves as an employee and a director. She became an officer and director of Hanseatic Corporation in August 1992 and is now one of its directors. Ms. Burr is President/CEO of the unaffiliated Hanseatic Management Services, Inc. She was also an officer and director of Hanseatic Financial Corporation, which was registered with the CFTC as an introducing broker, never engaged in any business in that capacity, and withdrew from registration as an IB in 1996.

Harry E. Meihaus, born in 1946, received a B.S. in Mechanical Engineering from the University of Louisville in 1969 and an M.B.A. in finance from Memphis State University in 1975. He was associated with Gibbons Meihaus, a sole proprietorship, as an investment advisor from 1979 until 1985. He joined Hanseatic in 1984 as Vice President. Mr. Meihaus also is an officer and director of Group. Mr. Meihaus is an officer and director of Hanseatic Management Services, Inc.

Brian Stangel, born in 1970, received his B.A. degree in philosophy from the University of Wisconsin in Milwaukee (1993), studying logic and contemporary problem analysis. Mr. Stangel joined Hanseatic in 1993 and has worked in all functions of the company, including back-office data entry, account reconciliation, trading accounting, marketing, program and portfolio management and R&D. He assumed responsibility for all trading operations at Hanseatic, overseeing day-to-day futures trading; trading and adjusting programs and accounts according to client and program requirements; ensuring all front-office and back-office activities are carried out properly, from initiation of trades through data entry, tracking, internal reporting, and reconciliation; etc. In his duties, Mr. Stangel is responsible for ensuring Hanseatic's trading and financial policy and practices comply with legal and regulatory requirements. Mr. Stangel coordinates the transition from the research and development phase to the implementation and operational use of existing proprietary trading models and those under development.

Messrs. Meihaus and Stangel make trading decisions for our pool. Hanseatic Corporation and its principals also trade their own accounts. Hanseatic Corporation or its principals may take positions that are the same or opposite to those executed on behalf of client accounts. At times, orders placed by Hanseatic Corporation and its principals may receive better fill prices than orders entered for client accounts. The trading records for Hanseatic Corporation and its principals are open to inspection. Hanseatic Corporation does not intend to purchase units in the pool. However, two of its principals have purchased 654.3 units in the pool.

                       INVESTMENT PROGRAMS AND STRATEGIES

The following description of Hanseatic Corporation's trading methods and strategies, taken from Hanseatic's Disclosure Document, is general and is not intended to be exhaustive. Commodity trading methods are proprietary and complex, so only the most general descriptions are possible; no attempt has been or could be made to provide a precise description of Hanseatic's strategy.

Members generally will not be advised of adjustments our trading advisors make to their programs and will have no vote or consent with respect to the proprietary trading methods employed by the CTA. However, material changes in the pool's basic investment policies or structure will require prior written approval by a majority of the members. Changes in the trading advisors approach are not a reason upon which you may base redemption of your units. Units are only redeemed as set forth in the pool's operating agreement.

Hanseatic from time to time may change or refine the trading systems employed.

TRADING PHILOSOPHY

Hanseatic is dedicated to achieving superior risk-adjusted returns by following a systematic trading strategy governed entirely by proprietary technical models. Hanseatic's approach to trading melds over eighty years of combined individual market experience with a unique pattern recognition system designed by Hanseatic principal Harry E. Meihaus and implemented by the Hanseatic R&D and trading team. As a result, Hanseatic program returns typically demonstrate low to negative correlation with most other trading programs.

The key to Hanseatic's approach is assuming that market behavior is better understood not by traditional static linear modeling but through nonlinear dynamical systems approaches such as pattern recognition. For Hanseatic, markets are a flow of opportunities and risks so that an investor's success depends not on capturing as many opportunities as possible, but on capturing only those with a highly discernible likelihood of success, those identified through quantitative patterns.

Hanseatic's approach to trading is to take positions and to assume market risk only when technical models identify high confidence patterns typically associated with profitable trades. The times during which any Hanseatic program has a neutral position are determined by technical models indicating a lack of opportunity rather than by mechanically predetermined profit and stop levels. Typically, this approach means that programs will be "on the sidelines" during several big moves each year, but intends to provide above average returns with minimal market exposure, avoiding the catastrophic drawdowns characteristic of trend-following strategies. So said, Hanseatic is neither a trend-follower nor a short-term trader; instead, Hanseatic aims to trade in many different market environments.

Diversification is central to the Hanseatic trading philosophy and the necessary element that permits Hanseatic to trade in different market environments. Very specifically, before diversifying across several futures contracts Hanseatic first synthesizes models and patterns with good return/risk characteristics for each individual futures contract that Hanseatic follows. The models and patterns are diversified across time horizons, trading frequency, and, in the case of pattern recognition algorithms, the type of market environment in which they are designed to function. Entry and exit points are independent of one another. The goal is to create a balanced portfolio of models that will perform effectively in both trended and trading range markets. In other words, Hanseatic trades a single future with a portfolio of patterns and models. Hanseatic then combines each individual futures contract, which is already diversified across models and patterns, into a diversified portfolio of futures contracts.

One of the key strengths flowing from Hanseatic's sophisticated, multilayered approach is the ability to conduct continual research and development. As new strategies, which evolve from the basic theme, are derived, they may be incorporated into the overall methodology. Such revisions will likely be infrequent and implemented only after rigorous testing indicates the revision will probably improve the overall return/risk performance. Because a core platform of models is always the basis of the portfolio approach used by Hanseatic, evolutionary improvements will be a matter of augmenting current strategies rather than replacing existing systems with newly developed systems.

Hanseatic's technical trading approach is designed to be purely mechanical. This reflects Hanseatic's belief that emotional trading decisions can be detrimental to performance. It is the intention of Hanseatic to maintain this philosophy and not to override the system. However, since it is impossible to envision all possible situations, Hanseatic reserves the right to exercise intervention if deemed prudently necessary or desirable.

In summary, Hanseatic's trading philosophy focuses on selective trading and diversification across quantitative models as well as futures contracts in an attempt to achieve high probability return/risk levels and, more important, to provide its clients with consistently profitable, non-correlated, results.

TRADING PLANS

To implement its trading philosophy and to address market complexity, Hanseatic has developed proprietary trading plans that specify both market direction and position size. Trading plans consist of portfolios of continuous models and selective pattern recognition algorithms, each given a certain weighting. All the models and patterns are derived from a basic model platform applied to four time dimensions - hourly, daily, weekly, and monthly - with profit-taking points and stops built into each element and with each plan customized for the instrument traded. The resulting portfolio has possible net position sizes ranging from 100% long to 100% short, which are adjusted in increments.

Hanseatic achieves further diversity and customization by slowing down or speeding up the sensitivity of parameters within different time frames. The trading plans may enable position sizes to be calibrated to the type of market being encountered in relation to the size of the account. Thus, a trended market will tend to cause all of the elements to go in one direction and will suggest a full position size, while a whippy, range-bound market will tend to suggest a small or neutral position. Trading plans also include pattern recognition and counter-signal elements, thus adding both to the diversity of signal generation as well as the customization potential.

The foregoing trading principles, together with computer-assisted research into historical trading data and Hanseatic's experience, are factors upon which Hanseatic bases its decisions about the percentage of managed assets to be used for each futures contract traded and the size of positions taken or maintained. From time to time, when appropriate, Hanseatic may also decide to increase or decrease the size of a futures position, long or short. Such decisions require the exercise of judgment and may include considerations of the volatility of a particular market, the pattern of price movement (inter-day as well as intra-day), open interest, volume of trading, changes in spread relationships between various contract months and between related futures contracts, and overall portfolio balance and risk exposure.

Because Hanseatic uses technical methods based on mathematical analysis of certain past market performance data, this kind of trading strategy does not take into account fundamental factors such as supply and demand or economic and political events, except insofar as such factors may have influenced the technical data constituting input information for the markets modeled. Thus, Hanseatic's technical methods may not respond to fundamental causative events until after the impact has ceased to influence the market. Additionally, positions in futures contracts dictated by Hanseatic's methodology may be incorrect in light of the fundamental factors then affecting the market.

A further limitation inherent in trading approaches such as Hanseatic's is the need for sufficient price movement that can be interpreted by the models as price trends sufficient to trigger an entry or exit decision. If there is not substantial price movement, or if a price movement is erratic or ill defined, the trading method may not identify a trend to which it can react. Or, alternatively, the system may react to a minor price movement in establishing a position contrary to the overall market trend. In the past there have been periods in the market when no futures contract has experienced a major price movement or when price movement has been erratic or ill-defined, and such periods are likely to recur in the future.

To conclude, the result of the trading plan approach is that when markets trend, most of the individual models will have signals pointing in the same direction, and the trading plan's net position will be maximum or nearly maximum in the direction of the trend. When the signals of the individual models are in opposition, the trading plan will specify small position sizes, reducing risk in sideways markets. Hanseatic's models, articulated in the trading plan format, seek to achieve not only high returns and the ability to trade in different market environments, but highly effective risk management as well.

TRADING PROGRAMS

Hanseatic strictly adheres to the trading plans in administering its trading programs. Hanseatic currently offers trading of futures contracts through one program: The Hanseatic Discretionary Program. The program embodies most completely Hanseatic's trading philosophy of diversifying across quantitative models as well as across futures markets.

The Hanseatic Discretionary Program

The pool has allocated and will only allocate funds to Hanseatic's Discretionary Program.

The Hanseatic Discretionary Program takes an opportunistic approach to trading all Hanseatic's quantitative models as described in the introductory remarks to this section. The goal of the Hanseatic Discretionary Program is to maximize diversification of both markets traded and technical models, thereby optimizing reward/risk ratios. The Hanseatic Discretionary Program uses a wide variety of futures - domestic as well as foreign - and is based on taking any or all of Hanseatic's technically-modeled futures signals on a discretionary basis. Discretion is typically used to adjust portfolio mix on a monthly basis, but may be used more often as market conditions change. The system utilizes leverage and is consequently volatile. An investment in the Hanseatic Discretionary Program is considered risky, and the risk of losses is substantial.

Currently, the pool trades and intends to continue trading the following markets:

         Domestic U.S. Futures Markets: Stock Index Futures (S & P) 500, NASDAQ 100, S & P MidCap and Russell 2000), U.S. fixed income futures (30 year Treasury Bonds, 10 Year Notes, 5 Year Notes and Eurodollars), currency futures (British Pound, Japanese Yen, Euro, Canadian Dollar, Dollar
         Index), Metals (Gold, Silver and Copper); Grains (Corn, Wheat and Soybeans), Meats (Live Cattle, Live Hogs, Feeder Cattle), Soft Commodities (Coffee, Sugar, Cocoa, Orange Juice, Cotton, Lumber) and Energies (Crude Oil, Unleaded Gasoline, Heating Oil, Natural Gas);

         Foreign Futures Markets: European stock indices (FTSE, DAX, MIB, CAC) and European fixed income futures (Bonds and notes in Britain, Germany, Italy and France) and Canadian fixed income futures (Canadian Government Bonds).

Programs No Longer Offered by Hanseatic

1. The Hanseatic Discretionary III Program

The Hanseatic Discretionary III Program was a trading program identical to the Hanseatic Discretionary Program, but traded at approximately half the leverage. The program is no longer offered.

2. The Global Program

The Hanseatic Global Program was identical to the Hanseatic Discretionary Program, trading at approximately half the leverage, but taking a static, allocation-by-sector approach to trading futures. The program is no longer offered.

3. The Spyder Program

The Spyder Program was designed for the investor desiring equity exposure through indexation via SPDR shares traded on the American Stock Exchange, then dynamically hedged with S&P 500 futures. The program is no longer offered.

4. The S&P 500 Futures Trading Program The S&P 500 Futures Trading Program traded only the S&P 500 futures contract. The program is no longer offered.

5. The US Treasury Bond Trading Program

The US Treasury Bond Trading Program traded only the US Treasury Bond futures contract. The program is no longer offered.

6. The Hanseatic Commodities Program

The Hanseatic Commodities Program traded a wide variety of futures, domestic and foreign. The program is no longer offered.

7. The International Bond Trading Program

The International Bond Trading Program traded a basket of non-US bond futures. Hanseatic began trading this program in June 1996 with capital offshore. The program is no longer offered.

8. The S&P-MidCap Arbitrage Program

The S&P-MidCap Arbitrage Program traded the S&P 500 futures contract against the S&P 400 futures contract in a market neutral strategy. The program is no longer offered.

                                FEES AND EXPENSES

The pool has incurred and will incur fees and expenses as follows:


Organization and Offering Expenses                Paid by the CPO(state blue sky
                                                  registration    fees   through
                                                  November 30, 2002)

Trading Advisor Net Assets Fees                   2% per annum, billed  monthly:

FCM Brokerage and CPO Trail Commission Fees       5.8% per annum, billed monthly
                                                  comprised of:

    o    Commissions to clearing broker(s)        approximately  1.8% per annum.
                                                  The commission to the clearing
                                                  broker(s)  is paid  when  each
                                                  transaction  is  executed  and
                                                  cleared (any excess to be paid
                                                  by CPO and any  savings  spent
                                                  by CPO)

    o    Selling Agents "Trail" Commissions       4% per annum.  Paid to selling
                                                  agent who continues to service
                                                  members'   investment  in  the
                                                  pool,   including   the   CPO.
                                                  Selling   agents,   which  may
                                                  include the CPO,  will receive
                                                  4%  trail commissions.

Incentive Fees                                    20% of profits, calculated and
                                                  billed quarterly (half paid to
                                                  trading  advisor  and  half to
                                                  CPO)

Ongoing General Operating Expenses                Not  to  exceed  1.0%  of  the
                                                  pool's  average  annual  month
                                                  ending  net asset  value  (any
                                                  excess to be paid by CPO)

This is all the compensation, fees, profits or other benefits (including reimbursement of out-of-pocket expenses) which the CPO, CTA, the selling agents, and their affiliates may receive or earn in connection with this offering and the ongoing operation of the pool.

Break-Even Analysis for the Pool

The following table shows the calculation of the break-even point of an investment in the pool. The break-even point is the trading profit that the pool must realize in the first year of a participant's investment to equal all fees and expenses such that the participant will recoup its initial investment (without redemption fee).

In the table, the break-even point is expressed as a dollar amount and as a percentage of the minimum unit of initial investment, $10,000. Calculations assume redemption of the initial investment at the end of the first year of investment.

For purposes of calculating the break-even point, we use the following:

o Fees that cannot exceed the annual average net asset value, such as operating expenses:

o The annual average net asset value is the sum of all month-ending net asset value totals, for each month of the calendar year, divided by 12.

o    Estimated fee shown in breakdown analysis:

o The net asset value used to calculate these fees is simply the month-ending net asset value.

Calculation of "Break-Even Point"

Selling Price Per Unit                                                  $10,000

To Clearing Firm(s) for commission                                          180
To CPO                                                                        0
To Trading Advisor (net assets fee)                                         200
To Selling Agents, trail commissions (including CPO)                        400
Annual Operating Expenses Of The Pool (maximum of 1%)                       100
Less: Interest (asssumed) earned by the pool                               (200)

"Break-Even Point"-Amount of Trading Income Required
for the Pool's net Asset Value per Unit at the End of One Year              680

Percentage of Initial Selling Price Per Unit                              6.80%
---------- -- ------- ------- ----- --- ----                              -----

NOTE: The CPO will receive compensation only to the extent that incentive fees are paid and to the extent that the 4% of the net assets paid to selling agents as trail commissions performing ongoing services to members are paid to it. Also, the CPO as a member of the pool shares in the profits and losses to the extent of its ownership of membership units.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Hanseatic Discretionary Pool, L.L.C. (the "Company"), is a limited liability company organized under the laws of the state of New York in September 1998. In July 2000, the state of organization of the pool was moved to Oklahoma. The pool is operated by a commodity pool operator, a member of the National Futures Association and registered with the Commodity Futures Trading Commission. As such, the pool may use funds that are combined for the purpose of trading futures and commodity option contracts.

General Statement: Factors that may affect future results

With the exception of historical information, the matters discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations contain forward looking statements under the 1995 Private Securities Litigation Reform Act that involve various risks and uncertainties. Typically, these statements are indicated by words such as "anticipates", "expects", "believes", "plans", "could", and similar words and phrases. Factors that could cause the company's actual results to differ materially from management's projections, forecasts, estimates and expectations include but are not limited to the following:

o    Unexpected global economic changes.

o The imposition of new restrictions or regulations by government agencies that affect the Company's trading activities.

To the extent possible, the following discussion will highlight the trading activities of the Company. The amounts discussed have been rounded to the nearest thousandth.

The Company maintains cash deposits in its account at its futures commission merchant to fulfill its margin requirements. The amount of margin funds required will fluctuate, depending on the number of contracts, and their market prices, open in the Company account at any given time. Generally, the funds segregated to satisfy the Company's margin requirements approximate 25% of its assets.

Results of Operations

For the Year Ended December 31, 2002

During 2002, the Fund's gross trading revenues were a loss of $3,826 compared to a loss of $746,479 for fiscal year 2001. At certain times, market conditions prove to be more favorable for Hanseatic's trading models than at other times.

Although market conditions remained difficult for Hanseatic's trading models during 2002, a gross trading profit was nevertheless realized. During 2001, market conditions were less favorable (as they relate to Hanseatic's trading models) and thus the Fund realized trading losses.

Income from operations in 2002, after deducting net asset fees, commissions, and incentive fees was a loss of $182,673. The net Income from operations for 2001 was a loss of $896,335.

The following is an explanation of the types of fees the Fund paid in fiscal years 2000 and 2001:

Net Asset Fee: During 2002, the Fund's Commodity Trading Advisor charged a monthly net asset fee of .16667% of the Fund's net asset value for the administration of trading for the Fund. During 2002 these fees totaled $181,240. During 2001, net asset fees totaled $235,235

The reason for the decrease in the net asset fees from fiscal year 2001 to fiscal year 2002 was the decrease in the net asset value of the Fund. The lower the total net asset value of the Fund, the lower the total net asset fees will be.

Interest Income: During 2002, the Fund's interest income totaled $31,932. During the first three months of 2001, Fund's manager was paid all of the interest income earned on Fund assets. The manager received this fee as compensation for its administration of the Fund's affairs and as reimbursement for the manager's payment of all Fund operating expenses (such as rent, phones, postage, legal and professional fees, etc). During the first three months of 2001, these fees totaled $69,090. Commencing in April 2001, interest income earned on Fund assets have inured to the benefit of the Fund. Interest income for the last nine months of 2001 totaled $104,664.

On a proportionate basis, there was a decrease in the amount of interest Income received from fiscal year 2001 to fiscal year 2002. There were two reasons for this decrease: 1) the net asset value of the Fund decreased. Since the Fund's net asset value decreased between the years, there were fewer assets available upon which to earn interest, 2) interest rates paid on assets declined. The period 2001 to 2002 was marked by a sustained decline in interest rates. The decline in interest rates led to a sustained decline in interest income.

After adding other commission rebates (if any) and a loss recognized on converting funds used to margin contracts traded in foreign currency back to U.S. base currency, the Fund experienced net loss in fiscal year 2002 of $182,673. For fiscal year 2001, the Fund realized a net loss of $896,335. On a per unit basis, the Fund lost $6.97 per unit in fiscal year 2002 as compared to a profit of $21.83 per unit in fiscal year 2001.

Comparing fiscal year 2002 to fiscal year 2001, the Fund realized a decrease in the size of its loss from operations. This decrease is largely attributed to the Fund's realizing a significantly smaller loss in gross trading profits during 2002, as compared to the fund realizing larger gross trading losses during fiscal year 2001.

For the Quarter Ended June 30, 2003

During the second quarter of 2003, the Fund's gross trading revenues were a gain of $31,106 compared to a loss of $19,746 for the same period in 2002. At certain times, market conditions prove to be more favorable for Hanseatic's trading models than at other times. Although market conditions remained difficult for Hanseatic's trading models during the second quarter of 2003, a gross trading profit was nevertheless realized. During the second quarter of 2002, market conditions were less favorable (as they relate to Hanseatic's trading models) and thus the Fund realized trading losses.

Income from operations in the second quarter of 2003, after deducting net asset fees, commissions, and incentive fees was a loss of $17,294. The net Income from operations for the second quarter of 2002 was a loss of $79,474.

The following is an explanation of the types of fees the Fund paid in second quarters of 2003 and 2002:

Net Asset Fee: During the second quarter of 2003, the Fund's Commodity Trading Advisor charged a monthly net asset fee of .16667% of the Fund's net asset value for the administration of trading for the Fund. During the second quarter of 2003, these fees totaled $ 11,054. During the second quarter of 2002, net asset fees totaled $13,200

The reason for the decrease in the net asset fees from the second quarter of 2003 to the second quarter of 2002 was the decrease in the net asset value of the Fund. The lower the total net asset value of the Fund, the lower the total net asset fees will be.

Interest Income: During the second quarter of 2003, the Fund's interest income totaled $2,128. During the second quarter of 2002, the Fund's interest income totaled $6,469.

On a proportionate basis, there was a decrease in the amount of interest Income received from the second quarter of 2003 to the second quarter of 2002. There were two reasons for this decrease: 1) the net asset value of the Fund decreased. Since the Fund's net asset value decreased between the years, there were fewer assets available upon which to earn interest, 2) interest rates paid on assets declined. The period between the second quarter of 2003 and the second quarter of 2002 was marked by a sustained decline in interest rates. The decline in interest rates led to a sustained decline in interest income.

After adding other commission rebates (if any) and a loss recognized on converting funds used to margin contracts traded in foreign currency back to U.S. base currency, the Fund experienced net loss in the second quarter of 2003 of $14,617. This compares with a loss of $71,657 for the second quarter of 2002. On a per unit basis, the Fund lost $ 0.60 per unit in the second quarter of 2003 as compared to a loss of $2.83 per unit in the second quarter of 2002.

Comparing the second quarter of 2003 to the second quarter of 2002, the Fund realized a decrease in the size of its loss from operations. This decrease is largely attributed to the Fund's realizing a significantly smaller loss in gross trading profits during the second quarter of 2003, as compared to the fund realizing larger gross trading losses during the second quarter of 2002.

Liquidity and Capital Resources

Liquidity

Although there is and will be no public trading market for the units, a member may redeem units in the Fund as of any month-end as described in the Fund's operating agreement, a copy of which is attached to the prospectus and provided to members.

Year Ended December 31, 2002. At December 31, 2002 total member equity was $2,820,767 compared to $3,986,966 at December 31, 2001, a decrease of 34.6%. The decrease was due to the net of subscriptions and redemptions during the year. During 2002, 3,975.81015976068 units were issued for proceeds of $418,203. The Fund redeemed 14,281.09641759 units for $1,617,210. In addition, the net loss from trading and operations was $182,673.

Cash on hand was $196,596 at December 31, 2002 as compared with $237,750 at December 31, 2001. During the year ended December 31, 2002, the Fund received net redemptions over subscriptions of approximately $1,199,007.00. Approximately $3,826 in losses were generated from trading in fiscal yare 2002. The Fund withdrew approximately $1,325,804 with the clearing FCM during fiscal year 2002.

The Fund projects no significant capital expenditures during 2003.

Quarter Ended June 30, 2003. At June 30, 2003 total member equity was $2,060,530 compared to $2,605,286 at June 30, 2002, a decrease of 20.91%. The decrease in total member equity can be attributed to two factors:

1. The net of amount of redemptions exceeded the amount of subscriptions during the year between the two periods. As of June 30, 2002, the Fund had 23,906.51092006 units outstanding. As of June 30, 2003, the number of units outstanding had dropped to 20,754.23769640250. The drop in outstanding units was largely the result of an increase in the amount of member redemptions. While there were some new member subscriptions during the 12 month period (a total of 4,196.9221751119 new units were purchased for a total of $434,265 in new subscription revenue), the total redemptions for the 12 month period (a total of (6,472.08684462464) were redeemed for a total net redemption outflow of $749,590 greatly exceeded the new subscriptions.

         The situation encountered by the Fund during the 12 month period, namely an increase in redemptions as compared to subscriptions, can occur in any commodity pool when the fund encounters a period of negative or flat performance. Such was the case during the 12 month period when our fund encountered a period of flat/negative performance. Although every effort is made to educate members regarding the long-term nature of an investment in the Fund, it is not unusual for members to become anxious during periods of negative performance. This anxiety often leads to member redemptions, as it did during the time between June 30, 2002 and June 30, 2003.

2. The Fund sustained losses from trading and operations during the year between the two quarters. From July 1, 2002 to June 30, 2003, the Fund experienced total losses from trading and operations of $138,928. This loss, combined with the net redemptions during the period, accounted for the reduction in the Fund's net asset value.

The cash balance at June 30, 2003 was $99,346, compared with $196,596 at June 30, 2002. The Fund withdrew approximately $519,369 from the clearing FCM during the first six-month period of 2003.

With respect to the Fund's trading, in general, the CTA will endeavor to trade only commodities that have sufficient liquidity to enable it to enter and close out positions without causing major price movements. Notwithstanding the foregoing, most United States commodity exchanges limit the amount by which certain commodities may move during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits". Under such regulations, no trades may be executed on any given day at prices beyond the daily limits. The price of a futures contract has occasionally moved the daily limit for several consecutive days, with little or no trading, thereby effectively preventing a party from liquidating its position. While the occurrence of such an event may reduce or effectively eliminate the liquidity of a particular market, it will not limit ultimate losses and may in fact substantially increase losses because of the inability to liquidate unfavorable positions. In addition, if there is little or no trading in a particular futures or forward contract that the Fund is trading, whether such illiquidity is caused by any of the above reasons or otherwise, the Fund may be unable to execute trades at favorable prices and/or may be unable or unwilling to liquidate its position prior to its expiration date, thereby requiring the Fund to make or take delivery of the underlying interest of the commodity.

Foreign Contract Trading & Risk Exposure

During 2002, the Fund was involved in the trading of futures contracts on certain foreign contract markets. The foreign contract markets on which the Fund has executed trades are as follows:

1.       Milan Stock Exchange - Italy
2.       MATIF - France
3.       MEFF - Spain
4.       London Futures Exchange - Great Britain
5.       Montreal Exchange - Canada

When trades have been executed on any of the foreign exchanges above, the maximum amount of capital for which the Fund has had credit exposure has been no more than 2% to 3% of the Fund's Net Asset Value per open position. For example, although the Fund might execute three different trades in the same market the total open positions will represent no more than 2% to 3% credit exposure.

When trades are executed on the foreign contract exchanges, the actual counter-party to the trade is the "clearing organization" associated with each exchange. When the Fund executes trades in these foreign markets, the Fund's funds are placed either with the Fund's clearing broker or with the applicable exchange clearing organization. However, even though the foreign exchange clearing organization does handle some of the Fund's funds during the clearing process, HSBC (the Fund's clearing broker) guarantees these funds against any loss due to the failure of the exchange.

Settlement procedures on the foreign contract exchanges are as follows: After the close of business on the day in which a trade is executed on a foreign exchange, money is either sent by the Fund's clearing broker to the foreign exchanges clearing corporation or it is received from that clearing corporation. For example, if the trade has an open loss at the close of business, the Fund's clearing broker sends money (in an amount equal to that loss) from the Fund's trading account to the exchange clearing corporation. If the trade has an open profit at the close of business, the foreign exchanges clearing corporation sends funds to the Fund's clearing broker and those funds are deposited into the Fund's trading account. The settlement in all foreign futures contract exchanges is done on a daily basis.

Monitoring and Minimization of Risk

Since the Fund executes trades on foreign exchange markets, the manager has established procedures to monitor and minimize the market and credit risks that may be involved with this type of trading. These procedures include:

a. Each day, the manager of the Fund receives an "equity" statement, defining all trading that has taken place in the Fund's trading account as well as the open positions being held, the margin requirements to hold open positions and the net value of the account, marked to the market. Upon receipt of the daily equity statement, the manager closely examines the information to determine the amount of Fund capital that is exposed to risk on foreign exchanges and if that amount of risk is excessive. In general, Pool Management Services seeks to contain the risk exposure in any one open position to no more than 2% to 3% of the Fund's net asset value. For all foreign contract markets as a total, the manager seeks to contain the total risk exposure for all trades on all foreign contract markets to no more than 10% to 15%. Should the manager determine that the exposure to risk in any single open position in a foreign contract or that the total risk exposure for all foreign contract markets (in total) is too great, the manager will contact the CTA and discuss its concerns. If it deems it necessary, the manager has the authority to instruct the CTA to close out foreign contract positions and thus reduce the Fund's risk exposure.

b. The manager of the Fund regularly confers with Hanseatic Corporation (the Trading Advisor or "CTA"), discussing the types of foreign contracts the CTA is trading on behalf of the Fund and the relative liquidity available and potential credit risks in those markets. The manager ascertains the CTA's opinion of the Fund's ability to effectively transact its business in the markets. By-and-large, the CTA is the party that places and manages order execution for the Fund. Thus, the manager of the Fund relies heavily on the opinion and advice of the CTA regarding the viability of trading in any particular foreign contract instrument. Should the Fund's manager believe that trading in a particular contract market is not viable or that it presents to great a risk for the Fund, the manager may instruct the CTA not to trade for the Fund in that foreign contract market.

c. Periodically, the manager consults with the Fund's clearing firm who are charged with the task of executing the Fund's trades. During these consultations, the manager seeks to determine if the order execution staff deems it viable to trade in certain foreign contract markets. Factors that may influence this decision include the volume of contracts being executed each day in the contract market and the number of contracts that can be effectively transacted in the contract market without adversely impacting market prices. As with the opinion of the CTA, the manager also relies heavily on the opinion of the clearing firm's order execution staff. Should the order execution staff believe it is not viable to trade in a particular contract market or that trading on a foreign contract market may create too much of a credit risk for the Fund, the manager will: 1) discuss this opinion with the CTA, and 2) Should the manager determine that the contract market is not viable or that trading on the foreign exchange creates to much risk for the Fund, the manager may, in its discretion, instruct the CTA not to execute trades for the Fund in such markets.

Safe Harbor Statement

The discussions above and elsewhere in this prospectus contain certain "forward-looking statements" (as such term is defined in Section 21E of the Securities Exchange Act of 1934) that are based on the beliefs of the pool and its manager, as well as assumptions made by, and information currently available to, the pool. Words such as "expects," "anticipates" and similar expressions have been used to identify "forward-looking statements" but are not the exclusive means of identifying such statements. A number of important factors could cause the pool's actual results, performance or achievements expressed in, or implied by, such forward-looking statements. These factors include, without limitation, the factors described above and elsewhere in this prospectus.

                          PAST PERFORMANCE INFORMATION

PAST  RESULTS  ARE  NOT   NECESSARILY   INDICATIVE  OF  FUTURE  RESULTS  AND  NO
REPRESENTATION IS MADE THAT INVESTORS WILL OR ARE LIKELY TO ACHIEVE RESULTS SIMILAR TO THOSE SHOWN IN ANY OF THE TABLES IN THIS PROSPECTUS.

About The Performance Tables

The following presents the performance summary of the pool. Other trading of the CTA and other trading of the pool's manager and its principals for the past five years is presented on pages 38 to 50. As you review the performance tables, please keep in mind the following definitions:

o Drawdown means the worst losses experienced by the pool over a specific period;

o Worst peak-to-valley drawdown is the greatest cumulative percentage decline in month end net asset value due to the worst losses sustained by the pool during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month-end net asset value; and

o Rate of Return = Net Performance / Beginning Equity, time-weighted for monthly additions and withdrawals. Total Rate of Return represents monthly rates of returns computed on a compounded monthly basis.

o Please note that interest income constituted only a small portion of the income to the pool. It is possible, although not likely, that interest income could generate an overall income profit for a program or a pool where unrealized losses from futures, forward or options would have otherwise given the program or pool a loss.

                      Hanseatic Discretionary Pool, L.L.C.

The following table shows the past performance of our pool, computed on a compounded monthly basis, since inception of trading in December, 1998 and year to date. The aggregate gross capital subscriptions to the pool prior to this offering are $7,913,275.03. Pool Management Services, Inc. has operated both as a commodity pool operator and, at times, a commodity trading advisor.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
   2003       Rate of    2002    Rate of      2001    Rate of       2000     Rate of       1999     Rate of      1998     Rate of
              Return              Return                Return                 Return                Return               Return
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Jan       -3.22%      Jan     -3.04%      Jan       10.49%       Jan       4.92%       Jan       7.27%       Jan        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Feb        0.09%      Feb      2.58%      Feb       0.87%        Feb       18.75%      Feb       -4.56%      Feb        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Mar       -1.08%      Mar     -1.71%      Mar       1.97%        Mar       47.77%      Mar       -0.74%      Mar        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Apr       -0.99%      Apr     -4.75%      Apr       -9.09%       Apr       52.11%      Apr       -8.75%      Apr        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    May        0.51%      May     -2.33%      May       2.10%        May       1.28%       May      -15.00%      May        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
   June       -0.12%     June      5.33%      June      5.20%       June       -4.43%      Jun       19.43%      June       --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
   July       -0.54%     July     -0.56%      July     -10.36%      July       9.60%       July     -15.27%      July       --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Aug         --        Aug     5.15%       Aug       -8.40%       Aug       3.26%       Aug       -3.54%      Aug        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Sep         --        Sep     -0.35%      Sep       5.05%        Sep      -12.61%      Sep      -12.42%      Sep        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Oct         --        Oct     -0.44%      Oct       -0.57%       Oct       4.31%       Oct       -5.72%      Oct        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Nov         --        Nov     -0.09%      Nov       -4.15%       Nov       15.50%      Nov       -1.40%      Nov        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Dec         --        Dec     -4.18%      Dec       -0.75%       Dec       10.84%      Dec       6.61%       Dec       2.56%
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    YTD       -5.29%    Annual    -4.86%     Annual     13.64%     Annual     258.02%     Annual    -33.25%     Annual     2.56%
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------

Table Summary

Type of Commodity Pool                       Private prior to November 30, 2001-
                                             Public thereafter
Commodity Trading Advisor                    Hanseatic Corporation
Commencement of pool trading                 Dec 1998
Aggregate Gross Capital Subscriptions        $7,913,275
Current Net Asset Value                      $1,725,738
Largest monthly draw-down                    July 1999   -15.27%
Worst peak-to-valley draw-down               Feb 1999 to Nov 1999   -41.63%

                          FUTURES COMMISSION MERCHANTS
HSBC Securities (USA), Inc. ("HSBC") currently acts as the futures commission merchant on behalf of the pool. HSBC carries the pool's trading accounts and margin deposits, executes trades for the account on orders given by the CTA, and maintains records for the accounts. For these services, its receives the FCM brokerage fees described in "Summary of Offering - Fees Charged".

Neither HSBC, nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

HSBC Securities (USA), Inc. is a futures commission merchant and clearing member of the Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange and COMEX. It is a wholly owned subsidiary of HSBC Markets, which ultimately is owned by HSBC Holdings Ltd. (the Hong Kong & Shanghai Banking Corp.).

                               INTRODUCING BROKERS

The pool may use, but is not required to use, the services of domestic or foreign introducing brokers to introduce its trading accounts to an exchange member clearing firm. Currently, we do not intend to use the services of an introducing broker.

                                   LITIGATION

No administrative, civil, or criminal proceedings have been commenced or were pending or were concluded in the last five years against Pool Management Services, Inc. or against its principals or any affiliated entities.

No administrative, civil, or criminal proceedings have been commenced or were pending or were concluded in the last five years against Hanseatic Corporation (trading advisor) or against its principals.

No administrative, civil, or criminal proceedings have been commenced or were pending or were concluded in the last five years against HSBC Securities (USA), Inc. or against its principals.

                            TRANSFERS AND REDEMPTIONS

Pool Management Services will administer all transfers and redemptions. There will be no public market for our units, and broker-dealers will not be asked to assist in any transfers or redemptions of our units.

Restrictions on Transfer

The Operating Agreement specifies how you may make a valid transfer of all or part of your interest. The transfer may not terminate the pool for federal income tax purposes, and it must satisfy applicable securities laws. A transferor may be required to furnish a satisfactory opinion of counsel. You must obtain the consent of the manager for all transfers. Consent may be withheld for any reason.

Redemptions

You may redeem any part or all of your interest in the pool on written notice on or before the close of business one day before the last business day of any calendar month. Notice of redemption must be provided by holders of units one day before the close of business on the last business day of the current month. If not, the date of redemption for such unit or units may be, in the CPO's discretion, the close of business on the last business day of the immediately following month. The amount you will receive on redemption is the net asset value per unit. If you become a member of the pool as a result of this offering and you redeem units prior to six full months since the date of purchase, you will be charged an administrative fee of 4%, and 3% if you redeem after six but prior to twelve full months. After twelve months no administrative charge will be charged for redemptions. In its discretion, the manager may waive any part or all of the early-redemption fee.

The pool will honor all requests for redemption in the proper form. The pool will liquidate its commodity positions to the extent necessary to make redemptions. The right to redeem is contingent upon the pool having enough assets to discharge its liabilities on the date of redemption. Payments will be made as soon as practicable after the date of redemption. Under special circumstances such as the inability to liquidate commodity positions, the pool may delay payments to persons requesting redemption. Further, the pool may limit the amount any person may redeem for no more than five percent of all units if greater redemptions would impair the pool's ability to meet its objectives.

The pool also provides for a mandatory special redemption date if the net asset value per unit declines to 62.5% or less than the net asset value per unit on the date trading began in 1998. In the event of such a decrease, the pool will suspend all trading and liquidate all open positions in an orderly manner. There are no assurances that the pool's open positions could be liquidated in a timely manner or without substantial additional losses.

     SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF INVESTING IN THE POOL

The following is a summary of some of the federal income tax consequences to investors resulting from an investment in the pool based upon the Internal Revenue Code of 1986, as amended (the "Code"). An expanded tax discussion is contained in the Statement of Additional Information bound together with this Part One as part of this prospectus. Complete discussion of state and local tax aspects of an investment in the pool is beyond the scope of this section. The pool has received an opinion of its tax counsel, stating that disclosures herein correctly describe the material federal tax consequences and that the disclosures herein constitute counsel's opinions. See the Additional Tax Considerations sections starting on page 43.

PARTNERSHIP STATUS. The pool will be treated as a "partnership" for federal income tax purposes. Therefore, each member of the pool must take into account his/her/its distributive share of all items of income, gain, loss or deduction for the taxable year of the pool, even if the pool does not make any distributions to the member during the taxable year. The characterization of an item of profit and loss will usually be determined at the pool level. The pool will not be taxed as a "publicly traded partnership."

EFFECT OF ALLOCATIONS. The allocations made under the Hanseatic Discretionary Pool, L.L.C. Operating Agreement or Operating Agreement generally determine a member's distributive share of all items of pool income gain, loss or deduction for federal income tax purposes, unless such items as so allocated do not have "substantial economic effect" or are not in accordance with the members' interests in the pool. Under the Operating Agreement, allocations are generally made in proportion to members' capital accounts and therefore have "substantial economic effect." However, the allocations required by the Operating Agreement in connection with the management and incentive allocations, redemptions or purchases of units generally will not be in proportion to capital accounts. Nonetheless, the manager believes such allocations are permitted for tax purposes, and the income tax regulations seem to support that belief. If such allocations are not permitted, each member's distributive share of the items that are the subject of the allocations would be redetermined based upon his interest in the pool. Any redetermination might result in a larger share of pool income being allocated (solely for tax purposes) to members who did not redeem or purchase units during a given taxable year than was allocated to them pursuant to the Operating Agreement.

SHARE OF LOSSES. The amount of any pool loss (including capital loss) that a member is entitled to include in his personal income tax return is limited to his tax basis for his interest in the pool as of the end of the pool's taxable year in which such loss occurred. Generally, a member's adjusted tax basis for his interest in the pool is (A) the amount paid for such interest, (B) reduced (but not below zero) by his share of any pool distributions, losses and expenses, and (C) increased by his share of the pool's income, including gain.

THE "MARK-TO-MARKET" SYSTEM. The "mark-to-market" system of taxation will apply to most, if not all, futures contracts, forward contracts and options which the pool will trade. Under the mark-to-market system, any unrealized profit or loss on positions in contracts which are open at the end of the pool's taxable year will be treated as if such profit or loss had been realized for tax purposes. If an open position on which profit has been recognized by the end of a taxable year declines in value after year-end and before the position is in fact offset, a loss is recognized for tax purposes. The converse is the case with an open position on which a marked-to-market loss was recognized for tax purposes as of the end of a taxable year but which subsequently increases in value prior to being offset. In general, gain or loss with respect to contracts marked to market is treated as short-term capital gain or loss as to 40% and long-term capital gain or loss as to 60%.

CASH FROM DISTRIBUTIONS OR PARTIAL REDEMPTIONS. A member's receipt of cash from the pool as a distribution or in redemption of less than all of his interest generally does not result in taxable income to that member. Rather, such distribution reduces (but not below zero) the total tax basis of all of the units held by the member after the distribution or redemption. Any cash distribution in excess of a member's adjusted tax basis for his interest in the pool is treated as gain from the sale or exchange of his interest. Because a member's tax basis in his units is not increased on account of his distributive share of the pool's income until the end of the pool's taxable year, distributions during the taxable year could result in taxable gain to a member. This is true even if no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of the pool's income allocable to a member at the end of the pool's taxable year would also be includable in the member's taxable income and would increase his tax basis in his remaining interest in the pool as of the end of such taxable year.

CASH FROM TOTAL REDEMPTION. Redemption for cash of a member's entire interest in the pool will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference between the amount of the cash distribution and the member's adjusted tax basis for his interest. A member's adjusted tax basis for his interest in the pool includes for this purpose his distributive share of the pool's income or loss for the year of redemption.

STATE AND LOCAL TAXES. In addition to the federal income tax consequences described above, the pool and the members may be subject to various state and local taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable on an investment in the pool. State and local authorities may require a member to include the member's distributive share of the profits when determining reportable income. State and local taxation of gains and losses from certain of the pool's activities may be inconsistent with the treatment of such gains and losses for federal income tax purposes.

                                ----------------

Unless otherwise indicated, the statements regarding the federal income tax consequences to the members of an investment in the pool are based upon the provisions of the Code currently in effect and existing administrative and judicial interpretations. Administrative, judicial or legislative changes may occur that would make the tax discussion incorrect or incomplete.

The above summary and the expanded additional tax discussion starting on page 46 are not intended as a substitute for careful tax planning, particularly since certain of the income tax consequences of an investment in the pool may not be the same for all taxpayers.

PROSPECTIVE INVESTORS IN THE POOL ARE URGED TO CONSULT THEIR TAX ADVISORS FOR INFORMATION ON THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND APPLICABLE STATE AND LOCAL LAWS BEFORE SUBSCRIBING FOR UNITS.

Securities Ownership

The following table provides information as of July 31, 2003, and as adjusted to give effect on the sale of all 100,000 units of membership interests in this offering, concerning the beneficial ownership of our interests by each principal of our manager; each person known by us to be the beneficial owner of at least 5% of our interests, and our manager and its principals as a group. At the commencement of the offering on November 30, 2001, the total number of units outstanding was 36,383.1602827351. At July 31, 2003, the total number of units outstanding was 17,477.31741993.

------------------------------------------ -------------------------------------
                                                   PERCENTAGE OF INTERESTS
------------------------------------------ ------------------- -----------------
Name and Address of Beneficial Owner        Prior to Offering   After Offering
------------------------------------------ ------------------- -----------------
Pool Management Services, Inc.*                   2.38%              0.31%
------------------------------------------ ------------------- -----------------
Simcha Bluth*                                     0.00%              0.00%
------------------------------------------ ------------------- -----------------
Randall Shell*                                    0.00%              0.00%
------------------------------------------ ------------------- -----------------
French & French Defined Benefits Plan*           12.02%              1.54%
------------------------------------------ ------------------- -----------------
Kevin M. Stevens & Brian D. Stevens*             10.70%              1.37%
------------------------------------------ ------------------- -----------------
Charles  R.  Stocks and Emile G. Gonzales         8.16%              1.05%
------------------------------------------ ------------------- -----------------
Michael D. Stone*                                 5.66%              1.04%
------------------------------------------ ------------------- -----------------
Manager and Principals as a Group                 2.38%              0.31%
------------------------------------------ ------------------- -----------------
c/o Hanseatic Discretionary Pool, L.L.C., 9925 South Pennsylvania, Suite 110, Oklahoma City, OK 73159.

Plan of Distribution

         The units will be offered through selling agents who are members of the National Association of Securities Dealers ("NASD") pursuant to a selling agreement between the manager and the selling agents. The compensation to the selling agents, 4% of the offering price paid, will depend on the agreements reached and will be paid by the manager, not the pool. The pool has a selling agent agreement with Refco Securities, LLC ("Refco"). Refco intends to use its best efforts to offer the units in those states where the units are registered for offering. Refco is registered with the SEC as a broker/dealer and is licensed in all 50 of the United States. Refco is also an NASD member firm. HSBC Securities (USA), Inc., currently our principal futures commission merchant, will not be participating in the sale of our units.

         Selling agents that are registered or exempt from registration under the Commodity Exchange Act may also be entitled to receive a trail commission based on the net asset value of the units sold by such selling agents for continuing services to be provided to the purchasers of the units.

The pool is offering up to 100,000 units for sale under this prospectus. However, after all 100,000 units have been sold, the manager may, in its discretion, subsequently register additional units and increase the number of units to 500,000 and make additional public or private offerings of units. The offering prices shall in no event be less than the average net asset value per unit at the time of sale. The manager and not the pool has borne all expenses related to the initial preparation and effectiveness of this prospectus. Expenses related to this updated and additional offering will be borne by the pool. If a selling agent (such as Refco) is involved in a subscriber's purchase of units, the manager and not the subscriber will pay 4% selling commission. No wholesaling fees will be paid in connection with the distribution of our units. No bonuses or sales incentives (other than the 4% selling commission) will be paid to selling agents in connection with the distribution of our units. No investor will have any preemptive, preferential or other rights with respect to the issuance or sale of any additional units.

The manager may reject any subscription in whole or in part for any reason. All subscriptions are irrevocable.

How You Can Invest

You must invest a minimum of $10,000. Some states' securities laws impose higher minimums.

In order to purchase units, you must:

o complete and execute the subscription agreement found in the separate subscription documents, and the attached power of attorney; and

o deliver or mail the subscription agreement, the power of attorney forms and either a check made payable to Hanseatic Discretionary Pool, L.L.C. or a wire transfer (wire instructions below) for the full purchase price of the units subscribed to Pool Managements Services, Inc., 9925 S. Pennsylvania, Suite 110, Oklahoma City, OK 73159.

     Wire funds using the following instructions:

     Bank One, Oklahoma City, OK

     ABA # 103000648
     Acct. # 626758601
     FBO: Hanseatic Discretionary Pool, L.L.C.

Legal Matters

Wolin & Rosen, Ltd., of Chicago, Illinois will pass upon the legality of the units offered by means of this prospectus. Wolin & Rosen, Ltd., has also rendered its opinion as to the federal tax treatment of the pool.

Experts

The financial statements of Hanseatic Discretionary Pool, L.L.C. for the two years ended December 31, 2003 and 2002, are included here in reliance upon the reports of Brian Donahue, C.P.A., independent certified public accountant, and upon the authority of Brian Donahue as an expert in accounting and auditing.

Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the units of membership interests to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the units of membership interests to be sold in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete,, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

You may read and copy all or any portion of the registration statement or any other information, which we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's website, www.sec.gov.

As a result of this offering, we are subject to the information and reporting requirements of the Securities Exchange Act and, in accordance with that Act, we file periodic reports, proxy and information statements, and other information with the Securities and Exchange Commission.

                 PART TWO -- STATEMENT OF ADDITIONAL INFORMATION

   This Prospectus/Disclosure Document is in two parts: A Disclosure Document and a Statement of Additional Information. These parts are bound together and both contain important information. They will not be distributed separately under any circumstances.

                   GENERAL DISCUSSION OF THE COMMODITY MARKETS

The following general description of commodity trading does not purport to be a complete explanation of the commodity markets or commodity regulation. Because commodity trading is a rapidly developing economic activity, a potential investor should consult with independent qualified sources of investment advice before determining to purchase units.

Introduction. Commodity futures contracts generally are made on or through a commodity exchange and provide for future delivery of agricultural and industrial commodities, foreign currencies, U.S. Government securities and financial instruments as well as for cash settlement for certain contracts. Such contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely, a contract to make a delivery (sell) is referred to as a "short" contract. A long contract may generally be satisfied either by taking delivery of the commodity and paying the entire purchase price therefore or by offsetting the contractual obligation prior to delivery through the acquisition of a corresponding short contract on the same exchange. Likewise, a short contract may generally be satisfied either by making delivery of the commodity or by acquiring a corresponding long contract on the same exchange. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligations arising from the sale of one contract of December 2001 U.S. Treasury Bonds on the Chicago Board of Trade may be fulfilled before delivery of the commodity is required by the purchase of one contract of December 2001 Treasury Bonds on the same exchange. Commodity exchanges provide a clearing mechanism to facilitate the matching of offsetting trades. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position.

In addition, options on futures contracts are traded on commodity exchanges. An option on a futures contract gives the purchaser of the option the right (but not the obligation) to take a position at a specified price (the "striking", "strike" or "exercise" price) in the underlying futures contract. A "call" option gives the purchaser the right to take a long position in the underlying futures contract, and the purchaser of a "put" option acquires the right to take a short position in the underlying contract. The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price if the option is exercised. In the case of a call option, the seller must stand ready to take a short position in the underlying futures contract at the strike price if the option is exercised. A seller of a put option, on the other hand, stands ready to take a long position in the underlying futures contract at the strike price if the option is exercised.

A call option on a futures contract is said to be "in-the-money" if the strike price is below current market levels and "out-of-the-money" if the strike price is above current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. Some options, however, expire significantly in advance of such date. An option that is "out-of-the-money" and not offset by the time it expires becomes worthless. On certain exchanges, "in-the-money" options are automatically exercised on their expiration date, but on others, unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (the difference between the market price for the underlying futures contract and the strike price). As an option nears its expiration date, the market and intrinsic values typically move into parity. The difference between an option's intrinsic value and its market value is referred to as the "time value" of the option.

The use of interrelated options and futures positions can provide an additional means of risk management and permit a trader to retain a futures position in the hope of additional appreciation in that position, while at the same time allowing the trader to limit the possible adverse effects of a decline in the position's value through purchasing an option permitting the offsetting of such position at a pre-established price.

Hedgers and Speculators. Two broad classifications of persons who trade in commodity futures contracts are "hedgers" and "speculators." Hedgers use the futures markets for protection against certain risks of price variation and include commercial interests which market or process commodities as well as entities which manage other risks, such as risks relating to interest rate fluctuation. For example, a seller or processor is subject to the risk of market price fluctuations between the time he contracts to sell or process a commodity and the time he must perform on the contract. In such cases, at the time of the contract, he may simultaneously buy futures contracts for the necessary equivalent quantity of the commodity he needs or sell a futures contract for the equivalent commodity he intends to market at some later date.

For example, a financial institution may attempt to hedge against market risk with respect to its portfolio securities by engaging in transactions in financial futures or options on financial futures whose prices are anticipated to move in correlation with, but opposite to, the price of the portfolio securities being hedged. If successful, such hedging will protect against future adverse price changes in portfolio securities, and thereby conserve principal and "lock-in" a specific yield. Thus, the commodity markets enable the hedger to shift the risk or price fluctuations to the speculator. The usual objective of the hedger is to protect the profit which he expects to earn from his lending or investing operations, rather than to profit from his futures trading.

The speculator, like the hedger, generally expects neither to deliver nor receive the physical commodity. However, unlike the hedger, the speculator risks its capital with the hope of making profits from price fluctuations and differentials in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks which the hedger seeks to avoid.

Speculators rarely take delivery of the cash commodity but close out their futures positions by entering into offsetting purchases or sales of futures contracts. Since the speculator may take either a long or short position in commodity futures markets, it is possible for the speculator to make profits or incur losses regardless of the direction of price trends.

  TRADES MADE BY THE POOL WILL BE SPECULATIVE RATHER THAN FOR HEDGING PURPOSES

Prospective investors should note that there are always two parties to a commodity futures contract. If one party to such contract experiences a gain on the contract, the other party to such contract experiences an equal amount of loss. Thus, at most, only fifty percent of open futures contracts can experience gain at any one time, without reference to the commissions and other costs of trading which may reduce or eliminate such a gain.

Regulation. Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market Division) and the New York Mercantile Exchange, Inc. Among the principal foreign exchanges are the London Metals Exchange, Eurex (based in Frankfurt, Germany) and the London International Financial Futures and Options Exchange. In the trading of forward contracts on foreign currencies with banks, the banks act as principals and may cover their net long or short positions by trading with other banks in the interbank market. Congress has enacted legislation regulating commodity trading, commodity exchanges, individual brokers who are members of such exchanges, and market professionals and commodity brokerage houses engaged in commodity trading. The controlling legislation, known as the Commodity
Exchange Act, is generally designed to promote the orderly and systematic marketing of commodities and commodity futures contracts and to prevent fraud, speculative excess and price manipulation. The Commodity Futures Trading Commission Act of 1974 amended the Commodity Exchange Act by making numerous changes in the law relating to commodity futures contract trading and increasing the scope of governmental regulation thereof. Under the 1974 amendments to the Act, the CFTC is the governmental agency with responsibility for implementing the objectives of the Act and for the resulting commodity exchanges and commodity futures trading thereon.

In September 1981, the CFTC approved the application of NFA to become a registered futures association. NFA is a non-governmental, self-regulatory body for the futures industry. The objective of NFA is to implement a comprehensive regulatory program for the commodities industry, with special attention devoted to the uniform regulation of the retail activities of its members. NFA is generally responsible for the registration, on behalf of the CFTC, of futures commission merchants, floor brokers, introducing brokers, associated persons, commodity trading advisors and commodity pool operators. Pursuant to a provision of the Commodity Exchange Act permitting a registered futures association to require membership of CFTC registrants in one such association, the by-laws of NFA prohibit members of NFA from accepting futures orders from another person required to be registered by the CFTC (except a direct customer) unless such other person belongs to either NFA or another registered futures association. The pool's future commission merchants and the manager are members of NFA.

The Commodity Exchange Act provides that domestic commodity futures exchanges must be designated as "contract markets" by the CFTC. In addition, under the recently enacted Commodity Futures Modernization Act of 2000, new types of exchanges, electronic and otherwise, will be able to operate with limited or no regulatory oversight, although transactions on those exchanges will be subject to the anti-fraud provisions of the Commodity Exchange Act.

The Commodity Exchange Act is implemented by rules and regulations promulgated by the CFTC providing for, among other things: (i) the designation of contract markets; (ii) the monitoring of commodity exchange rules; (iii) speculative position limits; (iv) segregation of customers' funds; (v) minimum financial requirements; (vi) record-keeping and reporting requirements; and (vii) registration and periodic audits of commodity market professionals, including floor brokers, brokerage houses ("futures commission merchants"), introducing brokers, commodity trading advisors, commodity pool operators and their associated persons. In addition, the CFTC has administrative authority to: (i) hear and adjudicate customer complaints against all individuals and firms registered or subject to registration under the Act in "reparations proceedings"; (ii) seek injunctions and restraining orders; (iii) issue orders to cease and desist; (iv) initiate disciplinary proceedings; (v) revoke or suspend registrations; (vi) levy fines; and (vii) require exchange action in the event of market emergencies.

The Commodity Exchange Act makes unlawful any device, scheme or artifice to defraud any current or prospective client or participant in a commodity pool and prohibits any transaction, practice or course of business which operates as a fraud or deceit upon any current or prospective client or pool participant. The CFTC and NFA have extensive jurisdiction to regulate commodity trading advisors and commodity pool operators and have adopted a comprehensive scheme for the regulation of their activities. In accordance with the Commodity Exchange Act, the CPO is registered as a commodity trading advisor and commodity pool operator. Such registrations in no way implies that the CFTC or NFA has approved the qualifications of such entity to act as described in this Disclosure Document or the business activities engaged in by such entities. The CFTC requires registered commodity trading advisors and commodity pool operators to make filings with the CFTC setting forth their form of organization and the identity of their management and controlling persons. The Commodity Exchange Act authorizes the CFTC and NFA to require and review books, records and documents prepared by commodity trading advisors and commodity pool operators. The CFTC requires a commodity pool operator to keep accurate, current and orderly records with respect to each pool it operates. The Commodity Exchange Act authorizes the CFTC which, by order, has authorized NFA to deny, suspend or revoke the registration of commodity trading advisors or commodity pool operators if it finds that such persons' trading practices tend to disrupt orderly market conditions, that such person or any controlling person thereof has been subject to certain sanctions or is subject to an order denying such person trading privileges on any exchange, and in certain other circumstances. If the registration of the CPO was to be suspended or terminates, the pool would no longer be able to trade until a substitute manager could be duly elected and registered as a commodity pool operator and commodity trading advisor.

Under currently effective CFTC rules, the CPO is obligated (i) to make specific disclosures to prospective investors, including disclosures concerning the risks involved in investing in the pool and concerning the past trading performance, if any, of the CPO and its principals; (ii) to segregate the pool's monies and assets in a separate account or accounts; (iii) to maintain certain books and records; and (iv) to render (a) monthly account statements and (b) an annual report to the members. Upon request by the CFTC, the names and addresses of the members in the pool would be required to be furnished to CFTC, along with copies of all transactions with, and reports and other communications to, the members.

The pool's brokers are subject to regulation by and registration with the CFTC as "futures commission merchants." The CFTC requires all futures commission merchants to (i) meet and maintain specified fitness and financial requirements;
(ii) comply with certain trading requirements; (iii) account separately for all customers' funds and positions; (iv) maintain specified books and records on customer transactions; and (v) open them to inspection by any CFTC representative. Should the registration of the Clearing Broker as a futures commission merchant be suspended or terminated, the pool would no longer be able to maintain its account with the Clearing Broker and a new clearing broker would be retained by the CPO.

Customers are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a reparation claim with the CFTC for violation of the Commodity Exchange Act, or rules, regulations and orders promulgated thereunder, against a floor broker, a futures commission merchant and its associated persons, a commodity trading advisor, or a commodity pool operator. Customers are also afforded certain rights under the rules of NFA concerning arbitration of complaints or grievances against NFA members.

Commodity exchanges have promulgated rules and regulations to control and regulate their members, clearinghouses and the trading conducted on their floors. Examples of exchange regulations include establishment of initial and maintenance margins, speculative position limits, limits on daily price fluctuations, and contract specifications. Such rules and regulations relating to terms and conditions of contract of sale or to other trading requirements, other than the setting of margins, must be approved by the CFTC and, under certain circumstances, may be required by the CFTC to be amended or modified.

Most United States commodity exchanges limit by regulation the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or "daily limits." The daily limits establish the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the "daily limit" rule only governs price movement for a particular trading day, it does not limit losses. In the past, futures prices have moved the daily limit for numerous consecutive trading days and thereby prevented prompt liquidation of futures positions on one side of the market, subjecting commodity futures traders holding such positions to substantial losses for those days.

The CFTC and domestic exchanges have established speculative position limits, often referred to as "position limits," on the maximum net long or net short position which any person, or group of persons acting in concert, may hold or control in any commodity futures contract. Speculative position limits are designed to prevent excessive speculation and attempted manipulation of a market. These limits are subject to certain exemptions, such as bona fide hedging transactions. The position limits currently established by the CFTC include those applicable to grains, soybeans, and cotton. In addition, domestic exchanges have established position limits with respect to other commodities traded on those exchanges. Certain New York exchanges set limits on the total net position that may be held by a clearing broker. Under the Act, the CFTC has jurisdiction to establish position limits with respect to all commodities traded on commodity futures exchanges located in the United States. The CFTC adopted a rule which requires commodity exchanges to impose position limits on all commodities traded on the exchange (other than commodities subject to federally established speculative limits). All commodity accounts, including that of the pool, controlled by the CPO and its principals are combined for speculative position limit purposes. It is possible that the pool's account might be aggregated with other accounts that might hereafter be managed by the CPO for purposes of determining speculative position limits. If required or effected, such aggregation of commodity futures positions could adversely affect the operations and profitability of the pool.

The regulation of commodities and commodity futures transactions is a rapidly changing area of law and the various regulatory restrictions and requirements described above are subject to modification by Congressional action, changes in CFTC rules, and amendments to exchange regulations.

Margins. Margins are good faith deposits which must be deposited with a broker in order to initiate or maintain an open position in a commodity futures contract. When commodity futures contracts are traded, both buyer and seller are required to post margins with the brokers handling their trades as security for the performance of their buying and selling undertakings and to offset losses in their trades due to daily fluctuations in the markets. Minimum margins are set by commodity exchanges and generally range from less than 2% to 18% of the value of the commodity underlying the contract. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses which are greater than customary in other forms of investment or speculation.

                          ADDITIONAL POOL RISK FACTORS

AN INVESTMENT IN THE UNITS IS SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS WHO ARE ABLE TO ASSUME THE RISK OF LOSING THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS OF UNITS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS/DISCLOSURE DOCUMENT (INCLUDING THE COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT ON PAGE (ii) OF THIS PROSPECTUS/DISCLOSURE DOCUMENT). THE COMMODITY MARKETS INVOLVE SUBSTANTIAL RISKS, AN INVESTMENT IN THE UNITS SHOULD BE MADE ONLY AFTER CONSULTING WITH INDEPENDENT QUALIFIED SOURCES OF INVESTMENT AND TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING ADDITIONAL RISKS, AMONG OTHERS, BEFORE SUBSCRIBING FOR UNITS.

Possible Legislative Tax Changes. All of the statements contained in this prospectus as to federal tax aspects are based upon the existing provisions of the Internal Revenue Code and existing administrative and judicial interpretations thereunder. No assurance can be given that legislative, administrative or judicial changes will not occur which would modify those statements, any of which changes may or may not be retroactive with respect to transactions completed prior to the effective date of such changes. Consequently, no assurance can be given that the federal income tax consequences to the members of an investment in the pool will not be altered in the future. The form of any amendments that may be proposed or adopted in the future, the date as of which those amendments would be effective, if adopted, and the effects of the amendments upon the pool are not presently determinable.

Income and Losses from Passive Activities. The Tax Reform Act of 1986 limited the deductibility of losses incurred after 1986 from business activities in which the taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely held corporations) does not materially participate ("passive activities"). Such losses generally are only deductible to the extent of income from other passive activities. Although income and losses derived by a member from a limited liability company are typically regarded as income and losses from a passive activity, the Temporary Regulations released in February, 1988, classify income from partnerships that have as their business activity the trading of personal property of a type that is actively traded as portfolio income with respect to limited partners. Limited liability companies engaging in such activity should be accorded similar treatment. Portfolio income, including income from commodity pools, is not treated as income from a passive activity, and thus may not be offset by losses from passive activities.

Members Will Be Taxed on Profits Whether or Not Distributed or Realized. The pool is not required to distribute profits and the CPO has no present intention of so doing. If the pool has taxable income for a fiscal year, the income will be taxable to the members in accordance with their distributive shares of pool profits whether or not any profits have been distributed. (See "Additional Tax Considerations") Distributions to members, if any, are likely to be less than the taxes payable by them with respect to pool profits. The pool might sustain losses offsetting any trading profits after the end of its fiscal year so that a member might never receive the profits on which he is taxed. With certain limitations, members may request redemption of any or all of their units to provide funds for payment of taxes, but the CPO, in its sole discretion, may deny redemption requests if (among other things) the CPO believes such redemptions will be detrimental to the tax status of the pool. Redemption also would result in diminution of a member's respective interest in any future profits earned by the pool.

Tax Treatment of Commodity Pools. The Tax Reform Act of 1986 ended the preferential tax rates previously accorded to profits recognized from futures trading while retaining the requirement that unrealized profits on open positions be "marked-to-market" as of the end of each calendar year.

Qualified Retirement Plan Accounts. Certain special considerations apply to any proposed investment in units by an ERISA account. Subscribers desiring to make a qualified retirement plan account investment in the pool should consult their own advisors before doing so.

PROSPECTIVE INVESTORS MUST CONSULT THEIR OWN TAX ADVISORS REGARDING THE POSSIBLE EFFECTS OF RECENT TAX LEGISLATION ON AN INVESTMENT IN THE COMPANY.

                          ADDITIONAL TAX CONSIDERATIONS

IT IS IMPRACTICAL TO COMMENT ON ALL ASPECTS OF FEDERAL AND STATE LAWS WHICH MAY AFFECT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE POOL. WHILE THE POOL HAS RECEIVED AN OPINION OF ITS TAX COUNSEL, WHICH STATES THAT THE DISCLOSURES HEREIN CORRECTLY DESCRIBE THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES AND THAT THE DISCLOSURES HEREIN CONSTITUTE COUNSEL'S OPINION, AN INTERNAL REVENUE SERVICE REVENUE RULING HAS NOT BEEN OBTAINED WITH RESPECT TO ANY OF THE TAX ASPECTS OF THIS POOL. THE FOLLOWING DISCUSSION EXPANDS THE TAX SUMMARY SECTION IN PART ONE OF THIS PROSPECTUS/DISCLOSURE DOCUMENT.

Introduction

All statements set forth herein with respect to the tax aspects of the proposed acquisition of interests in the pool are based upon the Internal Revenue Code of 1986, as amended (the "Code') and regulations promulgated thereunder, current known positions of the Internal Revenue Service (the "Service") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the Service and existing judicial decisions, each of which is subject to change, clarification by further regulations or pronouncements or modification at any time. Such changes, if any, may or may not be applicable retroactively to transactions entered into or completed prior to the effective date thereof.

Federal Income Taxation of a Pool and Its Members

For federal income tax purposes, the pool will not pay any federal income tax. Each year the pool will file an information return and will furnish each member with a report of its respective distributive share of the pool's income, gains, losses, deductions and credits. Each member is required to report its respective distributive share on its federal income tax return for the pool's taxable year that ends with or within the member's taxable year. The characterization of each item of profit or loss (e.g., as capital gain or ordinary income) will be determined at the pool level. With certain exceptions, income tax is not imposed on or measured by cash distributions (or constructive distributions) by the pool, but on the pool's "taxable income." Conversely, the absence of cash or constructive distributions does not, of itself, necessarily limit or affect the recognition of taxable income by the members. Consequently, a member may have taxable income attributable to its interest in the pool which gives rise to a tax liability in excess of the amount of cash distributed to it. In addition, its share of pool losses will be limited to the lesser of its tax basis or amount at risk in the activity. See "Tax Basis and Amount At Risk" below.

Tax Basis and Amount At Risk

A member may only deduct losses to the extent of the lesser of his tax basis or his amount at risk with respect to his units as of the end of the pool's taxable year in which such loss occurs. Generally, a member's adjusted tax basis in his units is the amount he paid for such interest reduced by his share of the pool's distributions, losses, and expenses, and increased by his share of the pool's income, including capital gains. Code Section 705. Tax basis is also important because gain or loss on cash distributions, redemptions, and partial or complete dispositions of units is measured by reference to the member's tax basis in its units.

A taxpayer's "amount at risk" is equal to the amount of money and the adjusted basis of property he has contributed to the activity plus certain debt incurred for use in the activity to the extent the taxpayer is personally liable for the debt. Code Section 465(b). The amount at risk is increased by any income derived from the activity, and decreased by any losses derived from the activity and any distributions from the activity. It is possible that a member may be at risk for an amount that is less than his tax basis.

"Loss" from an activity is defined as the excess of allowable deductions for a taxable year from that activity over the amount of income actually received or accrued by the taxpayer during such year from that activity. Disallowed loss that is suspended in any taxable year may be deducted in years following to the extent that the taxpayer's amount at risk increases. All such suspended losses can be deducted upon the member's complete disposition of his interest in the activity (at least to the extent of his adjusted tax basis).

Passive Activity Loss Rules

Losses and credits from a business activity in which the taxpayer does not materially participate (e.g., as a general rule, a limited partner's interest in a limited partnership or a non-managing member's interest in a limited liability company) will not be allowed to offset other income, such as salary, active business income, and portfolio income (e.g. dividends, interest and non-business capital gain). Such losses and credits will be separately determined and deductible only against passive income for federal tax purposes. A taxpayer will be treated as materially participating in an activity only if the individual is involved in the operations of the activity on a regular, continuous, and substantial basis. Under Section 469(h)(2) of the Code, except as provided in regulations, a taxpayer who is a limited partner is presumed not to materially participate with respect to its interest in a limited partnership. This would likely be similar to a non-managing member of a limited liability company. Interest incurred by a taxpayer in financing the purchase of an interest in a non-participatory activity is also treated as a loss arising from a non-participatory activity. Losses and credits from non-participatory business activities that are not allowed may be carried forward indefinitely and are allowed in subsequent years against income from non-participatory activities. Disallowed losses are allowed in full when the taxpayer recognizes income from operations of the activity or gain upon a disposition of its entire interest in the activity.

Temporary Regulations issued by the Treasury on February 19, 1988 (the "Temporary Regulations"), state that although the activity of trading personal property of a type that is actively traded (e.g., commodities) for one's own account has been treated as a trade or business in some instances, the income or loss from such activity resembles portfolio income or loss; that is, income or loss resulting from the holding and sale of personal property. Thus, the Temporary Regulations state that such a trading activity for owners of units is not a passive activity even if the activity is determined to be the pool's trade or business. Temporary Regulation Section 1.469-IT(e)(6). See also Internal Revenue Service Notice of Proposed Rulemaking (LR- 14-88), Significant Policy Issues, Section III.B.

The issue as to whether the pool is engaged in the trade or business of trading commodities is a factual question. It is not clear what level of trading activity is necessary to satisfy the trade or business test, and it is not known whether the pool's activities will reach the level necessary to satisfy the test.

Counsel have advised the pool that although the nature of the pool's activities may constitute trade or business activities if the volume of trading is substantial and trades are conducted frequently, the Service will probably be successful in arguing that the pool's activities do not constitute a trade or business activity for purposes of the passive loss limitations. Thus, a member's share of pool income and losses will be classified as portfolio income and loss. EACH MEMBER OR PROSPECTIVE MEMBER SHOULD CONSULT HIS PERSONAL TAX ADVISOR REGARDING THE IMPACT OF THE PASSIVE ACTIVITY LOSS RULES ON INVESTMENT IN THE POOL.

Gain or Loss on Redemption

In general, the Code provides that, in an entity treated as a partnership, a taxpayer's tax basis is increased by the amount of taxable income and gain allocated to the taxpayer and is reduced by allocations of taxable loss to the taxpayer. Such adjustments are deemed to occur on the last day of the entity's taxable year. This would be applicable to the pool. Consequently, if a member redeems some of his units (but less than all) prior to the end of the entity's taxable year, his taxable gain, if any, will be determined by his tax basis as determined prior to the current year's allocations of gains and losses.
Therefore, redemption of units during the pool's fiscal year (other than a redemption of all of a member's units) may result in unfavorable tax treatment to a member because of the rules provided in the Code for the timing of adjustments to the tax basis of a member's interest.

For purposes of a partial redemption of a member's units (unlike a redemption of shares of stock), the member's interest is not divisible into separate interests represented by the number of units the partner owns. Rather, his interest is singular and a partial redemption of units is treated for tax purposes as a distribution with respect to his interest in the pool and not as a reduction in the number of units he owns. If a member redeems some but not all of its units, the excess of (i) the cash received on the redemption of units less (ii) its aggregate tax basis for all of its units at the time of such redemption will be taxable to the member as short-term or long-term capital gain, depending upon whether the member has held his units for more than one year. See "Capital Gain and Loss," below. The distribution rules further provide that no loss is recognized upon a partial redemption of such units. Code Section 731.

The tax consequences of a complete redemption of all of a member's units are treated as a complete liquidation of his interest. Code Section 736(b) provides that, as a general rule, a complete liquidation of such an interest will be considered to be a distribution under Code Section 731. The general distribution rules provide that gain is recognized upon a distribution of money only to the extent it exceeds a taxpayer's adjusted basis in his interest while loss is not recognized. However, when a taxpayer receives a liquidating distribution consisting only of money and certain inventory and/or unrealized receivables, he may recognize a realized loss.

Cash Distributions

Cash Distributions made to members, other than those in exchange for, or redemption of, all or part of their units, are applied first to reduce the adjusted tax basis of their units. Any cash distributions in excess of a member's tax basis immediately prior to the distribution will generally be taxable as a gain from the sale or disposition of units, generally producing long-term capital gain or short-term capital gain depending on the holding period. Code Section 731. In addition, since the adjustment to the tax basis of the member's units as a result of the allocation of the pool's income or gain for the year is only made as of the close of the pool's taxable year, a member's gain on a non-liquidating mid-year distribution will be computed in advance of the adjustments to the tax basis of its units arising for pool operations during the year. As a result, a distribution could result in recognition of gain at the time of the cash distribution and an additional allocation of gain at the end of the taxable year.

Gain or Loss on Sale or Complete Disposition of Units

A member will recognize a gain or loss, in the event of a sale or exchange of all of his units, equal to the difference between the amount actually and constructively received in the transaction and his adjusted tax basis in its units at the time of such sale or exchange. Gain realized on the sale of a member's interest in the pool by a member who is not a "dealer" in pool units would ordinarily be taxable as a capital gain (either long-term or short-term, depending on the holding period).

Gains and Losses From Commodity Transactions: Section 1256 Contracts

Under the Code, a "Section 1256 contract" which is defined as: (1) any regulated futures contract; (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option, that is held by the pool at its fiscal year-end will be treated as if sold for their fair market value on the last business day of such taxable year, i.e., marked-to-market. Generally, this will result in the taxation of unrealized gains and losses on Section 1256 contracts for federal income tax purposes. Consequently, the members may have tax liability for unrealized pool profits in open positions at year-end. All gains and losses from such a deemed sale for Section 1256 contracts will be treated as 60% long-term and 40% short-term capital gains or losses (the "60/40" rule), regardless of the actual holding period of the individual contract, the character of the asset or whether the trade constituted a "long" or "short" position. Each member's distributive share of such 60/40 gain or loss for a taxable year will be combined with his other items of capital gain or loss for such year in computing his federal income tax liability. Upon the actual sale of the Section 1256 contracts, an appropriate adjustment will be made to the gain or loss realized on the previously marked-to-market Section 1256 contracts in order to properly reflect the unrealized gain or loss that was previously reported. In addition, gain or loss upon the actual sale of a Section 1256 contract by a trader (i.e., the pool) will be treated as gain or loss on the sale of a capital asset, whether long or short term.

Members should be aware that the current position of the Service with respect to the deductibility of expenses attributable to capital gain realized from Section 1256 contracts is that direct (and possibly indirect) expenses attributable to acquiring and disposing of Section 1256 contracts are not ordinary and necessary business expenses deductible under Code Section 162 and 212. Rather, the Service's position is that the expenses should be capitalized. Such treatment denies an immediate deduction for such expenses although they will be deducted over time. Additionally, since net capital gains are subject to a maximum tax of 20%, or in the case of assets held for more than five years beginning on January 1, 2001, 18%. Whereas, ordinary income may be taxed at up to 39.1%, the Service's position may result in a monetary difference as well as a timing difference.

Gains and Losses from Commodity Transactions: Non-Section 1256 Contracts

Generally, gains or losses with respect to non-Section 1256 contracts (e.g., certain forward contracts and contracts traded on a foreign exchange that is not designated as a qualified board of exchange, provided there are no offsetting positions that would make such contracts subject to the straddle rules) will be taken into account for tax purposes only when realized, subject to the holding periods for short-term or long-term capital gain or loss.

Investment Interest

The deduction by non-corporate taxpayers of interest on funds borrowed to acquire or carry investment assets is limited to net investment income. Net investment income is the excess of investment income over the expenses directly connected with the production of investment income. The amount disallowed may be carried forward to subsequent tax years. This limitation, if applicable, is computed separately by each member and not by the pool.

The CPO does not anticipate that the pool will incur interest expense in connection with its trading activities. If such interest is not a trade or business expense (and in light of the Temporary Regulations it probably is not), Code Section 163(d), which limits the deduction by non-corporate taxpayers of interest on investment indebtedness, may apply.

Restrictions on the deductibility of "investment interest" may result in the disallowance, in whole or in part, of a member's deduction for interest on any obligations incurred by the member to finance the purchase price of his unit. EACH INVESTOR IS ADVISED TO CONSULT WITH HIS/HER/ITS TAX ADVISOR TO DETERMINE WHETHER OR NOT BECOMING A MEMBER WILL CAUSE THE DISALLOWANCE OF ANY PORTION OF HIS INVESTMENT INTEREST DEDUCTION.

Capital Gain and Loss

Under current law, gain or loss recognized in connection with a cash distribution, sale or redemption of units will be treated as capital gain or loss if the holder of such units is not a dealer in units or unless such gain or loss is recharacterized under the rules applicable to straddles. If such units are held for more than one year, gain or loss recognized will generally be long-term capital gain or loss. Otherwise, such gain or loss will generally be short-term gain or loss. The maximum tax rate on individuals is currently 35%. However, the maximum tax rate on the sale of assets held more than 12 months (long-term capital gain) is 15% and in the case of assets held for more than five years beginning January 1, 2001, the rate will be 15%.

The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000. Excess capital losses, not used to reduce ordinary income in a particular taxable year, may be carried forward and treated as capital losses incurred in future years. Because of the limitations imposed upon the deductibility of capital losses, a member's share of the Pool's net capital losses, including short-term capital losses, if any, while available to reduce current capital income, will not materially reduce the federal income tax on his ordinary income including ordinary income derived for his interest in the Fund.

Section 754: Election to Adjust Basis

The pool may elect under Code Section 754 to adjust the tax basis of pool assets when transfers or redemptions of units are made. The effect of such an election, if and when made, would be that the transferee member's share (or the remaining member's share in a redemption) of the adjusted basis of the pool's assets would reflect the purchase price (or redemption price) paid by it for its unit, rather than merely the transferor's capital contribution (adjusted for the results of pool operations) for such unit. If, however, no election is made by the pool, the transferee member will recognize taxable gain or loss upon a sale of pool assets equal to the difference between its share of the amount realized upon such sale and its share of the pool's basis in such assets rather than the difference between such amount realized and the portion of the purchase price for its units (adjusted for the results of pool operations) that was allocable to the assets. Therefore, the fact that such an election is not in effect when a unit is transferred could have an adverse effect upon the marketability of such unit. The Agreement provides that the CPO, in its discretion, may make such an election.

Liquidation of the Pool

If the pool is liquidated, a member will recognize gain to the extent that the cash received in the liquidation exceeds the tax basis for such member's units, adjusted by such member's share of income, gain, loss or deduction arising from normal operations or the sale of any pool assets in the year of liquidation. A limited liability company will be allocated a portion of any gain from the sale or other disposition of pool assets during taxable year of liquidation. Further, each member may be in receipt of income from the pool's normal operations during the year of liquidation. Moreover, a distribution of Section 1256 contracts upon the pool's liquidation will result in recognition of gain or loss for the transferor.

The distributee member will recognize capital loss on the pool's liquidation only in the event that only cash, certain inventory items and/or unrealized receivables are distributed to it, and only to the extent that its adjusted tax basis exceeds the cash and such inventory terms and/or unrealized receivables distributed to it upon liquidation.

Tax Returns and Information

The pool will file its information return using the accrual method of accounting. The pool expects to furnish each member (and any assignee of a unit of any member) copies of (i) the pool's Schedule K-1 indicating the member's distributive share of tax items, and (ii) such additional information as is reasonably necessary to permit the members to prepare their own federal, state and local tax returns by March 15th of each year. The pool's tax returns will be prepared by independent certified public accountants selected by the CPO.

Accounting Method

The Operating Agreement provides that the pool will use the accrual method of accounting.

Company Accounting Period

The fiscal year of the pool will be the calendar year.

Audits and Administrative Adjustments

If the pool's tax return were audited by the Service and any items of income or loss were adjusted as a result of such audit, such adjustments might require that each member file an amended federal (and possible state and/or local) income tax return. Should an adjustment (deficiency) be assessed, interest on such an adjustment will be payable by each member. In the course of such audit, all items on such member's returns, and not merely items of pool income or loss, would be subject to adjustment. Additionally, if the pool's tax return were audited, the pool would probably incur legal and accounting expenses in seeking to sustain the pool's position. The payment of such expenses would reduce cash otherwise available for distribution. In addition, the members might incur personal legal and accounting expenses in connection with any amendment or audit for their returns.

Investment By Retirement Plans

Tax exempt retirement plans including corporate pension and profit sharing plans, simplified employee pension plans and IRAs are generally exempt from federal income taxation except to the extent their "unrelated business income" exceeds $1,000 for any taxable year. Interest, as well as gains or losses from the sale, exchange or other disposition of property other than inventory or property held primarily for sale in the ordinary course of trade or business are generally excluded from the computation of unrelated business income. It appears that gains or losses from Section 1256 contracts are also excluded from the computation of unrelated business income. A retirement plan is entitled to deductions which include, but are not limited to, those for ordinary and necessary business expenses in addition to the $1,000 deduction for unrelated business expenses in addition to $1,000 deduction for unrelated business income. PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL ADVISORS REGARDING THE CONSIDERATIONS INVOLVED IN AN INVESTMENT IN THE POOL BY A PARTICULAR PLAN, INCLUDING THE APPROPRIATENESS OF AN INVESTMENT, CERTAIN STATE LAWS COVERING SUCH INVESTMENTS AND THE REQUIREMENTS OF ERISA.

State and Local Taxes

This Memorandum does not address state and local tax considerations that may affect the pool or the members. For an analysis of such considerations, a prospective investor should consult his own tax advisor.

THIS ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE POOL MAY NOT BE IDENTICAL FOR ALL PURCHASERS. THIS ANALYSIS PRIMARILY REVIEWS THE FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE POOL FOR INDIVIDUALS WHO ARE U.S. CITIZENS AND WHO HOLD UNITS AS A CAPITAL ASSET. EACH PROSPECTIVE PURCHASER OF UNITS IS ENCOURAGED TO CONSULT WITH HIS PERSONAL TAX ADVISOR WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION UNDER FEDERAL, STATE AND LOCAL LAWS.

                       SUMMARY OF THE OPERATING AGREEMENT

         Set forth below is a description of certain terms and provisions of the Operating Agreement of the pool. A copy of the Operating Agreement is attached to this prospectus as Exhibit A. This description is a summary only, is not complete and is qualified in its entirety by reference to the full text of the Operating Agreement.

Nature of the Pool

Hanseatic Discretionary Pool L.L.C. was originally organized in September 1998, under the laws of the state of New York. In July 2000, the organization of the pool was moved from New York to Oklahoma. Pool Management Services, Inc. is the pool's commodity pool operator ("CPO"). Interests in the pool are offered as units of membership interests, which when purchased and paid for pursuant to the Subscription Agreement and Power of Attorney will be fully paid and non-assessable. In general, a member shall not be liable for pool obligations in excess of its contribution to the pool. In addition, a member is obligated to indemnify the pool for any losses or expenses incurred by the pool in connection with any member's activities unrelated to the pool's business.

The Operating Agreement provides that the dissolution, bankruptcy or other termination of a member will not terminate or dissolve the pool and that the successor or assign of such member shall have no right to withdraw or demand an accounting of the value of such interest except by redemption of units. Each member also waives the filing of any inventory, audit, accounting or appraisal of pool assets. Such legal representatives may, however, examine the pool's books.

Management of Pool Affairs

Other than the CPO and its agents the members will take no part in the management and will have no voice in the operation of the pool. To facilitate the execution of various documents by the CPO on behalf of the pool and the members, the members will appoint the CPO as their attorney-in-fact with power of substitution by executing the Subscription Agreement and Power of Attorney. The CPO also is authorized to prosecute, defend and settle litigation claims or arbitrations in which the pool is involved.

Capital Contributions

As of July 31, 2003, the CPO has contributed $35,881 in cash to the capital of the pool and is a member, as well as the manager, of the pool.

Pool Accounting. Each member will have a capital account. The initial balance of capital accounts will consist of each member's net contribution to the pool. The net asset value of the pool will be determined at least monthly and any increase or decrease in the net asset value of the pool will be allocated to the members (including the CPO) in accordance with their units.

Federal Tax Allocations. At the end of each fiscal year, the pool's income, gain, loss, deductions and credits will be allocated to the members. The profit and loss so allocated among the members shall be allocated to their respective capital accounts, and each such member will be required to include his share of such items in its income tax return. Allocations of each item of income, gain, loss, deduction and credit will be pro-rata to each member.

These tax allocations shall be made to each holder of a unit, whether or not the holder is a substituted member.

Upon liquidation of the pool, the assets of the pool will be distributed to each member in the ratio that his capital account bears to the capital accounts of all members.

The Operating Agreement, which does not provide for regular or periodic cash distributions, gives the CPO discretion in determining which distributions, if any, the pool will make to its members. The CPO does not presently anticipate making any distributions to the members.

Transfer of Units

The Operating Agreement provides that a member may assign its units upon notice to the pool and the CPO. No assignment of units will be effective against the pool or the CPO until the CPO receives written notice and consents to such assignment. No assignee may become a substituted member except with the consent of the CPO which consent may be withheld at the CPO's absolute discretion. The CPO shall withhold such consent if, in the opinion of its counsel, such transfer would not be in the best interest of the pool. An assignee who does not become a substituted member will have none of the rights of a member except the right to receive distributions and to redeem units to the extent to which the assigning member otherwise would have been entitled to do so. An assigning member remains liable to the pool for any amounts for which he may be liable under applicable state law regardless of whether any assignee to whom he has assigned units becomes a substituted member. Further, a member who assigns all of his units nevertheless remains a member unless and until his assignee is accepted as a substituted member.

Termination of the Pool

The affairs of the pool will be wound up and the pool liquidated as soon as practicable upon the first to occur of the following: (i) June 30, 2100; (ii) receipt by the CPO of an election to dissolve the pool at a specified time by all members, notice of which is sent by registered mail to the CPO not less than 90 days prior to the effective date of such dissolution; (iii) withdrawal, insolvency or dissolution of the CPO unless a new CPO has been substituted within 90 days thereof; or (iv) the occurrence of any event which would make it unlawful for the existence of the pool to be continued or which requires termination of the pool.

Special Redemption

As of the close of business of the last day of any month, should there be a decline in the net asset value per unit to less than 62.5% of the initial net asset value per unit on the date the pool commenced trading operations the following will occur: (i) trading in the pool will be suspended and all open positions will be closed; (ii) the CTA will be removed as the trading advisor for the pool; (iii) with the exception of the CPO, the capital accounts of all existing pool members will be redeemed (in accordance with the procedures for redemption defined in this document); (iv) following the redemption of pool member accounts, the CPO may, at its discretion, name another CTA as the pool's trading advisor and new subscriptions may be accepted into the pool.

Reports to Members

Members have the right at all times during normal business hours, upon reasonable written notice to the CPO, to have access to view the pool's books and records, in person or by their authorized attorneys or agents at the pool's normal place of business. Each month the CPO will send to the members a report containing such information as the CFTC may require to be given to the participant in commodity pools and any such other information as the CPO may deem appropriate, including reports of month-end net asset value of the pool and the pool's performance. The CPO will cause to be distributed to the members: (i) no more than 90 days after the close of the pool's fiscal year, an annual report containing financial statements; and (ii) tax information as is necessary for the preparation of the members' annual federal income tax returns, within 75 days of the close of the pool's fiscal year. The pool will also file quarterly and other periodic reports with the Securities and Exchange Commission and all such reports will be available to members.

Indemnification

The Operating Agreement provides that with respect to any action in which the CPO or any affiliates of the CPO engaged in the performance of services on behalf of the pool are parties, the pool (to the extent of its assets) shall indemnify, and hold harmless, such person, subject to an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost, expense (including attorney's and accountant's fees), judgments and amounts paid in settlement if (1) the CPO has determined, in good faith, that such course of conduct was in the best interests of the pool, and if the indemnified person's actions did not involve negligence or misconduct. Thus, a purchaser of units may have a more limited right of action against the CPO or its affiliates than such purchaser would possess absent those limitations. To the extent that the indemnified party has been successful in the defense of any action or allegation, indemnification shall be permitted as provided for in the Operating Agreement. Expenses may be paid by the pool in advance of the final disposition of an action if (i) the legal action relates to the performance of duties or services by the CPO or its affiliates on behalf of the pool; (ii) the legal action is initiated by a third party who is not a holder of a unit; and
(iii) the indemnified party agrees to reimburse the pool if indemnification shall not be permitted as provided for in the Operating Agreement. The pool will not indemnify the CPO and its affiliates with respect to any liability resulting from securities law violations in connection with the Offering; provided, however, the CPO and its affiliates shall be indemnified for settlement and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (1) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (2) approves indemnification of litigation costs if a successful defense is made, provided, however, that the CPO must apprise the court of the positions of the Securities and Exchange Commission, and other appropriate state securities administrators with respect to indemnification for securities laws violations before seeking court approval for indemnification.




                      SUPPLEMENTAL PERFORMANCE INFORMATION

About The Performance Tables

The following pages present various performance summaries of other trading of the CTA and other trading of the pool's manager and its principals for the past five years. As you review the performance tables, as with the pool's performance table on page 22, please keep in mind the following definitions:

o Drawdown means the worst losses experienced by the pool over a specific period;

o Worst peak-to-valley drawdown is the greatest cumulative percentage decline in month end net asset value due to the worst losses sustained by the pool during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month-end net asset value; and

o Rate of Return = Net Performance / Beginning Equity, time-weighted for monthly additions and withdrawals. Total Rate of Return represents monthly rates of returns computed on a compounded monthly basis.

o When reviewing past performance records of CTAs it is important to note that in a presentation of past performance data, different accounts, even though they are traded according to the same set of rules, can have varying investment results. The reasons for this include (1) the periods during which they are active, (2) the trading strategies used, since modifications to a trading strategy can occur, (3) the account size, since an account with a limited amount of funds may have different results than an account with a greater amount of funds available, (4) the liquidity of the futures contract traded may not be sufficient to allow an order to be placed with a sufficient number of contracts to guarantee that every customer account will participate in every trade an advisor makes for its managed accounts,
     (5) the brokerage commission rate charged to an account, since brokerage commission will affect the account's performance, (6) the management fee and performance fee rates may vary from account to account, and (7) there may be other strategic considerations that an advisor may take in electing to make or liquidate a particular trade for some or all of his customers.

o When reviewing the following pages on various performance summaries, please keep in mind that only the Hanseatic Discretionary Program's was similar to that used by the pool. All of the other portfolios and pools had different investment objectives.

o Please note that in all of the tables, interest income constituted only a small portion of the income to the program or pool. It is possible, although not likely, that interest income could generate an overall income profit for a program where unrealized losses from futures, forward or options would have otherwise given the program or pool a loss.

        Performance Of The Pool's Trading Advisor: Hanseatic Corporation

Hanseatic Corporation has been registered with the CFTC as a commodity trading advisor since 1981 and has managed trading accounts since 1977. Since its inception Hanseatic has continually reevaluated its existing trading systems and developed new ones.

         Hanseatic is the trading advisor for the pool. The pool will allocate funds to only one of Hanseatic's programs: Hanseatic Discretionary Program. The tables below summarize the trading performance of that program and the other Hanseatic Corporation programs.

Table B           Hanseatic Discretionary Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
   2003       Rate of    2002    Rate of      2001    Rate of       2000     Rate of       1999     Rate of      1998     Rate of
              Return              Return                Return                 Return                Return               Return
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Jan        -2.48      Jan      -2.77      Jan        9.64        Jan        0.19       Jan        6.52       Jan        --
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Feb        0.67       Feb      3.21       Feb        0.96        Feb       11.88       Feb       -2.40       Feb       16.06
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Mar        -0.26      Mar      -1.14      Mar        2.27        Mar       40.05       Mar        1.99       Mar       6.79
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Apr        -0.41      Apr      -4.21      Apr       -8.46        Apr       37.14       Apr       -4.37       Apr       12.91
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    May        1.21       May      -1.97      May        2.11        May        0.93       May       -8.72       May       1.06
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
   June        0.74      June      5.80       June       5.59       June       -4.72       Jun        2.74       June      13.66
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
   July        0.29      July     -0.77       July      -9.87       July        9.47       July      -12.84      July      9.78
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Aug         --        Aug      5.09       Aug       -8.03        Aug        3.15       Aug       -2.24       Aug       30.48
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Sep         --        Sep     -0.18       Sep        5.83        Sep       -12.53      Sep       -11.58      Sep       -5.38
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Oct         --        Oct      0.56       Oct       -0.09        Oct        8.08       Oct       -5.32       Oct       21.12
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Nov         --        Nov      0.31       Nov       -3.83        Nov       14.63       Nov        0.59       Nov       1.80
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    Dec         --        Dec     -3.57       Dec       -0.20        Dec       11.12       Dec       10.93       Dec       15.54
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------
    YTD       -0.18%    Annual    -0.20%     Annual     -6.01%     Annual     181.52%     Annual    -24.31%     Annual    210.37%
------------ ---------- -------- ---------- --------- ----------- ---------- ----------- --------- ----------- --------- ----------

Table Summary

Commodity Trading Advisor                          Hanseatic Corporation
Commencement of trading client accounts            Sep 1988
Commencement of trading pursuant to this program   Feb 1996
Number of accounts in this program                 13
Total nominal assets in this program               $ 18,158,971
Total actual assets in this program                $ 4,749,819
Total nominal assets managed by this CTA           $ 20,158,971
Total actual assets managed by this CTA            $ 4,784,674
Largest monthly draw-down                          May 1997: -15.67%
Worst peak-to-valley draw-down                     Feb 1999 - Oct 1999: -36.32%
Number of accounts closed with profits             12
Number of accounts closed with losses              13

Table C           Hanseatic Global Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ---------------------
Year                Rate of Return
------------------- ---------------------
2000                       9.96%
------------------- ---------------------
1999                       7.48%
------------------- ---------------------
1998                       20.18%
------------------- ---------------------

Table Summary

Commodity Trading Advisor                               Hanseatic Corporation
Commencement of trading client accounts                 Sep 1988
Commencement of trading pursuant to this program        Nov 1996
Number of accounts in this program                      0
Total nominal assets in this program                    $ 0
Total actual assets in this program                     $ 0
Total nominal assets managed by this CTA                $ 20,158,971
Total actual assets managed by this CTA                 $ 4,784,674
Largest monthly draw-down                               May 2000   -11.54%
Worst peak-to-valley draw-down                          May 2000   -11.54%
Number of accounts closed with profits                  1
Number of accounts closed with losses                   5




Table D           Hanseatic Discretionary III Program (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ------------ --------- ------------ ----------- -----------
2003           Rate of  2002          Rate of  2001           Rate of
                Return                 Return                  Return
---------- ------------ --------- ------------ ----------- -----------
Jan          -0.81      Jan             -1.80  Jan            6.38
---------- ------------ --------- ------------ ----------- -----------
Feb            --       Feb              2.60  Feb            0.56
---------- ------------ --------- ------------ ----------- -----------
Mar            --       Mar             -1.13  Mar            3.44
---------- ------------ --------- ------------ ----------- -----------
Apr            --       Apr             -3.52  Apr           -4.67
---------- ------------ --------- ------------ ----------- -----------
May            --       May             -1.60  May            1.34
---------- ------------ --------- ------------ ----------- -----------
June           --       June             5.39  June           2.65
---------- ------------ --------- ------------ ----------- -----------
July           --       July             0.06  July          -4.02
---------- ------------ --------- ------------ ----------- -----------
Aug            --       Aug              4.75  Aug           -2.60
---------- ------------ --------- ------------ ----------- -----------
Sep            --       Sep              1.02  Sep            3.97
---------- ------------ --------- ------------ ----------- -----------
Oct            --       Oct             -1.48  Oct            1.41
---------- ------------ --------- ------------ ----------- -----------
Nov            --       Nov             -0.64  Nov           -3.05
---------- ------------ --------- ------------ ----------- -----------
Dec            --       Dec             -1.61  Dec           -0.60
---------- ------------ --------- ------------ ----------- -----------
YTD          -0.81%     Annual          1.64%  Annual         4.23%
---------- ------------ --------- ------------ ----------- -----------

Table Summary

Commodity Trading Advisor                         Hanseatic Corporation
Commencement of trading client accounts           Sep 1988
Commencement of trading pursuant to this program  Jan 2001
Number of accounts in this program                0
Total nominal assets in this program              $ 0
Total actual assets in this program               $ 0
Total nominal assets managed by this CTA          $ 20,158,971
Total actual assets managed by this CTA           $ 4,784,674
Largest monthly draw-down                         April 2001    -4.67%
Worst peak-to-valley draw-down                    April 2001 to May 2002 -10.92%
Number of accounts closed with profits            1
Number of accounts closed with losses             0

Table E  Hanseatic S & P/Mid Cap Arbitrage Program (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ---------------------
Year                   Rate of Return
------------------- ---------------------
1998                      (29.34%)
------------------- ---------------------
1997                       56.00%
------------------- ---------------------
1996                       23.80%
------------------- ---------------------
1995                       4.25%
------------------- ---------------------


Table Summary

Commodity Trading Advisor                          Hanseatic Corporation
Commencement of trading client accounts            Sep 1988
Commencement of trading pursuant to this program   Dec 1995
Number of accounts in this program                 0
Total nominal assets in this program               $ 0
Total actual assets in this program                $ 0
Total nominal assets managed by this CTA           $ 20,158,971
Total actual assets managed by this CTA            $ 4,784,674
Largest monthly draw-down                          Mar 1998        -17.29%
Worst peak-to-valley draw-down                     Feb 1998 to Apr 1998  -33.75%
Number of accounts closed with profits             0
Number of accounts closed with losses              3

Table F           Hanseatic Spyder Program

                  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ---------------------
Year                   Rate of Return
------------------- ---------------------
1998*                      -0.43%
------------------- ---------------------

*Year-to-date performance for 1998 is for February through September


Table Summary

Commodity Trading Advisor                              Hanseatic Corporation
Commencement of trading client accounts                Sep 1988
Commencement of trading pursuant to this program       Nov 1996
Number of accounts in this program                     0
Total nominal assets in this program                   $ 0
Total actual assets in this program                    $ 0
Total nominal assets managed by this CTA               $ 20,158,971
Total actual assets managed by this CTA                $ 4,784,674
Largest monthly draw-down                              Sep 1998        -29.78%
Worst peak-to-valley draw-down                         Sep 1998        -29.78%
Number of accounts closed with profits                 1
Number of accounts closed with losses                  1

           Pools Previously Operated By Pool Management Services, Inc.

In addition to operating the Hanseatic Discretionary Pool, LLC, Pool Management Services, Inc. previously operated two other pools -- Angila Fund, L.L.C and Day Traders Club, L.L.C. Both of these pools are closed. The performance for these pools are presented below:

Table G           Angila Fund, L.L.C. (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ------------ --------- ------------
2002         Rate of    2001        Rate of
             Return                 Return
---------- ------------ --------- ------------
Jan          -3.07 %    Jan           --
---------- ------------ --------- ------------
Feb          -0.57 %    Feb           --
---------- ------------ --------- ------------
Mar          -2.74 %    Mar           --
---------- ------------ --------- ------------
Apr          -2.72 %    Apr           --
---------- ------------ --------- ------------
May          -0.92 %    May           --
---------- ------------ --------- ------------
June           --       June        -3.25 %
---------- ------------ --------- ------------
July           --       July        -2.08 %
---------- ------------ --------- ------------
Aug            --       Aug         -1.50 %
---------- ------------ --------- ------------
Sep            --       Sep         -4.51 %
---------- ------------ --------- ------------
Oct            --       Oct         -3.04 %
---------- ------------ --------- ------------
Nov            --       Nov         -8.84 %
---------- ------------ --------- ------------
Dec            --       Dec         -1.50 %
---------- ------------ --------- ------------
YTD          -8.62 %    Annual     -10.89 %
---------- ------------ --------- ------------


Table Summary

Type of Commodity Pool                         Private (Closed)
Commodity Trading Advisor                      Amir Rosenthal, CTA
Commencement of pool trading                   June 2001
Aggregate Gross Capital Subscriptions          $ 243,957
Current Net Asset Value                        $ 0
Largest monthly draw-down                      Sep 2001  -4.51%
Worst peak-to-valley draw-down                 June 2001 to May 2002   -29.10%


Table H           Day Traders Club, L.L.C. (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------ -------------------------
Year              Rate of Return
------------ -------------------------
1999              -7.77% (Jan to May)
------------ -------------------------
1998             -11.09% (Nov. to Dec)
------------ -------------------------

Table Summary

Type of Commodity Pool                            Private
Commodity Trading Advisor                         Pool Management Services
Commencement of pool trading                      Nov 1998
Aggregate Gross Capital Subscriptions             $ 187,528
Cessation of Trading                              May, 1999
Current Net Asset Value                           $ 0
Largest monthly draw-down                         Nov 1998 -7.77%
Worst peak-to-valley draw-down                    Nov 1998 to May 1999   -18.00%

                     Pool Management Services, Inc. as a CTA

In addition to it registration as a CPO, Pool Management Services, Inc. was previously registered as a commodity trading advisor. PMSI directed the trading for one account, Day Traders Club, LLC. The following is the performance summary of Pool Management Services, Inc. as a CTA.

Table I           Pool Management Services, Inc. as a CTA  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ----------------- --------------------
Year           Rate of
                Return
---------- ----------------- --------------------
1999            -7.77%          (Jan to May)
---------- ----------------- --------------------
1998           -11.09%          (Nov to Dec)
---------- ----------------- --------------------

Table Summary

Commodity Trading Advisor                         Pool Management Services, Inc.
Commencement of trading in client accounts         Nov 1998
Cessation of Activities as CTA                     May, 1999
Number of accounts currently under management      0
Total actual assets currently managed by this CTA  $ 0
Total actual assets currently traded
  pursuant to this program                         $ 0
Largest monthly draw-down                          Nov 1998 -7.77%
Worst peak-to-valley draw-down                     Nov 1998 to May 1999  -18.00%
Number of accounts closed with profits             0
Number of accounts closed with losses              1


 Commodity Pool Services, Inc.: Performance of the Pools and Programs Presently
                             and Previously Offered

In addition to being principals of Pool Management Services, Inc., Messrs. Bluth and Shell are the principals of another CPO/CTA, Commodity Pool Services, Inc. Commodity Pool Services, Inc., or CPSI, has operated commodity pools and directed trading on behalf of client accounts as a CTA.


CPSI presently operates two pools: Jalex Fund, LLC and Thompson Navigator Fund, LLC. Another fund, LeJay Futures Fund, LLC, formed in July 2003, will be operated by CPSI. CPSI previously operated The Profile Pool, LLC, Discovery Fund, LLC and Total Trade Fund, LLC. The following are the performance summaries for these pools

Jalex Fund, L.L.C.

Upon opening in August 2002, Jalex Fund committed 100% of its trading assets to the Jalex Trading Option Spread Trading Program.

Jalex Fund continued to commit all of its trading capital to the Option Spread Program until February of 2003. At the start of that month, the fund also began trading the Jalex Trading Futures Spread Program, committing approximately 40% of its trading capital to the Futures Spread Program and approximately 60% of its capital to the Option Spread Program.

On the last day of February 2003, Jalex Fund terminated its investment in the Jalex Trading Option Spread Program. Jalex Fund continued trading with 100% of its trading assets committed to the Futures Spread Program. The fund has continued to invested exclusively in the Jalex Trading Futures Spread Program (to date).

In an effort to define the performance results achieved by the Jalex Fund while invested in each of the two trading programs, three performance capsules are presented below. These capsule performance summaries show:

1)       Trading results achieved in its Option Spread Program investment.

2)       Trading results achieved in its Futures Spread Program investment

3) Actual Fund trading results for the fund (incorporates all trading in all programs)

Table J-1         Jalex Fund, L.L.C. -Trading results for its
                  investment in the Jalex Trading Futures Spread Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ------------
2003           Rate of
                Return
---------- ------------
Jan            --
---------- ------------
Feb             18.94%
---------- ------------
Mar              7.23%
---------- ------------
Apr             -0.81%
---------- ------------
May             -4.16%
---------- ------------
June             1.99%
---------- ------------
July             7.28%
---------- ------------
Aug            --
---------- ------------
Sep            --
---------- ------------
Oct            --
---------- ------------
Nov            --
---------- ------------
Dec            --
---------- ------------
YTD          +32.67%
---------- ------------

Table Summary

Type of Commodity Pool                 Private Placement

Commodity Trading Advisor              Jalex Trading-Futures Spread Program Only
Commencement of pool trading           August 2003
Aggregate Gross Capital Subscriptions  $17,977
Current Net Asset Value                $ 22,174
Largest monthly draw-down              May 2003    -4.16%
Worst peak-to-valley draw-down         Mar 2003 to June 2003  -3.04%


Table J-2         Jalex Fund, L.L.C. -Trading results for its
                  investment in the Jalex Trading Option Spread Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ------------ --------- ------------
2003           Rate of  2002          Rate of
                Return                 Return
---------- ------------ --------- ------------
Jan            -10.17%  Jan           --
---------- ------------ --------- ------------
Feb            -58.77%  Feb           --
---------- ------------ --------- ------------
Mar            --       Mar           --
---------- ------------ --------- ------------
Apr            --       Apr           --
---------- ------------ --------- ------------
May            --       May           --
---------- ------------ --------- ------------
June           --       June          --
---------- ------------ --------- ------------
July           --       July           -0.18%
---------- ------------ --------- ------------
Aug            --       Aug             0.90%
---------- ------------ --------- ------------
Sep            --       Sep             1.33%
---------- ------------ --------- ------------
Oct            --       Oct            -2.62%
---------- ------------ --------- ------------
Nov            --       Nov             0.26%
---------- ------------ --------- ------------
Dec            --       Dec             0.99%
---------- ------------ --------- ------------
YTD          -58.77%    Annual          0.63%
---------- ------------ --------- ------------

Table Summary

Type of Commodity Pool                Private Placement

Commodity Trading Advisor             Jalex Trading - Option Spread Program only
Commencement of pool trading          August 2003
Aggregate Gross Capital Subscriptions $27,437
Current Net Asset Value               $ 0
Largest monthly draw-down             Feb 2003 -  58.77%
Worst peak-to-valley draw-down        Oct 2002 to Feb 2003    -63.48%


Table J-3       Jalex Fund, L.L.C.- trading results for the fund (incorporates all trading in all programs)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ------------ --------- ------------
2003           Rate of  2002          Rate of
                Return                 Return
---------- ------------ --------- ------------
Jan            -10.17%  Jan           --
---------- ------------ --------- ------------
Feb            -19.88%  Feb           --
---------- ------------ --------- ------------
Mar              7.23%  Mar           --
---------- ------------ --------- ------------
Apr             -0.81%  Apr           --
---------- ------------ --------- ------------
May             -0.04%  May           --
---------- ------------ --------- ------------
June             1.99%  June          --
---------- ------------ --------- ------------
July             7.28%  July           -0.18%
---------- ------------ --------- ------------
Aug            --       Aug             0.90%
---------- ------------ --------- ------------
Sep            --       Sep             1.33%
---------- ------------ --------- ------------
Oct            --       Oct            -2.62%
---------- ------------ --------- ------------
Nov            --       Nov             0.26%
---------- ------------ --------- ------------
Dec            --       Dec             0.99%
---------- ------------ --------- ------------
YTD          -19.73%    Annual          0.63%
---------- ------------ --------- ------------

Table Summary

Type of Commodity Pool                            Private Placement
Commodity Trading Advisor                         Jalex Trading
Commencement of pool trading                      August 2003
Aggregate Gross Capital Subscriptions             $27,437
Current Net Asset Value                           $ 22,174
Largest monthly draw-down                         Jan 2003 -  18.88%
Worst peak-to-valley draw-down                    Sep 2002 to Feb 2003 -  29.04%

Table K           Thompson Navigator Fund, LLC

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

---------- ------------
2003           Rate of
                Return
---------- ------------
Jan             -1.22%
---------- ------------
Feb             -8.14%
---------- ------------
Mar              0.26%
---------- ------------
Apr             -0.29%
---------- ------------
May             -6.34%
---------- ------------
June            -3.87%
---------- ------------
July           --
---------- ------------
Aug            --
---------- ------------
Sep            --
---------- ------------
Oct            --
---------- ------------
Nov            --
---------- ------------
Dec            --
---------- ------------
YTD          -18.33%
---------- ------------

Table Summary

Type of Commodity Pool                        Private Placement
Commodity Trading Advisor                     Thompson Advisors
Commencement of pool trading                  January 2003
Aggregate Gross Capital Subscriptions         $50,200
Current Net Asset Value                       $ 40,267
Largest monthly draw-down                     Feb 2003    -8.14%
Worst peak-to-valley draw-down                Jan 2003 to June 2003  -18.33%

LeJay Futures Fund, L.L.C.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY


The Profile Pool, LLC

The Profile Pool, LLC initially opened in September 1999 under the operation of Commodity Pool Services, Inc. From September 1999 to April 2000, the pool was under the trading direction of Kesef Advisors, Inc., a registered commodity trading advisor operated by Messrs. Bluth and Shell. The pool traded pursuant to Kesef Advisors Grain Spread Program. On May 1, 2000, the pool removed Kesef Advisors as the trading advisor. At that time, the interests of all investors except the principals were redeemed and the pool became a "proprietary" pool of the principals of Commodity Pool Services, Inc. (the Commodity Pool Operator).

The table below presents the trading activity in The Profile Pool from September 1999 through April 2000. From May 2000 until June 2002, The Profile Pool, LLC was a "proprietary" pool for Messrs. Bluth and Shell. Therefore, the trading performance for the pool for that period is not presented.

Table L      The Profile Pool, LLC - For the Period September 1999 to April 2000

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ---------------------
Year                   Rate of Return
------------------- ---------------------
2000                 6.19% (Jan to Apr)
------------------- ---------------------
1999                 7.70% (Sep to Dec)
------------------- ---------------------

Table Summary - Sep 1999 to Apr 2000

Type of Commodity Pool                      Private Placement
Commodity Trading Advisor                   Kesef Advisors: Grain Spread Program
Commencement of pool trading                Sep 1999
Aggregate Gross Capital Subscriptions       $ 62,215
Current Net Asset Value                     $ 44,615
Largest monthly draw-down                   Oct 1999  -8.64%
Worst peak-to-valley draw-down              Oct 1999 to Jan 2000   -10.58%

Table M           Discovery Fund, LLC  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- -------------------------
Year                     Rate of Return
------------------- -------------------------
2000                 -25.63% (Mar to June)
------------------- -------------------------

Table Summary

Type of Commodity Pool                       Private Placement
Commodity Trading Advisor                    Kesef Advisors: Intraday Program
Commencement of pool trading                 Mar 2000
Cessation of trading                         Apr 2000
Aggregate Gross Capital Subscriptions        $ 50,000
Current Net Asset Value                      $ 0
Largest monthly draw-down                    May 2000  -22.80%
Worst peak-to-valley draw-down               May-June 2000  -25.63%

Table N           Total Trade Fund, LLC - (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- --------------------------------------
Year                           Rate of Return
------------------- --------------------------------------
2000                    -15.1% (Jan 2000 to May 2000)
------------------- --------------------------------------

Table Summary (Closed)

Type of Commodity Pool                        Private Placement
Commodity Trading Advisor                     Total Trade & Investment, LLC
Commencement of pool trading                  Jan 2000
Cessation of Trading                          May 8, 2000
Aggregate Gross Capital Subscriptions         $ 100,000
Current Net Asset Value                       $ 0
Largest monthly draw-down                     Feb 2000   -12.13%
Worst peak-to-valley draw-down                Jan 2000 to Feb 2000  -15.7%


    Performance of Programs Presently and Previously Offered By Jalex Trading

CPSI registered in May 2002 as a Commodity Trading Advisor, using "Jalex Trading" as its trade name. It presently directs trading in two trading programs -- Futures Spread Program and the Broad Horizons Program. The Broad Horizons program is a newly-formed program.

CPSI previously traded another program known as the Option Spread Program that program is now closed.

The following are the performance histories for these trading programs.

Table O           Jalex Trading - Futures Spread Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------ ----------
   2003        Rate of
                Return
------------ ----------
    Jan             --
------------ ----------
    Feb         19.03%
------------ ----------
    Mar          9.02%
------------ ----------
    Apr         -0.19%
------------ ----------
    May         -4.41%
------------ ----------
   June          2.85%
------------ ----------
   July          8.91%
------------ ----------
    Aug         --
------------ ----------
    Sep         --
------------ ----------
    Oct         --
------------ ----------
    Nov         --
------------ ----------
    Dec         --
------------ ----------
    YTD         38.68%
------------ ----------

Table Summary

Commodity Trading Advisor                         Commodity Pool Services, Inc.
                                                  d.b.a. Jalex Trading
Commencement of trading client accounts           July 2002
Commencement of trading pursuant to this program  Feb 2003
Number of accounts in this program                1
Total nominal assets in this program              $ 19,694
Total actual assets in this program               $ 19,694
Total nominal assets managed by this CTA          $ 19,694
Total actual assets managed by this CTA           $ 19,694
Largest monthly draw-down                         May 2003:    -43.41%
Worst peak-to-valley draw-down                    April 2003 to May 2003:  4.60%
Number of accounts closed with profits            0
Number of accounts closed with losses             0



Jalex Trading:  Broad Horizons Program

THIS TRADING ADVISOR PREVIOUSLY HAS NOT DIRECTED ANY ACCOUNTS

Although Jalex Trading has directed trading in other trading programs, the Broad Horizons Program is a newly formed trading program and thus it does not yet have a performance record.


Table P           Jalex Trading -Options Spread Program (CLOSED)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------ ---------- ---------- ----------
   2003        Rate of    2002       Rate of
                Return                Return
------------ ---------- ---------- ----------
    Jan         -9.65%     Jan        --
------------ ---------- ---------- ----------
    Feb        -35.64%     Feb        --
------------ ---------- ---------- ----------
    Mar         --         Mar        --
------------ ---------- ---------- ----------
    Apr         --         Apr        --
------------ ---------- ---------- ----------
    May         --         May        --
------------ ---------- ---------- ----------
   June         --        June        --
------------ ---------- ---------- ----------
   July         --        July        --
------------ ---------- ---------- ----------
    Aug         --         Aug         1.89%
------------ ---------- ---------- ----------
    Sep         --         Sep         2.42%
------------ ---------- ---------- ----------
    Oct         --         Oct        -2.18%
------------ ---------- ---------- ----------
    Nov         --         Nov         0.36%
------------ ---------- ---------- ----------
    Dec         --         Dec         1.73%
------------ ---------- ---------- ----------
    YTD        -41.85%     YTD         4.22%
------------ ---------- ---------- ----------

Table Summary

                                                   Commodity Pool Services, Inc.
Commodity Trading Advisor                          d.b.a. Jalex Trading
Commencement of trading client accounts            August 2002
Commencement of trading pursuant to this program   Feb 2003
Number of accounts in this program                 1
Total nominal assets in this program               $18,082
Total actual assets in this program                $18,082
Total nominal assets managed by this CTA           $18,082
Total actual assets managed by this CTA            $18,082
Largest monthly draw-down                          May 2003:    -43.41%
Worst peak-to-valley draw-down                     April 2003 to May 2003: 4.60%
Number of accounts closed with profits             0
Number of accounts closed with losses              1

            Performance Of Accounts Under The Direction Of Mr. Shell

Mr. Shell, a principal of CPSI, previously served as the principal of Kesef Advisors (a registered CTA). Kesef offered two trading programs - its Intraday Program and Grain Spread Program. Both programs are now closed. The performance history of these programs are presented below:

Table Q        Kesef Advisors, Inc. Intraday Program (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ---------------------------
Year                      Rate of Return
------------------- ---------------------------
2000                  -25.63% (Mar to June)
------------------- ---------------------------

Note: The Intraday Program began trading in March 2000. From March 2000 through April 2000, Kesef only executed day trades in this program. In May 2000, Kesef added Grain Spread trading to this program.

Table Summary

Commodity Trading Advisor                                  Kesef Advisors
Commencement of trading in client accounts                 Sep 1999
Commencement of trading pursuant to this program           Mar 2000
Cessation of trading                                       June 2000
Number of accounts under management                        0
Total actual assets managed by this CTA                    $ 0
Total actual assets traded pursuant to this program        $ 0
Largest monthly draw-down                                  May 2000 -22.08
Worst peak-to-valley draw-down                             May-June 2000 -25.63
Number of accounts closed with profits                     0
Number of accounts closed with losses                      1

Table R           Kesef Advisors, Inc. Grain Spread Program -  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

-------------- ---------------------
Year              Rate of Return
-------------- ---------------------
2000            6.19% (Jan to Apr)
-------------- ---------------------
1999            7.70% (Sep to Dec)
-------------- ---------------------

Table Summary (Closed)

Commodity Trading Advisor                           Kesef Advisors
Commencement of trading in client accounts          Sep 1999
Cessation of trading                                Mar, 2000
Number of accounts under management                 0
Total actual assets managed by this CTA             $ 0
Total actual assets traded pursuant to this program $ 0
Largest monthly draw-down                           Oct 1999  -8.64%
Worst peak-to-valley draw-down                      Oct 1999 to Jan 2000 -10.58%
Number of accounts closed with profits              1
Number of accounts closed with losses               0

         ADDENDUM TO DISCLOSURE DOCUMENT FOR QUALIFIED RETIREMENT PLANS

Purchases by Qualified Retirement Plans - ERISA Considerations. The purchase of units of membership interests of Hanseatic Discretionary Pool, L.L.C. may be a suitable investment for certain qualified retirement plans. The term "qualified retirement plan" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed therefrom. Such plans include corporate pension and profit-sharing plans, "simplified employee pension plans," and IRAs for persons (including employees and self-employed persons) who receive compensation income. Before proceeding with such a purchase, the person with investment discretion on behalf of a qualified retirement plan must determine whether the purchase of units is (a) permitted under the governing instruments of the plan and (b) appropriate for that particular plan in view of its overall investment policy and the composition and diversification of its portfolio. Among other factors, such a determination is likely to require consideration of (i) whether the investment is prudent, considering the nature of the Company; (ii) whether the investment satisfies the diversification requirements of Section 404 of the Employee Retirement Income Security Act of 1974 ("ERISA"); (iii) whether the investment is or will be a plan asset within the definition set forth in ERISA and the regulations issued by the United States Department of Labor (the "Department of Labor"); (iv) whether such investment may result in the creation of unrelated business taxable income, which is not exempt from taxation under the Internal Revenue Code of 1986, as amended (the "Code"); and (v) the fact that, although units periodically may be redeemed by the Company, there may be no market in which such fiduciary can sell or otherwise dispose of the units.

Section 404 of ERISA imposes a duty on trustees or other fiduciaries responsible for plan investments to exercise prudence in the selection of investments, and to diversify such investments to minimize the risk of losses to the plan. An investment in the Company constitutes a highly speculative and relatively illiquid investment and, although ERISA does not prohibit plans from engaging in such investments per se, each plan fiduciary must carefully consider whether, in light of the plan's overall investment portfolio, the risks inherent in an investment in the Company are consistent with the standards of Section 404 of ERISA. THE COMPANY HAS NO RESPONSIBILITY FOR DETERMINING WHETHER A PURCHASE OF UNITS IS A PRUDENT INVESTMENT FOR ANY PLAN.

Those considering the purchase of units on behalf of qualified retirement plans should also be aware that, if the assets of an investing plan were to be treated for purposes of ERISA and the Code as including the underlying assets of the Company, such treatment would make the units an inappropriate investment for such plans. If Company assets were deemed to be plan assets, the fiduciary standards of Title I of ERISA, which generally apply to trustees and other fiduciaries of such plans, would also extend to the CPO, and such standards could limit the transactions into which the Company could enter. In addition, treatment of Company assets as plan assets might give rise to "prohibited transactions" under ERISA and the Code.

Under Department of Labor Regulation Section 2510.3-101, the assets of a limited liability company will not be "plan assets" of a qualified retirement plan which purchases an equity security of such entity if equity participation in the company by qualified retirement plan investors is not significant. For this purpose, the term "qualified retirement plan investors" includes both plans covered by ERISA and other investors with similar investment objectives, such as governmental pension and welfare benefit plans. The equity participation of qualified retirement plan investors is not "significant" if their aggregate interest is less than 25% of the value of any class of equity interest in the entity. For purposes of the 25% test, the value of any membership interests held by a person (other than a qualified retirement plan investor) who has discretionary control with respect to the assets of the Company or any person who provides investment advice for a fee (direct or indirect) with respect to the Company's assets, or any affiliate of such a person, shall be disregarded. Under that regulation, the 25% test must also be applied whenever there is an additional issuance of units, and if, in the interim, non-qualified retirement plan members have redeemed units, the 25% test may be exceeded.

Each fiduciary of a qualified retirement plan which purchases units must agree, by executing the Subscription Agreement and Power of Attorney and the Supplement to the Subscription Agreement and Power of Attorney for Qualified Retirement Plans, that the Company may redeem its units as it determines to be necessary to avoid a violation of the fiduciary provisions of ERISA. If a prohibited transaction occurs, the penalties imposed by the Department of Labor and the Internal Revenue Service (the "Service") will be imposed on parties-in-interest as defined in ERISA Section 3(14) or disqualified persons as defined in Code
Section 4975. Additionally, if a prohibited transaction were ever considered to have occurred by reason of a plan's investment in the Company, the fiduciary who authorized such investment could be held liable therefore.

Units may not be purchased with the assets of a qualified retirement plan if the CPO, or any of its respective affiliates either: (i) has investment discretion with respect to the investment of such plan assets; (ii) has authority or responsibility to regularly give investment advice with respect to such plan, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; (iii) has discretionary authority or discretionary responsibility for administration of the plan; or (iv) is an employer maintaining or contributing to such plan. Each fiduciary who authorizes a purchase of units by a plan must determine for himself whether such purchase would constitute a prohibited transaction and should consult with his or its advisor on tax and ERISA issues concerning these matters.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF QUALIFIED RETIREMENT PLANS IS IN NO RESPECT A REPRESENTATION BY THE CPO THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE CPO, IN ITS SOLE DISCRETION, RESERVES THE RIGHT TO REJECT THE SUBSCRIPTION OF ANY QUALIFIED RETIREMENT PLAN, IF IT BELIEVES THAT THE ACCEPTANCE OF ADDITIONAL
QUALIFIED RETIREMENT PLAN SUBSCRIPTIONS MAY JEOPARDIZE THE STANDING OF THE COMPANY UNDER APPLICABLE LAW AS A PERMISSIBLE INVESTMENT BY SUCH PLANS.

The fiduciary provisions of ERISA are highly complex, and the foregoing is merely a brief summary of some of its provisions. Each qualified retirement plan should consult with its own counsel as to the applicability of ERISA prior to investing in the Company.

Tax Considerations. Tax exempt retirement plans including corporate pension and profit sharing plans, simplified employee pension plans and IRAs are generally exempt from federal income taxation except to the extent their "unrelated business income" exceeds $1,000 for any taxable year. Interest, as well as gains or losses from the sale, exchange or other disposition of property other than inventory or property held primarily for sale in the ordinary course of trade or business are generally excluded from the computation of unrelated business income. A retirement plan is entitled to deductions which include, but are not limited to, those for ordinary and necessary business expenses. PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL ADVISORS REGARDING THE CONSIDERATIONS INVOLVED IN AN INVESTMENT IN THE COMPANY BY A PARTICULAR PLAN, INCLUDING THE APPROPRIATENESS OF AN INVESTMENT, CERTAIN STATE LAWS COVERING SUCH INVESTMENTS AND THE REQUIREMENTS OF ERISA.

                              FINANCIAL STATEMENTS
                                   ----------
                                TABLE OF CONTENTS
                                   ----------




                                                                       Page

HANSEATIC DISCRETIONARY POOL, L.L.C.

Independent Auditor's Report                                           F-3

Audited Financial Statements

         Statement of Financial Condition (Balance Sheet)              F-4

         Statement of Operations                                       F-5

         Statement of Cash Flows                                       F-6

         Statement of Changes In Members' Equity                       F-7

         Notes To Financial Statements                                 F-8

Unaudited Interim Financial Statements

         Statement of Financial Condition (Balance Sheet)              F-12

         Statement of Operations                                       F-13

         Statement of Cash Flows                                       F-14

         Statement of Changes In Members' Equity                       F-15

         Notes To Financial Statements (Unaudited)                     F-16



                                      F 1

                                    ---------
                                 TABLE OF CONTENTS (Continued)
                                    ---------



                                                                       Page

POOL MANAGEMENT SERVICES, INC.

Independent Auditor's Report                                           F-20

Audited Financial Statements

         Statement of Financial Condition (Balance Sheet)              F-21

         Statement of Operations                                       F-22

         Statement of Cash Flows                                       F-23

         Statement of Changes In Shareholder Equity                    F-24

         Notes To Financial Statements                                 F-25

Unaudited Interim Financial Statements

         Statement of Financial Condition (Balance Sheet)              F-29

         Statement of Operations                                       F-30

         Statement of Cash Flows                                       F-31

         Statement of Changes In Shareholder Equity                    F-32




                                      F 2

  DONAHUE ASSOCIATES, L.L.C.
  27 BEACH ROAD, SUITE CO5-A
  MONMOUTH BEACH, NJ.    07750
  Phone: (732) 229-7723

                          Independent Auditor's Report

The Members

Hanseatic Discretionary Pool, LLC

We have audited the accompanying balance sheets of Hanseatic Discretionary Pool, LLC as of December 31, 2002 and December 31, 2001 and the related statements of operations and changes in members' equity, and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements presented are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hanseatic Discretionary Pool, LLC as of December 31, 2002 and December 31, 2001 and the results of operations, changes in members' equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Brian Donahue
-----------------


Monmouth Beach, New Jersey
March 30, 2003


                                      F 3

                      Hanseatic Discretionary Pool, L.L.C.
                                  Balance Sheet
                  As of December 31, 2002 and December 31, 2001

                                                        31-Dec-02      31-Dec-01
                                                     ------------    -----------
ASSETS

  Current assets:
     Cash and short term marketable securities       $    196,596    $   237,750
     Deposits with clearing broker:                     2,583,431      3,909,235
     Prepaid operating fees                                40,422              0
     Interest receivable                                      318          4,586
                                                     ------------    -----------
          Total Current Assets                          2,820,767      4,151,571
                                                     ------------    -----------
         Total Assets                                 $ 2,820,767    $ 4,151,571
                                                     ============    ===========

LIABILITIES

  Redemptions payable                                 $   102,818    $   136,656
  Subscriptions pending                                    95,200          1,138
  Net asset fees payable                                   14,646         24,231
  Operating expenses payable                                2,817          2,580
                                                     ------------    -----------
         Total Liabilities                                215,481        164,605


MEMBERS' EQUITY (Units redeemable at the Option of the unit holder)

Manager  (416 units at 12/31/02                       $    43,371    $    45,616
   and 416 units at 12/31/01)

Members (24,587 units at 12/31/02                     $ 2,561,915    $ 3,941,350
   and 35,967 units at 12/31/01)
                                                     ------------    -----------
         Total Members' Equity                        $ 2,605,286    $ 3,986,966
                                                     ------------    -----------
         Total Liabilities & Member's equity          $ 2,820,767    $ 4,151,571
                                                     ============    ===========




Please see the notes to these financial statements.



                                      F 4

                      Hanseatic Discretionary Pool, L.L.C.
                            Statements of Operations
           For the Years Ended December 31, 2002 and December 31, 2001



                                                     31-Dec-02        31-Dec-01
                                                    -----------     ------------
Revenues:
   Gross realized trading gains (losses)             $  47,128       $ (581,975)
   Change in open trade equity loss                    (50,954)        (164,504)
                                                    -----------     ------------
   Total loss from trading                              (3,826)        (746,479)

Administrative expenses:
   Net Asset fees                                      181,240          238,235
   Operating expenses                                   29,539           17,717
                                                    -----------     ------------
Total administrative expenses                          210,779          255,952
                                                    -----------     ------------
   Income (loss) from operations                      (214,605)      (1,002,431)

Other income (expense):
    Interest income                                     31,932          173,755
    Rebates and other income                                 0            1,431
    Interest expense                                         0          (69,090)
                                                    -----------     ------------
Net loss before provision for income taxes            (182,673)        (896,335)

  Provision for income taxes                                 0                0
                                                    -----------     ------------
Net loss available to members                        $(182,673)      $ (896,335)
                                                    ===========     ============


Net loss per unit                                    $   (6.97)      $   (21.83)

Weighted average of units outstanding                   26,208           41,067









Please see the notes to these financial statements.


                                      F 5

                      Hanseatic Discretionary Pool, L.L.C.
                            Statements of Cash Flows
           For the Years Ended December 31, 2002 and December 31, 2001




                                                         31-Dec-02    31-Dec-01
                                                        ----------   -----------
Cash flows from (for) operating activities:

         Net loss available to partners                 $ (182,673)   $(896,335)

         Changes in other operating assets/liabilities:

           Clearing broker deposits                      1,325,804     (320,832)
           Interest receivable                               4,268        9,176
           Prepaid expenses                                (40,422)         787
           Operating expenses payable                          237        2,580
           Net asset fees payable                           (9,585)      18,000
           Incentive fees payable                                0      (89,537)
           Interest payable                                      0      (14,476)
                                                        ----------   -----------
       Net cash used by operating activities             1,097,629   (1,290,637)

Cash flows from (for) financing activities:

           Subscriptions received                          512,265    4,306,267
           Redemptions paid                             (1,651,048)  (3,077,280)
                                                        ----------   -----------
       Net cash provided by financing activities        (1,138,783)   1,228,987
                                                        ----------   -----------
       Net change in cash position                         (41,154)     (61,650)

Cash balance at beginning of fiscal year                   237,750      299,400
                                                        ----------   -----------
Cash balance at end of the fiscal year                  $  196,596   $  237,750
                                                        ==========   ===========

Supplemental disclosures of cash flow information:

     Interest paid during the period                    $        0    $   69,090
     Income taxes paid during the period                $        0    $        0






Please see the notes to these financial statements.


                                      F 6

                      Hanseatic Discretionary Pool, L.L.C.
                     Statement of Changes in Members' Equity
                    From January 1, 2001 to December 31, 2002

                                                    Members'               Units                Net Value
                                                     Equity             Outstanding              per unit
                                                -------------          -------------          -------------
Net Asset Value at January 1, 2001                $ 3,216,468              26,620                  $121
              Subscriptions                         4,496,714              34,059
              Redemptions                          (2,829,881)            (24,296)
              Net loss                               (896,335)
                                                -------------          -------------          -------------
Net Asset Value at December 31, 2001              $ 3,986,966              36,383                  $110

              Subscriptions                           418,203               3,979
              Redemptions                          (1,617,210)            (15,359)
              Net loss                               (182,673)
                                                -------------          -------------          -------------
Net Asset Value at December 31, 2002              $ 2,605,286              25,003                  $104
                                                =============          =============          =============





Please see the notes to these financial statements.


                                      F 7

Hanseatic Discretionary Pool, L.L.C.
Notes to the Financial Statements

For the Years Ended December 31, 2002 and December 31, 2001

Note 1.  Organization and Summary of Significant Accounting Policies

The Hanseatic Discretionary Pool, LLC (the Pool) is a limited liability company organized under the laws of the state of New York in September 1998. In July 2000, the state of organization of the Pool was moved to Oklahoma. The Pool is operated by Pool Management Services, Inc., a commodity pool operator (member of the National Futures Association and registered with the Commodity Futures Trading Commission). The Pool may and does use funds that are combined for the purpose of speculative trading in commodity futures and option contracts.

Use of Estimates: The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Cash & short term deposits: For the purposes of the statement of cash flows, cash includes cash deposits and short term securities with maturity dates of less than three months from the date of the financial statements.

Deposits with Clearing Broker: Includes the assets of the Company on deposit with the clearing futures commission merchant at December 31, 2002 and December 31, 2001. Cash balance reflects the amount of cash on deposit at the fiscal year end and open trade equity is the value of all open futures and options position marked to the market using the closing settlement prices of the open futures and options contracts at December 31, 2002 and December 31, 2001. Deposits with the clearing broker are used to margin open positions with the Pool's clearing broker.

Subscriptions pending: Funds received from prospective members to the Pool are accounted for as subscriptions pending until the appropriate paperwork and verification procedures have been completed. Upon completion, subscriptions pending are transferred to members' equity.

Revenue Recognition: Gross realized trading gains or losses are recognized on the trade date. Positions open at period end are marked to market using the closing settlement price at period end and are included in changes in open trade equity.

Commission expenses: Prior to April 2001, the commissions expense on each round turn trade executed was capped at $30 per round turn, inclusive of all fees charged by the Pool's clearing futures commission merchant. In the event the Pool paid a commission fee in excess of $30 per round turn, the excess was reimbursed to the Pool by the Pool's manager.

In April 2001 (See Note 7), the fee structure of the Pool was amended so that Pool was charged an annual fixed commission rate of 5.8% of the Pool's net asset value, paid monthly at a rate of .41667%. The 5.8% annual fixed commission rate included a trailer commission of approximately 4.0% annually (pad monthly at a rate of .33333%) of the Pool's net asset value.

Net Asset Fees: The Pool's manager charges a monthly net asset fee of .1667% of the Pool's net asset value. Upon collecting the net asset fee, the Pool's Manager in turn pays the entirety of the net asset fee to Hanseatic Group, the Pool's Trading Advisor.

Incentive fees: The Pool's manager charges an incentive fee of 10% on the new net trading profits of the Pool, calculated on a quarterly basis. Additionally, the Pool's Commodity Trading Advisor charges an incentive fee of 10% on the new net trading profits of the Pool, calculated on a quarterly basis.

Currency conversion: The Pool applies Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation. Accordingly, the gains and losses on speculative trading transacted in a foreign currency are included in the statement of operations in total revenues or losses from trading. Gains or losses from currency conversion arise when gains or losses from trading transacted in a foreign currency are converted to U.S. dollars. These gains or losses are determined by the difference between the foreign currency rate in effect at the opening of the speculative transaction in a foreign currency and the repatriation of funds to U.S. dollars.

                                      F 8

Income Taxes- The Pool has elected to be taxed as a partnership under the Internal Revenue Service Code. Accordingly, the individual members of the Pool report the Pool's taxable income.

Recent accounting pronouncements- In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit of Disposal Activities"(SFAS 146). This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities. Under SFAS 146 companies will recognize a cost associated with an exit or disposal activity when a liability has been incurred. SFAS 146 also introduces discounting the liability associated with the exit or disposal activity for the time between the cost being incurred and when the liability is ultimately settled. Management has concluded that the adoption of SFAS 146 would not have had a material impact on the Company's fiscal 2002 financial position or results of operations.

In  October  2002,  the FASB  issued  SFAS No.  147,  "Acquisitions  of  Certain
Financial Institutions"(SFAS 146). The statement provides guidance on the accounting for the acquisition of a financial institution where the excess of the fair value of liabilities assumed over the fair value of tangible and intangible assets acquired represents goodwill. Management has concluded that the adoption of SFAS 147 would not have had a material impact on the Company's fiscal 2002 financial position or results of operations.

 In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure"(SFAS 148). The statement provides alternative methods of transition for a change to a fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS 123. Management has concluded that the adoption of SFAS 148 would not have had a material impact on the Company's fiscal 2002 financial position or results of operations.

Note 2. Fair Values of Financial Instruments

The carrying amounts of broker deposits, interest receivable, redemptions payable and pending subscriptions, and net asset fees and operating expenses payable reported in the balance sheet are estimated by management to approximate fair value.

Note 3. Allocation of Net Income

The net income or loss of the Pool is allocated to the participants on a pro-rata monthly basis based upon each partner's weighted percentage ownership during the month.

Note 4. Financial Instruments with Off-Balance Sheet Risk and Concentrations of Credit Risk

The Pool engages in speculative trading in exchange traded futures and options contracts that involve varying degrees of market and credit risk that exposes the Pool to risk of loss that may be in excess of the amounts presented in the balance sheet. Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the market values of the instruments underlying the futures and options contracts. All contract positions are stated at fair value and those values are reflected in total revenue from trading in the statement of operations.

As of December 31, 2002, the fair value of the open contracts of the Pool is a deficit of $2,297 and a credit of $48,687 at December 31, 2001. The margin required to be deposited at the clearing broker to margin the Pool's open positions was $73,725 and $568,000 at December 31, 2002 and December 31, 2001, respectively.

The value of Pool's assets may have changed significantly by the date of this report due to changes in market prices for the contracts open at December 31, 2002.

The Pool is exposed to credit risk in the event of nonperformance by counter parties to financial instruments. The credit risk from counter party nonperformance associated with these financial instruments is the net unrealized gain, if any included in the statement of operations. The Pool seeks to mitigate credit risk by conducting transactions in designated exchange traded futures and options contracts. The Pool does not participate in "over the counter" trading in futures and option contracts. As opposed to "over the counter" trading, the counter party to all contracts is the clearing exchange and performance is guaranteed by the full membership of the exchange.

The Pool seeks to control market risk by monitoring all open positions for adverse changes in market price on a real time basis. The Pool places protective stop orders and, in some cases, defensive hedge positions in order to protect Pool assets.

                                      F 9

Note 5. Other Concentrations of Credit Risk

The Pool has a substantial portion of its assets on deposit with the clearing futures commission merchant. The Pool's assets are commingled with the assets of other unrelated entities with similar deposits at the clearing futures commission merchant. In the event of the insolvency of the clearing futures commission merchant, recovery of the Pool's assets may be limited to a pro rata share of available funds on deposit with the clearing futures commission merchant.

Note 6. Related Party Transactions

The Pool's manager receives a net asset fee, which it pays, in its entirety, to the Pool's Commodity Trading Advisor. The Pool's manager also receives a quarterly incentive fee. During fiscal years 2002 and 2001, the manager received total net asset fees and incentive fees of $161,955 and $243,860, respectively.

During fiscal years 2002 and 2001, the Pool's manager received a portion of the commissions paid to the clearing broker, based upon the amount of trades transacted by the Pool of $0 and $15,093, respectively.

Note 7. Change in Pool's Fee Structure

In March 2001, the compensation structure of the Pool was amended. Under the terms of the new compensation structure, the Pool's manager no longer receives a portion of the commission charged to the Pool by the clearing futures commission merchant on trades transacted. Instead the Pools manager receives a trailer commission that is part of the 5.8% annual fixed commission fee paid by the pool. The Pool's manager receives the trailer commission in addition to the net asset fee and incentive fees described in Note 1.

The amount of the trailer commission paid to the Pool's manager is approximately 4% per annum. The trailer commission is equal to: the 5.8% fixed commission fee (payable monthly), less the commissions and other per trade fees charged by the Pool's clearing futures commission merchant. The trailer commission is then reduced by: 1) commissions and/or trailer commissions paid to selling agents, and 2) Any of the Pool's operating expenses that exceed 1% of the annual average net asset value of the Pool.

Additionally, after March 2001, interest income earned on Pool assets would no longer be paid to the Pool manager, but would instead accrue to the Pool.

Note 8. Net Income Per Unit

The Company calculates net income per unit based on the weighted average of membership units outstanding during the fiscal year. There are no other financial instruments outstanding that are convertible into units during the fiscal years 2002 and 2001. The following table is a detail of membership units and the average weighted membership units outstanding for fiscal years ended December 31, 2002 and December 31, 2001.

                                            2002               2001
                                            ----               ----

Outstanding at December 31st                25,003            36,383

Weighted Average outstanding                26,208            41,067


Note 9. Redemptions

Members may redeem any part or all of their units in the pool upon written notice on or before the close of business of the last business day of any calendar month. The redemption amount will be based upon the net asset value of the units of membership interest as calculated at the end of the month in which the redemption request is received. Redemptions may not be granted in the event the Pool does not have enough liquid assets to pay the redemption.

Units that are redeemed within the first six months of subscription are charged a 4% early withdrawal fee. Units that are redeemed between the 6th month and the 12th month following subscription are charged a 3% early withdrawal fee.

                                      F 10

Note 10. Net Asset Value per Unit

Net Asset Value per unit is calculated by dividing the Net Asset Value of the Pool at the end of the reporting period by the number of pool units outstanding at the end of the reporting period.

The Net Asset Value of the pool is equal to: Existing pool cash funds, plus any new additions of cash funds, plus or minus profits or losses from closed trades, plus or minus profits or losses from trades currently open, less commission fees (inclusive of all transaction fees), plus or minus any gains or losses in the conversion of foreign currency, less net asset fees, less operating expenses, plus interest income.


                                      F 11

                      Hanseatic Discretionary Pool, L.L.C.
                             Unaudited Balance Sheet
                               As of June 30, 2003

                                                                  30-Jun-03
ASSETS

   Cash and short term marketable securities                           $99,346
   Deposits with clearing broker:                                    2,035,940
   Prepaid expenses                                                     39,927
   Interest receivable                                                     645
                                                                 --------------

          Total assets                                              $2,175,858
                                                                 ==============


LIABILITIES

  Redemption's payable                                                $101,246
  Subscriptions pending                                                      0
  Net asset fees payable                                                13,353
  Operating expenses payable                                               729
                                                                 --------------

          Total                                                        115,328
          liabilities


MEMBERS' EQUITY (Units redeemable at the option of the unit holder)

Manager  (416 units at 6/30/03 and 416 units at 12/31/02)               41,600
Members (20,140 units at 6/30/03 and 24,587 units at 12/31/02)       2,018,930
                                                                 --------------

          Total members' equity                                      2,060,530
                                                                 --------------

          Total liabilities & member's equity                       $2,175,858
                                                                 ==============




Please see the notes to these financial statements.


                                      F 12

                      Hanseatic Discretionary Pool, L.L.C.
                       Unaudited Statements of Operations
              For the Periods Ended June 30, 2003 and June 30, 2002

                                                            Six Months        Six Months    Three months  Three months
                                                             30-Jun-03         30-Jun-02       30-Jun-03     30-Jun-02
Revenues:
   Gross realized trading gains (losses)                     ($34,817)        ($46,848)         $26,189      ($40,772)
   Change in open trade equity gain (loss)                     12,542           (1,688)           4,917        21,026
                                                        --------------- ----------------   ------------- -------------

   Total revenues (loss) from trading                         (22,275)         (48,536)          31,106       (19,746)

Less cost of revenues:
   Incentive fees                                                    0               0                0             0
   Commission expenses                                        (68,985)         (86,293)         (32,216)      (38,279)
                                                        --------------- ----------------   ------------- -------------

Gross margin (deficit) on trading activities                  (91,260)        (134,829)          (1,110)      (58,025)

Administration expenses:
   Net asset fees                                              23,733           29,698           11,054        13,200
   Operating expenses                                          12,511           14,897            5,130         8,269
                                                        --------------- ----------------   ------------- -------------

Total administrative expenses                                  36,244           44,595           16,184        21,469
                                                        --------------- ----------------   ------------- -------------

   Income (loss) from operations                             (127,504)        (179,424)         (17,294)      (79,494)

Other income (expense):
    Interest income                                             5,480           15,403            2,128         6,469
    Other                                                      (2,804)          (3,114)             549         1,368
    Interest expense                                                0                0                0             0
                                                        --------------- ----------------   ------------- -------------

Net income (loss) before provision for income taxes          (124,828)        (167,135)         (14,617)      (71,657)

    Provision for income taxes                                      0                0                0             0
                                                        --------------- ----------------   ------------- -------------

Net income (loss) available to members                      ($124,828)       ($167,135)        ($14,617)     ($71,657)
                                                        =============== ================   ============= =============


Net income (loss) per unit                                     ($5.37)          ($6.20)          ($0.60)       ($2.83)

Weighted average of units outstanding                          23,231           26,959           24,349        25,308


Please see the notes to these financial statements.


                                      F 13

                      Hanseatic Discretionary Pool, L.L.C.
                       Unaudited Statements of Cash Flows
              For the Periods Ended June 30, 2003 and June 30, 2002

                                                      30-Jun-03       30-Jun-02
Cash flows from (for) operating activities:

     Net income (loss) available to members            ($124,828)    ($167,135)

     Changes in other operating assets
     and liabilities:
       Clearing broker deposits                          547,491     1,496,880
       Interest receivable                                  (327)        2,722
       Commissions receivable                                495       (15,579)
       Trailer commissions payable                             0        (7,239)
       Operating expenses payable                         (2,088)       (1,793)
       Net asset fees payable                             (1,293)       (2,697)
                                                     ------------- -------------
  Net cash provided (used) by operating activities       419,450     1,305,159

Cash flows from (for) financing activities:
       Subscriptions                                     100,200        79,138
       Subscriptions pending                             (95,200)       (1,138)
       Redemption's                                     (521,700)   (1,520,842)
                                                     ------------- -------------

  Net cash provided (used) by financing activities      (516,700)   (1,442,842)
                                                     ------------- -------------
  Net change in cash position                            (97,250)     (137,683)
Cash balance at beginning of fiscal year                 196,596       237,750
                                                     ------------- -------------
Cash balance at end of the period                        $99,346      $100,067
                                                     ============= =============

Supplemental disclosures of cash flow information:

   Interest paid during the period                       $0                $0
   Income taxes paid during the period                   $0                $0



Please see the notes to these financial statements.


                                      F 14

                      Hanseatic Discretionary Pool, L.L.C.
               Unaudited Statements of Changes in Members' Equity
              For the Periods Ended June 30, 2003 and June 30, 2002

                                      Members'          Units        Net Value
                                       Equity        Outstanding     per unit

Net Asset Value at January 1, 2002      $3,986,966          36,383         $110

              Subscriptions                 79,138             742

              Redemption's             (1,389,186)        (13,218)

              Net income (loss)          (167,135)
                                   ----------------  -------------- ------------

Net Asset Value at June 30, 2002        $2,509,783          23,907         $105
                                   ================  ============== ============




                                      Members'          Units        Net Value
                                       Equity        Outstanding     per unit

Net Asset Value at January 1, 2003      $2,605,286          25,003         $104

              Subscriptions                100,200             964

              Redemptions                (520,128)         (5,411)

              Net income (loss)          (124,828)
                                   ----------------  -------------- ------------

Net Asset Value at June 30, 2003        $2,060,530          20,556         $100
                                   ================  ============== ============








              Please see the notes to these financial statements.


                                      F 15

Hanseatic Discretionary Pool, L.L.C.
Notes to the Financial Statements

For the Periods Ended June 30, 2003 and June 30, 2002

Note 1.  Organization and Summary of Significant Accounting Policies

The Hanseatic Discretionary Pool, LLC (the Pool) is a limited liability company organized under the laws of the state of New York in September 1998. In July 2000, the state of organization of the Pool was moved to Oklahoma. The Pool is operated by Pool Management Services, Inc., a commodity pool operator (member of the National Futures Association and registered with the Commodity Futures Trading Commission). The Pool may and does use funds that are combined for the purpose of speculative trading in commodity futures and option contracts.

Use of Estimates: The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Cash & short-term deposits: For the purposes of the statement of cash flows, cash includes cash deposits and short-term securities with maturity dates of less than three months from the date of the financial statements.

Deposits with Clearing Broker: Includes the assets of the Pool on deposit with the clearing futures commission merchant used to margin open positions. Cash balance reflects the amount of cash on deposit and the value of all open futures and options position marked to the market using the closing settlement prices of the open futures and options contracts at June 30, 2003 and June 30, 2002.

Subscriptions pending: Funds received from prospective members to the Pool are accounted for as subscriptions pending until the appropriate paperwork and verification procedures have been completed. Upon completion, subscriptions pending are transferred to members' equity.

Revenue Recognition: Gross realized trading gains or losses are recognized on the trade date. Positions open at period end are marked to market using the closing settlement price at period end and are included in changes in open trade equity.

Commission expenses: The Pool is charged an annual fixed commission rate of 5.8% of the Pool's net asset value, paid monthly at a rate of .41667%. The 5.8% annual fixed commission rate included a trailer commission of approximately 4.0% annually (pad monthly at a rate of .33333%) of the Pool's net asset value.

Net Asset Fees: The Pool's manager charges a monthly net asset fee of .1667% of the Pool's net asset value. Upon collecting the net asset fee, the Pool's Manager pays the entirety of the net asset fee to Hanseatic Group, the Pool's Certified Trading Advisor.

Incentive fees: The Pool's manager charges an incentive fee of 10% on the new net trading profits of the Pool, calculated on a quarterly basis. Additionally, the Pool's Commodity Trading Advisor charges an incentive fee of 10% on the new net trading profits of the Pool, calculated on a quarterly basis.

Currency conversion: The Pool applies Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation. Accordingly, the gains and losses on speculative trading transacted in a foreign currency are included in the statement of operations in total revenues or losses from trading. Gains or losses from currency conversion arise when gains or losses from trading transacted in a foreign currency are converted to U.S. dollars. These gains or losses are determined by the difference between the foreign currency rate in effect at the opening of the speculative transaction in a foreign currency and the repatriation of funds to U.S. dollars.

                                      F 16

Income Taxes- The Pool has elected to be taxed as a partnership under the Internal Revenue Service Code. Accordingly, the individual members of the Pool report the Pool's taxable income.

Note 2. Allocation of Net Income

The net income or loss of the Pool is allocated to the participants on a pro-rata monthly basis based upon each partner's weighted percentage ownership during the month.

Note 3. Financial Instruments with Off-Balance Sheet Risk and Concentrations of Credit Risk

The Pool engages in speculative trading in exchange traded futures and options contracts that involve varying degrees of market and credit risk that exposes the Pool to risk of loss that may be in excess of the amounts presented in the balance sheet. Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the market values of the instruments underlying the futures and options contracts. All contract positions are stated at fair value and those values are reflected in total revenue from trading in the statement of operations.

The value of Pool's assets may have changed significantly by the date of this report due to changes in market prices for the contracts open at December 31, 2002.

The Pool is exposed to credit risk in the event of nonperformance by counter parties to financial instruments. The credit risk from counter party nonperformance associated with these financial instruments is the net unrealized gain, if any included in the statement of operations. The Pool seeks to mitigate credit risk by conducting transactions in designated exchange traded futures and options contracts. The Pool does not participate in "over the counter" trading in futures and option contracts. As opposed to "over the counter" trading, the counter party to all contracts is the clearing exchange and performance is guaranteed by the full membership of the exchange.

The Pool seeks to control market risk by monitoring all open positions for adverse changes in market price on a real time basis. The Pool places protective stop orders and, in some cases, defensive hedge positions in order to protect Pool assets.

Note 4. Other Concentrations of Credit Risk

The Pool has a substantial portion of its assets on deposit with the clearing futures commission merchant. The Pool's assets are commingled with the assets of other unrelated entities with similar deposits at the clearing futures commission merchant. In the event of the insolvency of the clearing futures commission merchant, recovery of the Pool's assets may be limited to a pro rata share of available funds on deposit with the clearing futures commission merchant.

Note 5. Net Income Per Unit

The Company calculates net income per unit based on the weighted average of membership units outstanding during the period. There are no other financial instruments outstanding that are convertible into units during the periods presented. The following table is a detail of membership units and the average weighted membership units outstanding for the six and three months ended June 30, 2003 and June 30, 2002

                                               Six Months       Six Months
                                                30-Jun-03       30-Jun-02

  Units outstanding                                   20,556           23,907
                                             ================ ================

  Weighted average of units outstanding               23,231           26,959
                                             ================ ================


                                      F 17

                                              Three Months     Three Months
                                                30-Jun-03       30-Jun-02

  Units outstanding                                   20,556           23,907
                                             ================ ================

  Weighted average of units outstanding               24,349           25,308
                                             ================ ================



Note 6. Redemptions

Members may redeem any part or all of their units in the pool upon written notice on or before the close of business of the last business day of any calendar month. The redemption amount will be based upon the net asset value of the units of membership interest as calculated at the end of the month in which the redemption request is received. Redemptions may not be granted in the event the Pool does not have enough the liquid assets to pay the requested redemption.

Units that are redeemed within the first six months of subscription are charged a 4% early withdrawal fee. Units that are redeemed between the 6th month and the 12th month following subscription are charged a 3% early withdrawal fee.

Note 7. Net Asset Value per Unit

Net Asset Value per unit is calculated by dividing the Net Asset Value of the Pool at the end of the reporting period by the number of pool units outstanding at the end of the reporting period.

The Net Asset Value of the pool is equal to: Existing pool cash funds, plus any new additions of cash funds, plus or minus profits or losses from closed trades, plus or minus profits or losses from trades currently open, less commission fees (inclusive of all transaction fees), plus or minus any gains or losses in the conversion of foreign currency, less net asset fees, less operating expenses, plus interest income.


                                      F 18

                          Pool Management Services Inc.

                          Audited Financial Statements

                      For the Year Ended December 31, 2002

                              and December 31, 2001

       The purchaser of Units in the Hanseatic Discretionary Pool, L.L.C.
         will not receive an interest in Pool Management Services, Inc.


                                      F 19

DONAHUE ASSOCIATES, L.L.C.
27 BEACH ROAD, SUITE CO5-A
MONMOUTH BEACH, NJ.    07750

Phone: (732) 229-7723




                          Independent Auditor's Report

The Shareholders
Pool Management Services, Inc.


We have audited the accompanying balance sheets of Pool Management Services Inc. as of December 31, 2002 and December 31, 2001 and the related statements of operations and changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements presented are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pool Management Services Inc. as of December 31, 2002 and December 31, 2001 and the results of operations, changes in shareholders' equity and cash flows for the year then ended in conformity with generally accepted accounting principles generally accepted in the United States of America.

/s/ Brian Donahue
-----------------

Monmouth Beach, New Jersey
March 25, 2003


                                      F 20

                          Pool Management Services Inc.
                                 Balance Sheets
                  As of December 31, 2002 and December 31, 2001

                                                    31-Dec-02     31-Dec-01
ASSETS

  Current assets:
     Cash                                                $ 192         $ 344
     Investment in pool (at cost)                       45,616        54,434
     Commissions receivable                             14,646        24,231
                                                   ------------ -------------

         Total Current Assets                           60,454        79,009

  Other assets:
     Advances to shareholders                            7,950         7,950
                                                   ------------ -------------

                                     Total Assets      $68,404       $86,959
                                                   ============ =============


LIABILITIES & SHAREHOLDERS' EQUITY

  Current liabilities:
     Bank loan payable                                  34,004        27,645
     Accounts payable                                   18,275        29,849
     Income tax payable                                    685             0
                                                   ------------ -------------

         Total Current Liabilities                      52,964        57,494

     Payable to shareholder                              8,000             0

  Shareholders' Equity:
     Common stock, $1 par value; authorized
        1,000 shares,
        issued and outstanding, 200 shares                 200           200
          Additional paid in capital                     1,226         1,226
     Retained earnings                                   6,014        28,039
                                                   ------------ -------------
                                                   ------------ -------------
         Total shareholders' equity                      7,440        29,465
                                                   ------------ -------------

         Total Liabilities & Shareholders' Equity      $68,404       $86,959
                                                   ============ =============

Please see the notes to the financial statements.

The purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services, Inc.





                                      F 21

                          Pool Management Services Inc.
                            Statements of Operations
           For the Years Ended December 31, 2002 and December 31, 2001

                                                      31-Dec-02      31-Dec-01
                                                      ---------      ---------

Management fee revenues                               $  65,763      $ 110,044
Incentive fee revenues                                        0        216,003
Brokerage commissions revenues                          159,218        123,133
                                                     -----------  -------------

  Total revenues                                        224,981        449,180

Less cost of revenues:
   Incentive fee rebates                                      0       (61,797)
   Management fee rebates                              (67,829)      (121,501)
   Commission rebates                                   (2,394)       (11,533)
                                                     -----------  -------------

Gross profit                                            154,758        254,349

General administrative expenses:
   Salaries expense                                      50,500              0
   Officer management fees                               13,914        292,304
   Registrations                                          1,250         16,850
   Professional fees                                     27,923         80,547
   Office administration                                  8,631        (5,387)
                                                     -----------  -------------

Total administrative expenses                           102,218        384,314
                                                     -----------  -------------

Income (loss) from operations                            52,540      (129,965)

Other Income (expenses):
    Interest income                                       2,360         85,130
    Interest expense                                    (2,602)        (1,700)
    Realized loss on pool investment                      (138)              0
                                                     -----------  -------------

Net income (loss) before income tax provision            52,160       (46,535)

Provision for income tax                                  (685)              0
                                                     -----------  -------------


Net income (loss)                                     $  51,475    $ ($46,535)
                                                     ===========  =============



Please see the notes to the financial statements.

The purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services, Inc.


                                      F 22

                          Pool Management Services Inc.
                            Statements of Cash Flows
           For the Years Ended December 31, 2002 and December 31, 2001

                                                      31-Dec-02     31-Dec-01
                                                      ---------     ---------
Operating Activities:
     Net income (loss)                                 $ 51,475     $(46,535)

Changes in other operating assets and liabilities:

     Commissions receivable                               9,585        76,772
     Incentive fees payable                                   0      (54,403)
     Sales commissions payable                                0       (1,118)
     Accounts payable                                  (11,574)        29,849
     Income taxes payable                                   685      (20,396)
                                                      ----------    ----------

Net cash provided (used) by operations                   50,171      (15,831)

Investing Activities:
     Investment in pools                                  8,818      (17,999)
                                                      ----------    ----------

Net cash provided (used) by investing activities          8,818      (17,999)

Financing Activities:
     Advances repaid by shareholders                          0         4,150
     Dividends paid                                    (73,500)       (3,800)
     Proceeds from bank loan                              6,359        50,000
     Payment of bank loan                                     0      (22,355)
     Loan from shareholder                                8,000             0
                                                      ----------    ----------

Net cash provided (used) by financing activities       (59,141)        27,995
                                                      ----------    ----------

Net decrease in cash during fiscal year                   (152)       (5,835)

Cash balance at the beginning of fiscal year                344         6,179
                                                      ----------    ----------

Cash balance at the end of fiscal year                     $192          $344
                                                      ==========    ==========


Supplemental disclosures of cash flow information:

     Interest paid during the fiscal year                $2,602        $1,700
     Income taxes paid during the fiscal year                $0            $0



Please see the notes to the financial statements.

The purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services, Inc.



                                      F 23

                          Pool Management Services Inc.
                  Statement of Changes in Shareholders' Equity
                    From January 1, 2001 to December 31, 2002

                                      Common          Par Value         Paid in        Retained
                                      Shares          Amount            Capital        Earnings       Total
                                      ------          ------            -------        --------       -----
Balance at January 1, 2001                 200            $ 200         $ 1,226        $ 78,374        $79,800

Dividends paid for fiscal year 2001                                                      (3,800)        (3,800)

Net income for fiscal year 2001                                                         (46,535)       (46,535)
                                      ---------  ---------------  --------------  --------------  -------------

Balance at December 31, 2001               200              200           1,226          28,039         29,465

Dividends paid for fiscal year 2002                                                     (73,500)       (73,500)

Net income for fiscal year 2002                                                      5    1,475         51,475
                                      ---------  ---------------  --------------  --------------  -------------


Balance at December 31, 2002               200            $ 200         $ 1,226         $ 6,014        $ 7,440
                                      =========  ===============  ==============  ==============  =============












Please see the notes to the financial statements.

The purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services, Inc.



                                      F 24

Pool Management Services Inc.
Notes to the Financial Statements
From January 1, 20001 to December 31, 2002

Note 1: Organization and Significant Accounting Policies

Pool Management Services, Inc. (the Company) was incorporated in August 1998 as Vantage Capital Management, Inc. in the state of New York. In September 1998, the Company changed its name to Day Traders Club, Inc. In February 2001, the Company changed its name to Pool Management Services Inc. In June 2000, the Company dissolved its incorporation in the state of New York and incorporated in the state of Oklahoma.

The Company is a registered commodity pool operator (CPO) with the Commodity Futures Trading Commission and the National Futures Association. The Company sells units in various pools for investment and, in addition, manages the administration of various pools.

Revenue Recognition- The Company recognizes revenue from management, incentive, and brokerage fees when these services have been provided to the various pools it manages. Management fees are fees received for the administration of pools and are based upon the size of the pool, generally 2% of the pool's net asset value per annum. Incentive fees are based upon futures and options trading profits earned by the pools, generally 20% of new net profits. Commission fees are based upon the volume of trades transacted by the pool.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include. Actual results may differ from these estimates.

Cash and cash equivalents- Cash equivalents include highly liquid short-term investments with an original maturity of three months or less.

Investment in Pool- Represents units of ownership in the Hanseatic Discretionary Pool, L.L.C., a pool that is administrated by the Company. The investment is accounted for as per SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, and is classified as an investment held to maturity. Accordingly, the investment is recorded at historical cost.

Incentive fees Payable: The Company recognizes incentive fees payable as they become due. Incentive fees are payments made to the commodity-trading advisor
(CTA) of the pool that is administered by the Company. Incentive fees are based upon futures and options trading profit earned by the pool and are generally 20% of new net profits.

Accounting for Income Taxes. The Company accounts for income taxes under the accrual method established by Statement of Financial Accounting Standards (SFAS) No. 109), SFAS 109 requires recognition of deferred tax assets and liabilities for the expected futures tax consequences and events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted rates for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Recent accounting pronouncements- In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit of Disposal Activities"(SFAS 146). This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities. Under SFAS 146 companies will recognize a cost associated with an exit or disposal activity when a liability has been incurred. SFAS 146 also introduces discounting the liability associated with the exit or disposal activity for the time between the cost being incurred and when the liability is ultimately settled. Management has concluded that the adoption of SFAS 146 would not have had a material impact on the Company's fiscal 2002 financial position or results of operations.

In  October  2002,  the FASB  issued  SFAS No.  147,  "Acquisitions  of  Certain
Financial Institutions"(SFAS 146). The statement provides guidance on the accounting for the acquisition of a financial institution where the excess of the fair value of liabilities assumed over the fair value of tangible and intangible assets acquired represents goodwill. Management has concluded that the adoption of SFAS 147 would not have had a material impact on the Company's fiscal 2002 financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure"(SFAS 148). The statement provides alternative methods of transition for a change to a fair value based method of accounting for stock-based employee compensation and amends the disclosure


                                      F 25
requirements of SFAS 123. Management has concluded that the adoption of SFAS 148 would not have had a material impact on the Company's fiscal 2002 financial position or results of operations.

Note 2. Fair Values of Financial Instruments

The  carrying  amounts  of  cash,  commissions  receivables,   pool  investment,
incentive fees payable, income taxes payable and accounts payable reported in the balance sheet are estimated by management to approximate fair value.

Note 3: Commitments and Contingencies

The Company is not committed to any operating lease agreements for office space or any capital lease agreements for equipment.

Note 4: Concentration of Credit Risk

The Company has a substantial portion of its assets invested in the Hanseatic Discretionary Pool, LLC. In the event of substantial losses incurred by the pool, the Company could be required to deposit additional funds to the pool that may be in excess of the Company's total assets. See Note 5 for further discussion.

During the years ended December 31, 2002 and December 31, 2001, one pool accounted for approximately 95% and 93%, respectively of gross revenues earned. A cessation of this relationship could have a material adverse effect on the Company's business operations.

Note 5: Off Balance Sheet Risk

The Company holds an investment in a pool that speculates in futures and options transactions. Such activity exposes the Company to significant off balance sheet risks.

The value of the Company's investment in the pool is dependent on the closing settlement prices of the futures and options positions held by the pool. The value of this investment may have substantially changed by the date of this report. This exposure could result in a material adverse effect upon the financial position of the Company.

Trading in exchange traded futures and options contracts which exposes the Company to risk of loss that may be in excess of the amounts presented in the balance sheet.

As opposed to "over the counter trading", exchange traded futures and options contracts are transacted by various entities through a central exchange designated by the Commodity Futures Trading Commission whereas the designated exchange is the counter-party to all trades transacted on that particular exchange. The performance of the central exchange is guaranteed by the combined membership of that particular exchange. Hence the credit risk associated with trades transacted in exchange traded futures and options contracts are effectively eliminated.

Note 6: Litigation

The Company has no legal proceedings against it nor is aware of any pending. The Company is unaware of any unsatisfied judgments against it.

                                      F 26

Note 7: Income taxes

Provision for income taxes is comprised of the following:

                                                       31-Dec-02   31-Dec-01
                                                       ---------   ---------

Net income (loss) before provision for income taxes      $52,160    ($46,535)
                                                       ==========  ==========

Current tax expense:

Federal                                                     $481          $0
State                                                        338           0
                                                       ----------  ----------
Total                                                       $818          $0

Less deferred tax benefit:

Federal loss carry-forward                                     0      (9,354)
Allowance for recoverability                                   0       9,354
                                                       ----------  ----------
Provision for income taxes                                  $818          $0
                                                       ==========  ==========

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective Rate is as follows:

Statutory U.S. federal rate                                  34%         34%
Statutory state and local taxes                               6%          6%
Timing differences                                          -38%        -40%
                                                       ----------  ----------
Effective rate                                                2%          0%
                                                       ==========  ==========


Deferred income taxes are comprised of the following:

Federal loss carry-forward                                    $0      $9,354
Allowance for recoverability                                   0      (9,354)
                                                       ----------  ----------
Deferred tax benefit                                          $0          $0
                                                       ==========  ==========


Note 8: Line of Credit

During fiscal year 2001, the Company acquired a $100,000 line of credit with a bank. The line of credit is guaranteed by the shareholders. The average interest rate for the year 2002 on the line was 7.75%.

Note 9: Related Party Transactions

During fiscal years ended December 31, 2002 and December 31, 2001, the Company advanced the shareholders of the Company $7,950 at no stated interest. The shareholders of the Company act as guarantors of the line of credit discussed in
Note 9. During fiscal year 2002, a shareholder advanced the Company $8,000 at no stated interest.


                                      F 27

                       This page intentionally left blank



                                      F 28

                          Pool Management Services Inc.
                             Unaudited Balance Sheet
                               As of June 30, 2003

                                                                30-Jun-03

ASSETS

  Current assets:
     Cash                                                          $   95
     Investment in pool (at cost)                                  45,616
     CPO Fees & Trail Commissions receivable                       13,353
                                                               -----------

         Total Current Assets                                      59,064

  Other assets:
     Advances to shareholders                                       7,950
                                                               -----------

Total Assets                                                       67,014
                                                               ===========


LIABILITIES & SHAREHOLDERS' EQUITY

  Current liabilities:
     Incentive fees payable                                         $   0
     Sales commissions payable                                         61
     Bank loan payable                                             33,863
     Accounts payable                                               1,016
     Income taxes payable                                               0
                                                               -----------

         Total Current Liabilities                                 34,940

     Payable to shareholder                                             0

  Shareholders' Equity:
     Common stock, $1 par value; authorized 1,000 shares,
         issued and outstanding, 200 shares                           200
     Additional paid in capital                                       226
     Retained earnings                                             31,648
         Total shareholders' equity                                32,074
                                                               -----------

Total Liabilities & Shareholders' Equity                           67,014
                                                               ===========


The purchaser of Units in the Hanseatic Discretionary Pool LLC will not receive an interest in Pool Management Services Inc.


                                      F 29

                          Pool Management Services Inc.
                       Unaudited Statements of Operations
                     For the Six Months Ended June 30, 2003
                                and June 30, 2002

                                                       30-Jun-03    30-Jun-02
                                                       ---------    ---------

Net Asset Fee revenues                                    23,733     $ 37,116
Incentive fee revenues                                         0            0
CPO Trail commissions revenues                            59,673       99,479
                                                       ----------   ----------
  Total revenues                                          83,406      136,595

Less cost of revenues:
   Incentive fees paid to CTA's                                0            0
   Net Asset Fees paid to CTA's                          (23,761)     (40,287)
   Commissions paid to selling agents                       (328)      (1,760)
                                                       ----------   ----------
Gross profit                                              59,317       94,548

General administrative expenses:
   Professional fees                                           0        5,950
   Office administration                                  22,391       41,562
                                                       ----------   ----------
Total administrative expenses                             22,391       47,512
                                                       ----------   ----------

Gain/Loss from operations                                 36,926       47,036

Other Income (expenses):
    Interest income                                            0        2,360
    Interest expense                                      (1,396)      (1,404)
                                                       ----------   ----------

Net loss before income tax provision                      35,530       47,992

Provision for income tax                                       0       (9,646)
                                                       ----------   ----------
Net income                                                35,530     $ 38,346
                                                       ==========   ==========


The purchaser of Units in the Hanseatic Discretionary Pool LLC will not receive an interest in Pool Management Services Inc.


                                      F 30

                          Pool Management Services Inc.
                       Unaudited Statements of Cash Flows
                     For the Six Months Ended June 30, 20023
                                and June 30, 2002

                                                         30-Jun-03   30-Jun-02
                                                         ---------   --------
Operating Activities:
     Net income (loss)                                    $ 35,530   $ 38,346

Changes in other operating assets and liabilities:

     CPO Trail Commissions receivable                        9,728      9,936
     Accounts payable                                      (46,438)   (29,849)
     Income taxes payable                                        0      9,646
                                                         ----------  ---------
Net cash provided (used) by operations                     (1,180)     28,079

Investing Activities:
      Redemption (investment) in pools                           0      9,000
                                                         ----------  ---------
Net cash provided (used) by investing activities                 0      9,000

Financing Activities:
     Advances repaid by shareholders                             0          0
     Dividends paid                                        (37,450)   (47,000)
     Loan from bank                                              0      6,658
     Contributed capital                                         0      3,000
                                                         ----------  ---------
Net cash provided (used) by financing activities           (36,190)   (37,342)
                                                         ----------  ---------

Net increase (decrease) in cash during the period          (37,370)      (263)

Cash balance at the beginning of the period                    192        344
                                                         ----------  ---------

Cash balance at the end of the period                           95      $  81
                                                         ==========  ==========


Supplemental disclosures of cash flow information:

     Interest paid during the period                         1,359    $ 1,404
     Income taxes paid during the period                         0   $ 13,275


The purchaser of Units in the Hanseatic Discretionary Pool LLC will not receive an interest in Pool Management Services Inc.



                                      F 31

                          Pool Management Services Inc.
             Unaudited Statement of Changes in Shareholders' Equity
            For the Six Months Ended June 30, 2002 and June 30, 2001


                             Common   Par Value   Paid in   Retained
                             Shares     Amount    Capital   Earnings     Total
                             ------     ------    -------   --------   --------
Balance at January 1, 2002      200     $ 200     $ 1,226   $ 28,039   $ 29,465
Contributed Capital                               $ 3,000                 3,000
Dividends paid                                               (47,000)   (47,000)
Net income for the period                                     38,346     38,346
                             ------     ------    -------   --------   --------
Balance at June 30, 2002        200     $ 200     $ 4,226   $ 19,385   $ 23,811
                             ======     ======    =======   ========   ========



                             Common   Par Value   Paid in   Retained
                             Shares     Amount    Capital   Earnings     Total
                             ------     ------    -------   --------   --------
Balance at January 1, 2003      200     $ 200     $   226   $  9,311   $  9,737
Contributed Capital                               $     0                     0
Dividends paid                                               (37,450)   (37,450)
Net income for the period                                     35,530     35,530
                             ------     ------    -------   --------   --------
Balance at June 30, 2003        200     $ 200     $   226   $  7,391   $  7,817
                             ======     ======    =======   ========   ========


The purchaser of Units in the Hanseatic Discretionary Pool LLC will not receive an interest in Pool Management Services Inc.


                                      F 32

                                   APPENDIX I

Commodity Terms And Definitions

Knowledge of various terms and concepts relating to trading in futures, options on futures and forward contracts and this offering are necessary for a potential investor to understand the risks of investment in the Pool. This glossary is provided as a convenience.

1256 Contract.   See Taxation - Section 1256 Contract.

Associated Persons. The persons registered under the Commodity Exchange Act with a futures commission merchant, a selling agent, the Commodity Pool Operator, the Commodity Trading Advisor or an introducing broker who are eligible to service the Pool, the members and to receive trailing commissions.

Average Price System. The method approved by the Commodity Futures Trading Commission to permit the commodity trading advisor to place positions sold or purchased in a block to the numerous accounts managed by the advisor. See The Commodity Trading Advisor in the main body of the prospectus.

Capital means cash invested in the Pool by any member and placed at risk for the business of the Pool.

Commodity Futures trading Commission (CFTC). Commodity Futures Trading Commission, 2033 K Street, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions and oversee futures trading under the Commodity Exchange Act.

Commodity. Goods, wares, merchandise, produce, currencies, and stock indices and in general everything that is bought and sold in commerce. Traded commodities on
U. S. exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

Commodity Broker. See definitions of Futures Commission Merchant and Introducing Broker.

Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which, among other things, provides the opportunity for reparations and other redress for claims.

Commodity Pool Operator (CPO). Pool Management Services, Inc., (member manager), 9925 South Pennsylvania, Suite 110, Oklahoma City, OK 73159, telephone:
405.691.2793. A person or entity that raises capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, and uses that capital to trade futures or options on futures contracts.

Commodity Trading Advisor (CTA). Hanseatic Corporation, 5600 Wyoming N.E., Suite 220, Albuquerque, New Mexico 87109. A person or entity which renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. The firm that will be responsible for the analysis and placement of trades for the pool.

Daily Price Limit. The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

Exchange for Physicals (EFP). EFP is a practice whereby positions in futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

Form K-1. The section of the Federal Income Tax Return provided by the Pool which identifies the amount of investment in the Pool, the gains and losses for the tax year, and the amount of such gains and losses reportable by Manager's tax returns.

Futures Commission Merchant (FCM). The person or firm that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission.

                                   Appendix 1

Futures Contract. A contract providing for (1) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (2) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a cash commodity. Trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular physical lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefore, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

Gross Profits. The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

Margin. A good faith deposit with a broker to assure fulfillment of the terms of a futures contract.

Margin Call. A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of an futures commission merchant.

National Association of Securities Dealers, Inc. (NASD). National Association of Securities Dealers, Inc., the self regulatory organization responsible for the legal and fair operation of broker/dealers, such as selling agents.

Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Pool (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization).

Net Unit Value. The net assets of the pool divided by the total number of Units outstanding.

Net Gains.   The net profit from all sources.

New Net Profit. The amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

Offering Expenses. The Manager will pay for expenses of the offering related to preparation and effectiveness of this prospectus. These expenses include the Securities and Exchange Commission registration fee of $5,000, the National Association of Securities Dealers filing fee of $2,500, estimated legal fees of $72,500, estimated accounting fees of $15,000, estimated Blue Sky expenses of $20,000, estimated printing costs of $25,000, and estimated miscellaneous expenses of $5,000.

Option Contract. An option contract gives the purchaser the right (but not the obligation) to buy (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid (premium) for the option.

Commodity Pool or Pool. Hanseatic Discretionary Pool, L.L.C., 9925 South Pennsylvania, Suite 110, Oklahoma City, OK 73159, telephone: 405.691.2793.

Position Limits. The Commodity Futures Trading Commission has established maximum positions which can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximum number of positions are called position limits.

Round-turn Trade. The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

Redemption. The right of a Member to sell back the Units to the Pool at the then net unit value.

Scale in Positions. The commodity trading advisor selected by the Manager presently has a large amount of equity under management. In some situations, the positions desired to be taken on behalf of the Pool and other accounts under management will be too large too be executed at one time. The trading advisor intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the Commodity Futures Trading Commission. This procedure is defined as to scale in positions. The same definition and rules apply when the trading advisor elects to exit a position.

                                   Appendix 2

Taxation - Section 1256 Contract is defined to mean: (1) any regulated futures contract (RFC); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option. The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the Securities and Exchange Commission, a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury (a qualified board of exchange) and which is market-to-market to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index. A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. See Federal Income Tax Aspects.

Trading Advisor.   See Commodity Trading Advisor.

Trailing Commissions. The share of the management compensation which may be paid to the individual associated persons who work for the broker/dealers or selling agents who have sold Units to the members and are providing services to the members or the Manager.

Taking Positions Ahead of the Pool. The allocation of trades by other than legally accepted methods by the commodity trading advisor or other trader that favors parties who took the position unfairly.

Trading Matrix. The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. Some commodity trading advisors have different trading matrices for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

Unit. The term used to describe the ownership of membership interests in the Pool.

Unrealized Profit Or Loss. The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

                                   Appendix 3

STATE REGULATORY GLOSSARY

The following definitions are supplied by the state securities administrators responsible for the review of public futures fund (commodity pool) offerings made to residents of their respective states. They belong to the North American Securities Administrators Association, Inc., which publishes "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are published from the Guidelines; however, the Manager has made additions to, but no deletions from, some of these definitions to make them more relevant to an investment in the Pool.

Administrator - The official or agency administering the security laws of a state. This will usually be the State of domicile of the Pool or the domicile of the broker or brokerage firm acting as a selling agent that makes the offer or the residence of the potential investor.

Advisor - Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to commodity trading advisors and, when it provides such advice, to the Manager.

Affiliate - An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Messrs. Simcha Bluth and Randolph Shell are the sole shareholders and principals of the Manager.

Capital Contributions - The total investment in a Program by a Participant or by
all  Participants,   as  the  case  may  be.  The  purchase  price,  less  sales commissions, if any, for the Units.

Commodity Broker - Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account (e.g., Futures Commission Merchant).

Commodity Contract - A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet - A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review the prospectus.

Net Assets - The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest - The Net Assets divided by the number of Program Interests outstanding.

Net Worth - The excess of total assets over total  liabilities are determined by
generally  accepted  accounting  principles.   Net  Worth  shall  be  determined
exclusive of home, home furnishings and automobiles.

New Trading Profits - The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

Organizational and Offering Expenses - All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants' and attorneys' fees.

Participant - The holder of a Program Interest. A member of the Pool.

                                   Appendix 4

Person - Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee - Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. These fees will be paid from the fixed commissions charged to the Pool.

Program - A limited partnership, joint venture, corporation, trust or other entity (such as a limited liability company) formed and operated for the purpose of investing in Commodity Contracts (the Pool).

Program Broker - A Commodity Broker that effects trades in Commodity Contracts for the account of a Program (Futures Commission Merchant or Introducing Broker).

Program Interest - A limited partnership interest or membership interest or other security representing ownership in a program. The
Units in the Pool. See Exhibit A, the Operating Agreement.

Pyramiding - A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor - Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term Sponsor shall be deemed to include its Affiliates.

Valuation Date - The date as of which the Net Assets of the Program are determined. For the Pool, this will be after the close of business on the last business day of each month.

Valuation Period - A regular period of time between Valuation Dates. For the Pool, this will be the close of business for each calendar month and each calendar year.


                                   Appendix 5

                                            Hanseatic Discretionary Pool, L.L.C.
--------------------------------------------------------------------------------
                                    Exhibit A

                      HANSEATIC DISCRETIONARY POOL, L.L.C.
                      an Oklahoma Limited Liability Company

                               OPERATING AGREEMENT


         THIS OPERATING AGREEMENT is made and entered into as of the 17th day of April, 2001, by and among Pool Management Services, Inc., an Oklahoma corporation (the "Manager") and each other party who shall execute this Agreement, whether in counterpart, by separate instrument or otherwise, as members (collectively "Members".)

                                    RECITALS:

         WHEREAS, the Company was formed as an Oklahoma limited liability company by the filing of the Articles of Organization by the Manager and Initial Member;

         NOW THEREFORE, the parties hereto agree as follows:

1.       Certain Defined Terms

         (a) "Disclosure  Document":   The Disclosure  Document  relating to the
     Offering.

         (b) "Manager":  Pool Management Services, Inc.

         (c) "Member": Any bona fide purchaser of Units for value who has been accepted by the Manager, as provided in Paragraph 6 hereof, as a Member.

         (d) "Net Asset Fee Net Asset Value": The Pool's net asset value as of the end of each month (without deduction for the management fee then being calculated or for any fees, including incentive fees or payables then accrued or payable, to the Manager) increased by the amount of distributions or redemptions from the Pool in the month for which the management fee is being calculated.

         (e) "Net Asset Value": The Pool's total assets less total liabilities, determined according to the following principles, and where no principle governs, then on the basis of generally accepted accounting principles, consistently applied:

                  (1) Net Asset Value shall include any unrealized profit or loss on open commodity positions (including forward contracts and options on futures contracts).

                  (2) All open commodity positions shall be valued at their then market value which means the settlement price as determined by the exchange on which the transaction is effected or the most recent appropriate quotation as supplied by the Clearing Broker or banks through which the transaction is effected. If there are no trades on the date of the calculation due to operation of daily price fluctuation limits or due to a closing of the exchange on which the transaction is executed, the contract shall be valued at the nominal settlement price as determined by the exchange.

                  (3) Brokerage commissions on open positions shall be accrued one-half (on a round-turn basis) as a liability of the Pool in the month in which such positions are initiated and one-half in the month in which such positions are closed. Incentive allocations payable to the Manager on New Appreciation, as defined herein, shall be accrued monthly for purposes of calculating net asset value only.

         (f) "Net Asset Value per Unit": Net asset value per Unit means the net asset value of the Pool's Account divided by the number of units of membership (including Manager Member) interests then outstanding.


         (g) "New Appreciation": New Appreciation (for the purpose of calculating the monthly incentive allocation to be paid to the Manager) means the excess (if any) of (a) the Pool's net asset value as of the end of the month, not reduced by the current incentive allocation then being calculated or management fees over (b) the highest value of the Pool's net asset value as of the close of business on the last business day of any previous calendar month (or the commencement of trading if higher), after reduction for incentive allocations, paid or payable as of such date. New Appreciation is adjusted for redemptions and distributions since the previous month-end as of which New Appreciation existed (or the commencement of trading, as the case may be).

         (h) "Disclosure Document": The offering of Units in the Pool described in the Disclosure Document to which a copy of this Agreement is attached as an exhibit.


         (i) "Pool": Hanseatic Discretionary Pool, L.L.C., the limited liability company created by this Agreement.

         (j) "Unit(s)": Membership interests in the Pool, as more fully explained in Paragraph 6(b) of this Agreement and, in addition (where the context so requires), the Manager's interests in the Pool on a Unit-equivalent basis.

                                Exhibits -- A-1

         (k) "Undefined Terms": Certain terms not defined herein are used with the respective meanings set forth in the Disclosure Document.


2.       Formation and Name.

         The parties hereby form a limited liability company under the laws of the state of Oklahoma. The name of the limited liability company is Hanseatic Discretionary Pool, L.L.C. The Manager may, without the approval of the Members, change the name of the Pool. The Manager shall execute and file Articles of Organization in accordance with the provisions of the Act and execute, file and record those amendments and other documents as are or become necessary or advisable in connection with the operation of the Pool, as it determines. Each Member undertakes to furnish to the Manager, if the Manager so requests, a power of attorney which may be filed in such jurisdictions as the Manager may deem appropriate with the Articles of Organization and any amendments and any additional information as is required from the Manager to complete any documents, including Articles of Organization, amendments and assumed name certificates, and to execute and cooperate in the filing, recording and publishing of those documents at the request of the Manager. The Manager shall not be required to deliver Articles of Organization to each Member.

3.       Principal Office.

         The address of the principal office of the Pool shall be 9925 S. Pennsylvania, Suite 110, Oklahoma City, Oklahoma, 73159, or such other place as the Manager may designate from time to time.

4.       Business.

The Pool will invest in speculative transactions involving commodity interests, which include commodity futures and forward contracts and other interests in commodities (including without limitation option contracts on futures, and cash commodities and foreign currencies). The objective of the Pool's business is appreciation of its assets through trading in such instruments.


5.       Term, Special Redemption, Dissolution and Fiscal Year.

         (a) Term. The term of the Pool shall end upon the first to occur of the following: (1) June 30, 2100; (2) receipt by the Manager of an election to dissolve the Pool at a specified time by a majority of the Members, notice of which is sent by registered mail to the Manager not less than 90 days prior to the effective date of dissolution; (3) withdrawal, insolvency, bankruptcy, legal disability or dissolution of the Manager (unless the Pool is continued pursuant to Paragraph 19(c)); (4) termination of the Pool pursuant to Paragraphs 13 or 16; (5) any event which shall make it unlawful for the existence of the Pool to be continued or which requires termination of the Pool.

         (b) Special Redemption. As of the close of business of the last day of any month, should there be a decline in the net asset value per Unit to less than 62.5% of the initial net asset value per Unit on the date the Pool commenced trading operations the following will occur: (i) trading in the Pool will be suspended and all open positions will be closed; (ii) the CTA will be removed as the Major Trading Advisor for the Pool; (iii) with the exception of the CPO, the capital accounts of all existing Pool Members will be redeemed (following the procedures for redemption defined in this document); (iv) following the redemption of Pool Member accounts, the CPO may, at its discretion, name another CTA as the Pool's Major Trading Advisor and new subscriptions may be accepted into the Pool.

         (c) Dissolution. Upon the occurrence of an event causing the dissolution of the Pool, the Pool shall be dissolved and terminated. Upon dissolution, the Pool will conduct no further business, but will engage only in such activities as are necessary for the winding up of its affairs and the distribution of its assets. Upon dissolution, the Pool's open positions will be closed out in an orderly manner. Dissolution, payment of creditors and of expenses incurred in the liquidation of the Pool and distribution of the Pool assets shall be effected as soon as practicable in accordance with the Act, and the Manager and Members (and any assignees) shall share in the assets of the Pool, if any, pro-rata in accordance with their respective capital account balances, less any amount owing by such parties (or their respective assignees) to the Pool.

         (d) Fiscal Year. The fiscal year of the Pool shall begin on January 1 of each year and end on December 31; provided, however, that the first fiscal year of the Pool shall commence on the date its Articles of Organization is filed with the Secretary of State of Oklahoma and shall end on December 31 of such year.

6.      Capital Contributions; Units of Limited Liability Company Interest.

         (a) Capital Contributions. The Manager has contributed $1,000 in cash to the capital of the Pool in order to form the Pool. Upon the admission of Members to the Pool, the Manager shall maintain an aggregate investment in the Pool equal to the greater of $25,000 or 1% of the positive capital account balances of all the Members. As long as it is a Manager of the Pool, the Manager will maintain this required minimum investment. The Manager may withdraw any interest it may have as a manager in excess of this requirement and may redeem any portion of its interest as of the then current month-end on the same terms as any Member, provided that no reduction will reduce the Manager's interest below the minimum required contribution to the Pool as described above.

                                Exhibits -- A-2

         (b) Units of Membership Interest. The Manager has contributed $1,000 in cash to the capital of the Pool in order to form the Pool. Interests in the Pool shall be Units of Limited Liability Company Interests ("Units" or, individually, a "Unit"). Fractional Units shall be rounded to the nearest ten-thousandth of a Unit for all purposes of this Agreement. The Manager shall, on behalf of the Pool and in accordance with the Disclosure Document of the Pool, issue and sell Units to other qualified persons (including the Manager and their shareholders, directors, officers and employees) pursuant to the Offering. The Manager and its affiliates may purchase additional Units.

         The Units are being sold pursuant to the Disclosure Document. The Manager may in the future offer additional Units for sale, and may offer other classes of Units having different terms and maturity dates.

         Each person who subscribes for Units ("Subscriber") shall become a Member in the Pool at such time as he has: (i) subscribed and had his subscription accepted by the Manager for at least the minimum investment; (ii) contributed to the capital of the Pool for each Unit for which he has subscribed; and (iii) become a party to this Agreement by executing and delivering to the Manager such documents as the Manager shall require. Upon the acceptance of a Member, the Initial Member shall withdraw from the Pool and his initial capital contribution shall be refunded. All proceeds from subscriptions shall then be available for the trading activities of the Pool and for such other proper Pool purposes as the Manager shall determine. The Manager may in its sole discretion, terminate the offering of Units at any time.

         All Units are subscribed for upon receipt by the Manager of the Subscriber's completed and properly executed Subscription Agreement and Power of Attorney (in the form attached to the Disclosure Document as Exhibit B) and a check or draft or other good funds of the Subscriber in the full amount of the Subscriber's subscription; provided however, no Unit(s) will be issued to a Subscriber until collection in full of the funds represented by the check or draft. Notwithstanding anything contained in this Agreement to the contrary, the Manager, in its discretion, may reject any subscription for Units in whole or in part. Each Subscriber agrees to reimburse the Pool for any expenses or losses incurred in connection with any cancellation of Units issued to him.

7.      Power of Manager in Connection with the Offering.


         The Manager shall have sole and complete discretion to determine the terms and conditions of the Offering, and the Manager is authorized and directed to do, or cause to be done, all things which it deems necessary, desirable or appropriate in connection therewith, including, but not limited to, the execution and filing of all such documents as may be necessary to comply with the Securities Act of 1933, as amended, and all rules issued thereunder and to qualify Units for sale under the securities laws of any of the States of the United States.

8.       Allocation of Profits and Losses.

         (a) Maintenance of Capital Accounts. The Pool shall maintain a capital account for each Member which shall consist of such Member's initial capital contributions increased by (i) additional capital contributions, and (ii) such Member's share of profits allocated pursuant to this Paragraph 8, and decreased by (iii) distributions to each such Member, and (iv) his share of losses allocated pursuant to this Paragraph 8. The foregoing provision is intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent therewith.

         (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Pool's income and expense and capital gain or loss from trading shall be allocated to the Manager in an amount equal to the greater of the Manager's percentage interest in the Pool as determined by its contribution to the Pool or 1% and the balance shall be allocated to the Members as a class. The profit and loss so allocated to the Members shall be allocated among them pursuant to the following subparagraphs for federal income tax purposes. Allocations shall be pro-rata from short-term capital gain or loss and long-term capital gain or loss and operating income or loss realized and recognized by the Pool.

                  (1) Items of ordinary income, such as expense, such as fees, commissions and administrative expenses, shall be allocated pro-rata among the Members based on their respective capital accounts as of the end of each month in which the items of ordinary income and expense accrue.

                  (2) Capital gain or loss from the Pool trading activities shall be allocated as follows:


                           (A) Each capital account shall be increased by the amount of income allocated to the Member or his assignee pursuant to subparagraph (b)(1) above and subparagraph (4) below.

                           (B) Each capital account shall be decreased by the amount of expense or loss allocated to the Member or his assignee pursuant to subparagraph (b)(1) above and subparagraph (6) below and by the amount of any distribution received by the Member or his assignee with respect to the Unit, other than on redemption of Units.

                           (C) When a Unit is redeemed, the capital account maintained for such redeeming Member shall be decreased by the redemption amount.


                                Exhibits -- A-3

                  (3) Capital gain shall be allocated first to each Member who has redeemed a Unit during the fiscal year up to any excess of the amount received upon redemption of the Unit over the amount in his capital account attributable to the redeemed Unit.

                  (4)  Capital   gain   remaining   after  the   allocation   in
         subparagraph (3) shall be allocated among all Members in the ratio that each Member's capital account bears to all Members' capital accounts.

                  (5) Capital loss shall be allocated first to each Member who has redeemed a Unit during a fiscal year up to any excess of the amount in his capital account attributable to the redeemed Unit over the amount received upon redemption of the Unit.

                  (6)  Capital   loss   remaining   after  the   allocation   in
         subparagraph (5) shall be allocated among all Members in the ratio that each Member's capital account bears to all Members' capital accounts.

                  (7) Any gain or loss required to be taken into account in accordance with Section 1256 of the Internal Revenue Code of 1986, as amended (the "Code"), shall be considered a realized capital gain or loss for purposes of this Paragraph 8(b). The allocations of capital gain described above shall be pro-rata between short and long-term capital gain.

                  (8) The tax allocations prescribed by this Paragraph 8(b) shall be made to each holder of a Unit, whether or not the holder is a substituted Member.

                  (9) The foregoing provisions are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulation.

         (c) Qualified Income Offset. Notwithstanding any other provision in this Agreement, in the event at the end of any Pool taxable year any Member's capital account is adjusted for, or such Member is allocated, or there is distributed to such Member any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected to occur at the end of such year, and such treatment creates a deficit balance in such Member's account, then without regard to any other provision of this Agreement, such Member shall be allocated all items of income and gain of the Pool for such year and for all subsequent taxable years of the Pool until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Member in any Pool taxable year, all items of income and gain of the Pool for such taxable year and all subsequent years shall be allocated among all such Members in proportion to their respective deficit capital account balances until such deficit balances have been eliminated.

         (d) Code Section 754 Election. In case of a transfer (as defined in Paragraph 13(a)) of all or part of any Member's interest in the Pool, the Manager may but shall not be required to elect, in a timely manner, pursuant to
Section 754 of the Internal Revenue Code of 1986, as amended (the "Code") and pursuant to corresponding provisions of the applicable state and local tax laws, to adjust the basis of the assets of the Pool pursuant to Sections 734 and 743 of the Code.

         (e) Expenses. The Manager shall advance all organizational and offering expenses. The Pool shall bear all of its operating liabilities, costs and expenses. Appropriate reserves may be created, accrued and charged against net asset value for contingent liabilities, if any, as of the date any contingent liability becomes known to the Manager. Any reserves shall reduce the net asset value per Unit for all purposes, including redemption.

         (f) Limited Liability of Members. Each Unit, when purchased in accordance with this Agreement, shall be fully paid and non-assessable. Any provisions of this Agreement to the contrary notwithstanding, no Member shall be liable for Pool obligations in excess of the capital contributed by him plus his share of profits remaining in the Pool, if any, and any other amounts he may be liable for pursuant to the Act.

         (g) Return of Members' Capital Contributions. Except to the extent that a Member shall have the right to withdraw capital in accordance with the terms of this Agreement, no Member shall have any right to demand the return of his Capital Contribution or any profits added thereto, except upon dissolution and termination of the Pool. In no event shall a Member be entitled to demand or receive property other than cash.

9.       Compensation to the Manager and the Commodity Trading Advisor.

         The Manager shall receive as compensation the following: (a) a trail commission in the amount of 4% per annum of the month-end net assets, payable on or before the 15th day of the immediately succeeding calendar month, and (b) an incentive fee allocation in the amount 10% of the increase of the Net Asset Value for each calendar quarter, payable on or before the 30th day of the end of a calendar quarter.

                                Exhibits -- A-4

The Pool shall pay to Hanseatic Corporation, the Commodity Trading Advisor, a net asset fee of approximately 2% per annum of the month-end net assets of the pool (prior to accruals for such fees). The net asset fee will not exceed the industry-wide limitation of 6% of the net assets annually. If necessary, the CTA will reimburse the pool, no less frequently than quarterly, for the amount by which such aggregate fees and expenses exceed the limitation herein provided during the period for which reimbursement is made up to an amount not exceeding the aggregate compensation received by the CTA, including direct or indirect participation in commodity brokerage commissions charged to the pool. If reimbursement is required or extraordinary expenses are incurred, the CTA shall include in the pool's next regular report to the members a discussion of the circumstances or events, which resulted in the reimbursement or extraordinary expenses.

10.      Other Fees.

         (a)      FCM Brokerage and CPO Trail Commissions.

                  The Pool shall pay a brokerage fee fixed at the rate of 5.8% per annum of the month-end net assets of the pool (prior to accruals for such fees) as follows:

                  (1) Approximately 1.8% per annum of the month-end net assets of the pool will be paid to the pool's clearing broker(s) as commissions and costs for each transaction executed. FCM brokerage fees will not exceed the industry-wide limitation of 14% annually of the average net assets of the pool.

                  (2) Approximately 4% per annum of the month-end net assets of the pool (monthly) will be paid as a trail commission to selling agents, including the Commodity Pool Operator("CPO"), who will perform ongoing services to members of the pool. Selling agents, other than the CPO, will be paid 3% trail commissions with the CPO retaining 1%.

         (b) Incentive Allocation. The pool pays an incentive allocation equal to 15% of its profits, if any, monthly. This profit is the excess of the pool's total net asset value as of the end of the month, before management or incentive fees, over its net asset value as of the end of the previous month after payment of management or incentive fees. Profit is also adjusted for redemptions or distribution during the previous month. No modification of the pool's agreement with the CTA will be entered into which exceeds the industry-wide limitation of 15% on incentive fees.

11.      Management of the Pool.

         The Manager, to the exclusion of all Members, shall determine the policies of and conduct the business of the Pool. The Manager shall take such actions and enter into such contracts and agreements on behalf of the Pool as it deems necessary, including, among other things, but not limited to, the prosecution, defense and settlement of any claim, lawsuit or arbitration in which the Pool is involved, the power to enter into contracts with third parties for trading advisory services and brokerage services (which brokerage services may be performed by entities affiliated with the Manager but only at rates that at least match the lowest rates which might otherwise be available to the Pool) and with respect to:

         a. Retaining or replacing any futures commission merchant or introducing broker to act as the Pool's broker, and materially revising the terms or conditions upon which any futures commission merchant, or introducing broker, shall be retained;

         b. Appointing any person, including any person affiliated with the Manager, to act as a clearing broker, introducing broker, or otherwise to act on behalf of the Pool in connection with its transactions in commodity interests;

         c. Settling claims against the Pool;

         d. Retaining attorneys, accountants and management consultants to assist in the organization and operation of the Pool. Notwithstanding anything to the contrary, the Manager shall not be able to contract out the fiduciary obligation owed to its Members.


         No Member shall be entitled to any salary, draw or other compensation from the Pool on account of his investment in the Pool. The Manager shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Members (subject to the allocation provisions of this Agreement), shall execute various documents on behalf of the Pool and the Members pursuant to powers of attorney and shall supervise the liquidation of the Pool if any event causing termination of the Pool occurs. In the event the Manager has been removed or becomes insolvent or bankrupt, the majority in interest of the Members may propose and approve of, by a majority vote, a representative to supervise the liquidation of the Pool. In order to facilitate the foregoing, each Member shall execute a special power of attorney as described in Paragraph 15.

         The Manager may cause the Pool to buy, sell, hold or otherwise acquire or dispose of commodity interests, including futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements and other assets. The Manager, on behalf of the Pool, is authorized to designate Hanseatic Corporation as the Pool's trading advisor. The Manager may engage, and compensate on behalf of the Pool from funds of the Pool, persons, firms or corporations, including the Manager and any affiliated person or entity, as in its sole judgment it shall deem advisable for the conduct and operation of the business of the Pool. Any net asset fees paid will not exceed 6% of such net assets annually. The Manager is specifically authorized to enter into a clearing agreement, and any other agreement which the Manager deems necessary or advisable, and each Member consents to the terms of those agreements (including, in particular, the fees set forth therein).

                                Exhibits -- A-5

         The Manager may subdivide or combine the Units in its discretion, provided that no subdivision or combination shall affect the aggregate net asset value of any Member's interest in the Pool.

         The Manager has a fiduciary responsibility with respect to safekeeping of the Pool's assets regardless of whether those assets are in its immediate possession. The Manager may keep portions or all of the Pool's assets on deposit with the Pool's commodity or clearing brokers, the entities with which it trades in the forward markets, or any financial institution. The Manager shall not permit another to employ those assets in any manner other than for the exclusive benefit of the Pool.

         The Manager shall exercise good faith in carrying out its duties and exercising its powers in regard to, or behalf of, the Pool, and shall devote such time and efforts to the furtherance of the business of the Pool as it, in its sole discretion, deems reasonably necessary and appropriate.

         No Member, other than the Manager, its agents or affiliates, shall take part in the management, control, administration or the business of the Pool or transact any business for the Pool, and no Member shall have power to sign for or bind the Pool.

         The Manager shall keep and retain, at the principal office of the Pool, such books and records relating to the business of the Pool as are required by the Act, by state securities administrators and the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

         The Manager may engage in other business activities and shall not be required to refrain from any other activity nor forego any profits, fees or other compensation from any such activity, including any activity as a futures commission merchant, commodity broker, a commodity pool operator or a commodity trading advisor of additional commodity pools organized to trade in security or commodity interests.

         The manager will not allow loans to be made by the pool to the manager or any related person; will not receive any rebates or giveups nor participate in any reciprocal business arrangements; will not allow any interest entered into by the pool to exceed a term of one year; and will not allow the pool to engage in using all or a part of an unrealized profit in a commodity contract position to provide a margin for any additional commodity contracts of the same or related commodities.

         With exception to the fees described herein, the Manager will not utilize Pool funds as compensating balances for its benefit.

12.      Trading Policies and Limitations.

         The Pool shall be subject to the following trading policies and limitations set forth in the Disclosure Document. The Pool will conform in all respects to the rules, regulations and guidelines of the commodity exchanges on which its trades are executed.

13.      Audits and Reports to Members; Pool Records.

         The Pool's books shall be audited annually by an independent certified public accountant. The Manager shall, on behalf of the Pool, send to each person who was a Member at any time during the fiscal year then ended (i) within 90 days after the close of each fiscal year, certified financial statements (including a balance sheet and statement of income) of the Pool for the fiscal year then ended and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for a Member to complete his federal income tax return. The Manager, on behalf of the Pool, shall also send to each Member any other annual and monthly information which the CFTC may by regulation require. The Manager shall be responsible for and shall cause the preparation of monthly and annual reports to Members. The Manager is authorized to expend Pool funds and to utilize the services of employees of the Manager, or any of its affiliates, to provide the foregoing information and to notify the Members of other information as the Manager may deem appropriate.

         Proper books of account and records relating to the Pool's business shall be made and kept by the Manager at its office as required by state securities administrators and by the Commodity Exchange Act and the rules and regulations promulgated thereunder, including balance sheets as of the end of the pool's fiscal year and statements of income, members equity and cash flows for the year end; a statement showing total fees, compensation; brokerage commissions and expenses paid by the pool, segregated by type and stated both in aggregate dollar terms and as a percentage of net assets; the average round turn rate for the fiscal year shall be computed within the scope of the annual audit; and a calculation of the net assets of the fund daily, as well as the net asset value per unit. The Manager shall also maintain a current list of the full name and last known address of each Member, separately identifying the Manager and the Members in alphabetical order, and setting forth the amount of cash and a description and statement of the agreed value of any property or other services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member. Members or their duly authorized representatives may inspect, copy or receive by mail (upon payment of reasonable reproduction costs and mailing costs) such books and records during normal business hours at the principal office of the Manager provided that the Member gives the Manager reasonable notice and represents, in writing, that the list will not be used for commercial purposes. The Manager will preserve all Pool records for at least six (6) years.

14.      Assignability of Units;    Redemption of Units;   Suspension of Trading
in Certain Events; Automatic Termination of the Pool.


         (a)  Assignability  of  Units.  As  used in this  Agreement,  the  term
"assignment" or "assign" shall include any assignment, transfer, mortgage, pledge, gift or hypothecation.

                                Exhibits -- A-6

                  (1) General Restrictions on Transferability. Units held by a Member may be assigned only as permitted by law and by the provisions of this Paragraph 13(a). Neither the Pool nor the Members shall be bound by any assignment, nor shall the Pool recognize any assignee as a Unit holder for any purpose, until a counterpart of the instrument of assignment, executed and acknowledged by the parties thereto, is delivered to the Pool.

                  (2) Permissible Transfers. Subject to Paragraph 13(a)(1) above, no Unit holder shall assign all or any part of his Units, whether voluntarily or by operation of law, or at judicial sale or otherwise, to any person; except that a Unit holder may assign (but may not substitute the assignee as a substituted Member in his place) all or a portion of his Units to any person or entity upon written notice to the Manager provided that the Manager, in its discretion, consents to such transfer. The Manager shall withhold such consent only if, in the opinion of counsel designated by the Manager, such transfer would more likely than not result in the termination of the Pool (within the meaning of Section 708(b) of the Code) or the termination of its status as a partnership thus causing it to be taxable as a corporation (within the meaning of Section 7704 of the Code).

                  (3) Substitution of Members. No assignee of all or part of the Units of any Member shall have the right to become a substituted Member except in conformity with the Act and without affecting the limited liability of Members and unless and until:

                           (A) his assignor has stated such intention in the instrument of assignment;

                           (B) the assignee has executed a counterpart of this Agreement or an instrument reasonably satisfactory to the Manager accepting and adopting the terms and provisions of this Agreement and has authorized the Manager to act as such assignee's attorneys-in-fact;

                           (C) in the case of an assignee or transferee who is not otherwise a Member, the Manager determines that the assignment complies with the laws of the State of Oklahoma and is in conformity with the provisions of this Agreement; and,

                           (D) the Manager consents in writing (which consent is in its sole and absolute discretion) to such person becoming a substituted Member. The Manager shall withhold such consent only if, in the opinion of counsel designated by the Manager, such substitution would more likely than not result in the termination of the pool (within the meaning of Section 708(b) of the Code) or the termination of its status as a partnership thus causing it to be taxable as a corporation (within the meaning of Section 7704 of the Code).

                  (4) No transfer may be made where, after the transfer, either the transferee or the transferor holds less than the minimum number of units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to affiliates.

         Any necessary amendments to this Agreement or to the Articles of Organization reflecting the substitution of Members shall be filed promptly in the Office of the Secretary of State of the State of Oklahoma or in any other office appropriate for such filing pursuant to the Act. The written notice required by this Paragraph 13 shall specify the name and address of the assignee and the date of assignment and shall include a statement by the assignee that he agrees to give the above described written notice to the Manager upon any subsequent assignment. If the Manager withholds consent, an assignee shall not become a substitute Member and shall not have any of the rights of a Member, except that the assignee shall be entitled to receive that share of capital or profits and shall have the right of redemption to which his assignor would otherwise have been entitled. An assigning Member shall remain liable to the Pool as provided in the Act regardless of whether his assignee becomes a substituted Member. No assignment, transfer or disposition of Units shall be effective against the Pool or the Manager until the first day of the month succeeding the month in which the Manager receives notice of such assignment, transfer or disposition. The Manager may, in its discretion, waive receipt of the above described notice or waive any defect therein.

         (b) Redemption of Units. A Member may request in writing ("Request for Redemption") to withdraw from the Pool part or all of his capital contribution and undistributed profits. Any such withdrawal is herein referred to as a "Redemption."

         All Requests for Redemption must specify the name and address of the redeeming Member and the amount of Units sought to be redeemed. The effective date of Redemption (the "Redemption Date") shall be the close of business on the last business day of the then current month; provided that the Manager shall be in receipt of the written request on or before the day prior to the close of business of the last business day of the then current month. Each member shall be notified within 10 days after the second to last business day of the month if their interests have been redeemed. Payment shall be made to the Member requesting Redemption within twenty (20) days following the Redemption Date. If the Manager has not been in receipt of a Request for Redemption prior the close of business on or before the day prior to the last business day of the then current month, the Redemption Date for such Unit or Units may, in the Manager's discretion, be the close of business on the last business day of the immediately following month. Any Request for Redemption shall be mailed or delivered to the office of the Manager. A Request for Redemption may be revoked prior to the Redemption Date by signed written instruction to the Manager. The Manager may also, in its discretion, declare additional Redemption dates for some or all of the Units. Each member shall be notified within 10 days after the second to last business day of the month if their interests have been redeemed. Redemption of any Unit will be based on the net asset value per Unit, calculated as of the close of business (as determined by the Manager) on the Redemption Date. The Pool's positions in security and commodity interests will be liquidated to the extent necessary to effect redemptions.


                                Exhibits -- A-7

         The manager will retain an administrative charge of 4% of a redeemed unit offered by this prospectus or after its date if the funds have not been invested in the pool for six months. If the funds have been invested for six months but not more than 12 months, the manager will retain an administrative charge of 3%. There is no redemption charge after the funds have been invested for 12 months. The redemption charge will be calculated as follows: 1) If the total net asset value of the member's pool account exceeds the total amount of all gross subscriptions paid by the member, the redemption charge will be 4%, or 3%, of the total early redemption amount; 2) If the total net asset value of the member's pool account is less than the total amount of all gross subscriptions paid by the member then the redemption charge will be calculated as 4%, or 3%, of an amount which is the percentage of the total gross aggregate subscriptions made by the member divided by the net asset value of the member's pool account at the time of the early redemption, multiplied by the amount of the early redemption. Any redemption after one year will not be charged this fee. In its discretion, the manager may waive any part of all of the early-withdrawal administrative charge.

         Upon the Manager's reasonable conclusion, based on applicable regulations or controlling precedent, that the Pool's assets are "plan assets" as defined by the Department of Labor or otherwise, the Pool may call Units owned by IRAs or certain other qualified retirement plans at the net asset value per Unit of Units so held as of the close of business on the date of the call.

         In addition to the limits and conditions as set forth above, the right to obtain Redemption shall be contingent upon the Pool's having property sufficient to discharge its liabilities on the date of Redemption. If the Manager determines that permitting the number of Redemptions sought would be detrimental to the tax status of the Pool, it may restrict the number of Redemptions to be permitted, and shall select by lot so many Redemptions as will not, in its sole discretion, impair the Pool's tax status. Under special circumstances, including, but not limited to, the inability to liquidate positions in security or commodity interests as of or following the Redemption Date, default or delay in payments due to the Pool from commodity brokers, banks or other persons, the Pool may in turn delay payment to persons requesting Redemption of Units of the proportionate part of net asset value represented by the sums that are the subject to such default or delay. In addition, if, in the Manager's sole discretion, it determines Redemptions would impair the Pool's ability to meet its objectives, the Manager may temporarily suspend the amount of Units to be redeemed in any month.

         (c) Automatic Termination of the Pool. The Pool will automatically terminate, as herein provided, if its net asset value per Unit declines to less than 62.5% of the initial net asset value per Unit, as of the last business day of any month, on the date the Pool commenced trading operations. Such termination shall occur within a reasonable period of time following the date the valuation of the net asset value per Unit, as of the last business day of the month, is made. The Members shall be notified of such termination within seven business days from the date the valuation of the net asset value per Unit, as of the last business day of the month, is made. Upon termination, the Pool's open positions will be closed out in an orderly manner.

15.      Admission of Additional Members.

         Pursuant to Paragraph 13, the Manager may consent to and admit any assignee of Units as a substituted Member or may admit additional Members pursuant to Paragraph 6.

         Additional or substitute managers may be admitted to the Pool pursuant to Paragraph 19(c). Upon the admission of any substitute or additional manager or managers, this Agreement shall be amended (and each Member consents to such amendment) so that the provisions of this Agreement shall apply to such manager or managers in the same manner as now applicable to the Manager, to the extent practicable.

16.      Special Power of Attorney.

         Each Member, in connection with his investment in the Pool, understands that by executing this Agreement, whether in counterpart, by separate instrument or otherwise, he irrevocably constitutes and appoints the Manager with full power of substitution, as its true and lawful attorneys-in-fact, with full power and authority in its name, place and stead, to admit additional Members to the Pool, to file, prosecute, defend, settle or compromise any litigation, claims or arbitrations on behalf of the Pool and to execute, acknowledge, swear to and deliver (as may be appropriate): (i) all certificates, conveyances and other instruments (including but not limited to articles of organization in various jurisdictions, this Agreement and any amendments hereto, agreements with third parties necessary to carry out the Pool's business, authorized amendments to each of the foregoing and a certificate or certificates of assumed name or of doing business under a fictitious business name) which the Manager deems appropriate and in accordance with the terms of this Agreement (including without limitation, to reflect the admission of new Members) or advisable to qualify or continue the Pool as a limited liability company in the jurisdictions in which the Pool may conduct business or which may be required to be filed by the Pool or the Member under the laws of any jurisdiction; (ii) all instruments which the Manager deems appropriate to reflect a reorganization or refiling of the Pool in a different jurisdiction, provided that such reorganization or refiling does not result in a material change in the rights of the Members; and
(iii) all conveyances and other instruments which the Manager deems appropriate to reflect the dissolution and termination of the Pool.


                                Exhibits -- A-8

         Each Member understands that the foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and shall survive the dissolution of a Member. Each Member agrees to be bound by any representation made by the Manager and by any successor thereto, acting in good faith pursuant to such Power of Attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Manager, and any successor thereto, taken in good faith under such Power of Attorney. In addition to this Power of Attorney, each Member agrees to execute a special Power of Attorney on a document separate from this Agreement. The form of Power of Attorney to be executed is included in the Subscription Agreement and Power of Attorney attached to the Memorandum. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph 15, this Agreement shall control.

17.      Withdrawal of a Manager and/or Member.

         The Pool shall be dissolved and terminated upon the withdrawal, dissolution, admitted or court decreed insolvency or the removal of the Manager unless the Pool is continued pursuant to the terms of Paragraph 19(c). In addition, the Manager may withdraw from the Pool at any time upon 120 days prior written notice by first class mail, postage prepaid, to each Member. If the Manager withdraws and a majority of the remaining Members elect to continue the Pool, the withdrawing Manager shall pay all expenses incurred as a result of its withdrawal.

         A Member will cease to be a Member upon redemption or assignment of all of such Member's Units. The withdrawal, insolvency or dissolution of a Member shall not terminate or dissolve the Pool, and a Member, or its representative shall have no right to withdraw or demand an accounting of the value of the Member's interest in the Pool except as provided in Paragraph 13. Each Member (and any assignee of a Member's interest) waives on behalf of itself and its successors the furnishing of any inventory, accounting or appraisal of the assets of the Pool and any right to an audit.

18.      Indemnification.

         (a) By the Pool. The Manager, and any affiliates of the Manager engaged in the performance of services on behalf of the Pool, shall be indemnified for any liability, loss or expense (including attorney's fees, judgments and amounts paid in settlement) suffered by the Manager or such affiliates and shall have no liability to the Pool or to any Member for liability or loss suffered by the Pool which arises out of any action or inaction of the Manager or such affiliates if (1) the Manager has determined, in good faith, that such course of conduct was in the best interests of the Pool and (2) such liability or loss was not the result of negligence, misconduct or the breach of its fiduciary obligations to the members by the Manager or such affiliates.

         Notwithstanding the foregoing, the Manager, and any affiliate engaged in the performance of services on behalf of the Pool, shall not be indemnified for any liability imposed by judgment, and costs associated therewith, including attorney's fees, arising from or out of a violation of state or federal securities laws or rules; provided, however, the Manager and its affiliates shall be indemnified for settlement and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (1) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (2) approves indemnification of litigation costs if a successful defense is made, provided, however, that the Manager must apprise the court of the positions of the Securities and Exchange Commission and other appropriate state securities administrators with respect to indemnification for securities laws violations before seeking court approval for indemnification.

         Any amounts payable to the Manager or its affiliates pursuant to the foregoing are recoverable only out of the assets of the Pool and not from the Members. The Pool shall not incur the cost of that portion of liability insurance which insures the Manager and its affiliates for any liability as to which the Manager and its affiliates are prohibited from being indemnified.

         Except with respect to lawsuits involving alleged securities law violations, any indemnification, unless ordered or expressly permitted by a court, shall be made by the Pool only upon a determination by independent legal counsel in a written opinion that the conduct which is the subject matter of a claim, demand or lawsuit with respect to which indemnification is sought meets the applicable standard set forth in this Paragraph 17.

         Pool funds may be paid to the Manager and its affiliates for legal expenses and other costs incurred as a result of legal action initiated against the Manager or its affiliates are permissible if the following conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Manager or its affiliates on behalf of the Pool; (2) the legal action is initiated by a third party who is not a holder of a Pool interest; (3) the Manager or its affiliates undertake to repay the advanced funds, together with the applicable legal rate of interest thereon, to the Pool in cases in which they would not be entitled to indemnification.

         The Pool may also indemnify and hold harmless any clearing broker, or other party with which it does business to the extent their conduct does not constitute misconduct, negligence, an act or omission due to bad faith, or failure to act in good faith in the reasonable belief that their actions were in, or not opposed to, the best interests of the Pool and in accordance with the Trading Policies and the trading strategies as described in the Disclosure Document.

                                Exhibits -- A-9

         (b) By the Members. In the event the Pool is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Member's (or assignee's) actions unrelated to the Pool's business, the Member (or assignees, cumulatively) shall indemnify and reimburse the Pool for all loss and expense incurred, including reasonable attorney's fees.

         In the event the pool advances funds on behalf of the Manager, and the Manager is not entitled to indemnification, the Manager will repay the funds together with applicable legal interest.

19.      Designation of Tax Matters Partner.

         The Manager is hereby designated as Tax Matters Partner (pursuant to Code Section 6231(a)(7)). In the event that the Manager assigns, transfers or conveys its entire interest in the Pool or resigns or withdraws as a Manager pursuant to this Agreement, the successor manager will be designated Tax Matters Partner. The Manager, in its sole discretion, will have the power to appoint any other Member Tax Matters Partner; provided, however, that no appointment will have the effect of causing the Pool to be classified for federal income tax purposes as an association taxable as a corporation or will have the effect of causing the Pool to be classified as a general partnership under the laws of Illinois or any jurisdiction in which the Pool is conducting business. The Pool hereby indemnifies and holds harmless the Manager from and against any claim, loss, expense, liability, action or, damage resulting from its acting, or its failure to take any action, as the Tax Matters Partner, provided that any such action or failure to act is not due to the fraud, negligence, breach of fiduciary duty, bad faith or misconduct of the Manager.

         (a) Notice. The Tax Matters Partner will notify all Members of the commencement of any Pool tax audit and of a financial Pool administrative adjustment, if any, within 14 days of its receipt of such notices from the Internal Revenue Service (the "Service").

         (b) Members Audit Waiver. The Members hereby waive any right to negotiate or enter into a settlement agreement with the Service in any Pool tax audit proceeding. All such negotiations will be conducted solely by the Tax Matters Partner. Any settlement agreement between the Service and a Member, regarding an adjustment of any Pool item, will be null and void unless such Member has obtained the prior written consent of the Tax Matters Partner.

         (c) Audit Expenses. All expenses incurred by the Tax Matters Partner in participating in any Pool tax audit or contesting any adjustment proposed by the Service will be borne by the Pool.

         (d) Members Petition Waivers. The Members hereby waive any rights to file a petition for a readjustment of Pool items pursuant to Code Section 6226, unless the Tax Matters Partner, in its sole discretion, does not file such a petition within 90 days of its receipt of a notice of a final Pool administrative adjustment and unless such petition is filed in the appropriate Federal District Court in the State of Oklahoma.

20.      Amendments; Meetings.

         (a) Amendments with Consent of the Manager. If at any time during the term of the Pool the Manager deems it necessary or desirable to amend this Operating Agreement, it may proceed to do so, provided that the amendment shall be effective only if embodied in an instrument signed by the Manager and by Members owning more than 70% of the Units then owned by the Members and if made in accordance with and to the extent permissible under the Act. The approval of the Members may be obtained by the Manager by means of a written notice to the Members requiring each Member to respond to the Manager in the negative by a specified time or to be deemed to have approved of the proposed amendment if such negative response is not received by such specified time. Any supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement; provided, however, that no supplemental or amendatory agreement shall, without the consent of all Members, change or alter this Paragraph 19, extend the term of the Pool, reduce the capital account of any Member or modify the percentage of profits, losses or distributions to which any Member is entitled. In addition, reduction of the capital account of any assignee or modifications of the percentage of profits, losses or distributions to which an assignee is entitled shall not be affected by amendment or supplement to this Agreement without the assignee's consent. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Manager; it being agreed and understood that mere receipt of an adequate number of unrevoked consents (or negative approvals, as provided above) are sufficient. The Manager may amend this Agreement without the consent of the Members in order to: (i) clarify any inaccuracy, ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Disclosure Document); (ii) add to the representations, duties or obligations of the Manager or surrender any right or power of the Manager for the benefit of the Members; (iii) delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other federal agency or any state securities official or similar official or in order to opt to be governed by any amendment or successor statute to the Act; (iv) change the name of the Pool or the location of the principal place of business of the Pool; (v) change this Agreement in any manner that is appropriate or necessary to qualify or maintain the qualification of the Pool as a limited liability company in which the Members have limited liability under the laws of any state or that is appropriate or necessary to ensure that the Pool will not be treated as an association taxable as a corporation for federal income tax purposes; (vi) change this Agreement in any manner that does not adversely affect the Members in any material respect or that is required or contemplated by other provisions of this Agreement; (vii) make any amendment that is appropriate or necessary, in the opinion of the Manager, to conform this


                                   Exhibits -- A-10

Agreement to any requirement of law or to prevent the Pool or the Manager or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor; (viii) make any other amendment similar to the foregoing; provided, that no such amendment will be adverse to the interests of the Members; (ix) amend this Agreement to effect the interest of the allocations proposed herein to the maximum extent possible in the event of a change in the Internal Revenue Code or the interpretations thereof affecting such allocations; or (x) make any amendment necessary so that Pool income not be deemed to constitute "unrelated business taxable income" under the Internal Revenue Code.

         (b) Meetings. Upon receipt of a written request, signed by Members owning at least 10% of the Units then owned by Members, that a meeting of the Pool be called to consider any matter which the Members may vote upon pursuant to this Agreement, the Manager shall, by written notice to each Member of record mailed within fifteen (15) days after receipt by the Manager of such request, call a meeting of the Pool. The meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of the notice, and the notice shall specify the date of, a reasonable place and time for, and the purposes of the meeting.

         (c) Amendments and Actions without Consent of the Manager. At any meeting called by the Manager or pursuant to Paragraph 19(b), upon the affirmative vote (which may be in person or by proxy) of the majority of the units then owned by the Members, the following actions may be taken, irrespective of whether the Manager concurs: (i) this Agreement may be amended in accordance with and only to the extent permissible under the Act; (ii) the Pool may be dissolved; (iii) the Manager may be removed and replaced; (iv) a new manager or managers may (to the extent permitted by the Act) be elected if the Manager ceases to be a manager; (v) the sale of all or substantially all of the assets of the Pool may be approved; and (vi) any contracts with the Manager or any of its affiliates may be terminated on sixty (60) days notice without penalty. If the Manager is removed or withdraws from the Pool, its interest shall be valued on a Unit-equivalent basis and immediately redeemed.

         In the event of a removal or withdrawal of the Manager and there is no remaining manager, the Members may unanimously agree in writing to continue the business of the Pool and appoint one or more managers within 90 days of such withdrawal.

         (d) In the event the Pool is required to comply with Regulation 14A under the Security Exchange Act of 1934 (the proxy rules) or any successor regulation, the foregoing time periods specified in this Paragraph 19 may be altered by the Manager so as not to conflict therewith.

21.      Governing Law.

         The validity and construction of this Agreement shall be determined and governed by the laws of the State of Oklahoma, without regard to conflict of laws principles. This Agreement is intended to qualify Members for limited liability as provided for under Oklahoma law, and all of the provisions of this Agreement shall be construed in the light of such intention.

22.      Miscellaneous.

         (a) Priority Among Members. No Member shall be entitled to any priority or preference over any other Member in regard to the affairs of the Pool, except to the extent that this Agreement may be deemed to establish a priority or preference.

         (b) Notices. All notices under this Agreement shall be in writing and, except as set forth in the following sentence, shall be effective upon personal delivery, or if sent by first class mail, postage prepaid addressed to the last known address of the party to whom the notice is to be given, upon the deposit of the notice in the United States mail. Requests for Redemption and notice of assignment of Units or any interest therein shall be effective upon receipt by the Manager.

         (c) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, heirs and personal representatives. For purposes of determining the rights of any Member or assignee, the Pool and the Manager may rely upon the Pool records as to who are Members and assignees and all Members and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraphs 13 to 19 hereof.

         (d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

         (e) Invalidity or Unenforceability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.


                                Exhibit -- A-11

         (f) Code or Treasury Regulations. Each and every time reference is made in this Agreement to a section of the Code or Treasury Regulations, such reference shall be deemed to apply to such section of the Code or Treasury Regulations as in effect on the date hereof or as the same may be amended from time to time.

         (g)   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above written, in multiple counterparts, which when taken together, shall constitute one and the same instrument.


MANAGER:                                  MEMBER:


POOL MANAGEMENT SERVICES, INC.            _________________________________
                                          Name


By:___________________________            By:______________________________
                                             Signature              Title

                                          $________________________________
                                           Capital Contribution

INITIAL MEMBER:


By:___________________________
Simcha Bluth



                                Exhibit -- A-12

                                    EXHIBIT B

                      HANSEATIC DISCRETIONARY POOL, L.L.C.

                             REQUEST FOR REDEMPTION


                                              Date:_____________________________
                                              Name of Unit Owner________________
Pool Management Services, Inc., Manager       Social Security or Taxpayer
Hanseatic Discretionary Pool, L.L.C.          I.D. Number: _____________________
9925 South Pennsylvania
Suite 110
Oklahoma City, OK    73159


The undersigned hereby requests redemption ("Redemption"), as defined in and subject to all the terms and conditions disclosed in the Prospectus delivered to the undersigned at the time of our purchase of units of membership interests (the "Units") in Hanseatic Discretionary Pool, L.L.C. (the "Pool"), of

that number of Units which equal $_____________________ in Net Asset Value

(choose one)               OR

_______________________Units (insert the number of Units to be Redeemed)

This Redemption request, once approved and accepted by you as Manager, will be at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the current month following such approval.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request relates with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered.

United States Taxable Members Only -- Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

Non United States Members Only -- Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

The undersigned acknowledges and understands that an administrative charge of 4% of the Units redeemed will be deducted by the Manager if the Units being redeemed were purchased less than one year before redemption.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Please forward redemption funds by mail to the undersigned at:

--------------------------------------------------------------------------------
Name                     Street                         City, State and Zip Code

================================================================================
ENTITY:                                              INDIVIDUAL MEMBER(S):

- --------------------------------------------       ---------------------------
(Name of Entity)                                     (Signature of Member)

By:
   -----------------------------------------         ---------------------------
         (Authorized Corporate Officer,              (Signature of Member)
         Partner, Custodian or Trustee)

Title:
      --------------------------------------

                                Exhibits -- B-1

                                    EXHIBIT C
                      HANSEATIC DISCRETIONARY POOL, L.L.C.
                            SUBSCRIPTION REQUIREMENTS

By executing the Subscription Agreement and Power of Attorney for Hanseatic Discretionary Pool, L.L.C. (the "Pool"), each purchaser ("Purchaser") of units of membership interests (the "Units") in the Pool irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Pool's Prospectus dated August 29, 2003 (the "Prospectus"). The minimum unit of initial investment is $10,000, however, it may be lowered by the Manager; additional Units may be purchased. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Hanseatic Discretionary Pool, L.L.C.", or a wire transfer for such amount, must have been received by the Pool. Purchaser is also delivering to the Selling Agent, if any, an executed Subscription Agreement and Power of Attorney (Exhibit D to the Prospectus). Upon acceptance of Purchaser's Subscription Agreement and Power of Attorney, Purchaser agrees to contribute Purchaser's subscription to the Pool and to be bound by the terms of the Operating Agreement, attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse the Pool for any expense or loss incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, Purchaser shall be deemed to have executed the Operating Agreement.

NOTWITHSTANDING THE FOREGOING, YOU MAY REVOKE THIS AGREEMENT AND RECEIVE A FULL REFUND OF THE FULL SUBSCRIPTION AMOUNT YOU PAID WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 PM CST ON THE DATE OF THE APPLICABLE MONTHLY CLOSING, WHICHEVER COMES FIRST, BY DELIVERING NOTICE TO POOL MANAGEMENT SERVICES.

As an inducement to the Manager to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the Manager and the Selling Agent, if any, who solicited Purchaser's subscription and the Pool, as follows:

         (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney, is legally competent to do so and meets the suitability standards set forth in the "Summary of Offering" section of the prospectus.
Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Operating Agreement, prior to subscribing for Units.

         (b) All information that Purchaser has heretofore furnished to the Manager or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the Manager.

         (c) Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

         (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

         (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Member pursuant to the Operating Agreement which is attached to the Prospectus as Exhibit A.


                                  Exhibits C-1

                            SUBSCRIPTION INSTRUCTIONS

         Any person considering subscribing for Units should carefully read and review the Prospectus.

         The Units are speculative and involve a high degree of risk. No person should invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Pool. No entity - and, in particular, no ERISA plan - may invest more than 10% of its liquid net worth (readily marketable securities) in the Pool. A purchaser must have a minimum annual gross income of $45,000 and a minimum net worth of $45,000 or, in the alternative, a minimum net worth of $150,000.

         A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to the Manager or your Selling Agent, if any.

FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING INK ONLY, AS FOLLOWS:

         Item 1.    Enter the dollar amount of the purchase.

         Item 2. Enter the Social Security Number or Taxpayer ID Number and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

         The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

                  Trusts - Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Trustee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.

                  Custodian Under Uniform Gifts to Minors Act - Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number.

                  Limited Liability Company - The corporation's name is required on Line 4. Enter a Manager's name on Line 4. Be sure to furnish the Taxpayer ID Number of the corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the corporation.

         Item 8. The investor(s) must execute the Subscription Agreement and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 8.

         Item 9. Registered Representative must complete the Selling Agent's copy of the Subscription Agreement and Power of Attorney. Signature Page may be required to be retained in the Branch Office.


                                  Exhibits C-2

                      HANSEATIC DISCRETIONARY POOL. L.L.C.
                          UNITS OF MEMBERSHIP INTERESTS

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY, SUBSCRIBERS ARE NOT WAIVING ANY RIGHTSUNDER THE SECURITIES ACT OF 1933 ORTHE SECURITIES EXCHANGE ACT OF 1934

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Pool Management Services, Inc., Manager   Date: _______________________
                                          Name of Purchaser as it Should Appear:
Hanseatic Discretionary Pool, L.L.C.      _________________________________
9925 South Pennsylvania                   Social Security or Taxpayer I.D. No.:
Suite 110                                 ______________________________
Oklahoma City, OK    73159


Dear Manager:

1. Subscription For Units. I hereby subscribe for the number of Units of Membership Interests ("Units") in Hanseatic Discretionary Pool, L.L.C. (the "Pool") set forth below (minimum $10,000) in the Subscription Agreement and Power of Attorney Signature Page, at the per Unit price as set forth in the Prospectus (the "Prospectus") of the Pool dated AUGUST ___, 2003. I have completed and executed this Subscription Agreement and Power of Attorney Signature Page attached hereto as Exhibit "D" to the Prospectus, and delivered the executed Subscription Documents to you or the Sales Agent, if any, along with either a check made payable to "Hanseatic Discretionary Pool, L.L.C." or a wire transfer of funds. The Manager may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is rejected, all funds remitted by the undersigned will be returned without any interest or deduction. All subscriptions once submitted are irrevocable.

2. Representations and Warranties of Subscriber. I have received a copy of the Prospectus prior to the effective date of my purchase. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C - Subscription Requirements, Subscription Instructions" attached to the Prospectus, including, without limitation, representations and warranties relating to my net worth and annual income.

3. Power of Attorney. In connection with my acceptance of the Units, I do hereby irrevocably constitute and appoint the Manager, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Pool; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Manager to carry out fully the provisions of the Operating Agreement which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my membership interest in the Pool.

4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney have been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, dissolution or liquidation. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Oklahoma.

5. Suitability and Acceptance of Risks. In addition to the suitability requirements set forth in Exhibit C, I represent and warrant to the Manager and Selling Agent, if any, that (i) I have the capacity of understanding the fundamental aspects of the limited liability company (or, if I do not have such fundamental understanding, I have so advised the Selling Agent, if any, of such fact); and, (ii) I understand the fundamental risks and possible financial hazards of an investment in the limited liability company (disclosed in the Prospectus under "The Risks You Face" identified on the cover page, in the Summary of the Offering, and described in the Prospectus at page 4), including, but not limited to, the lack of liquidity of my investment in the limited liability company, the management and control by the Manager, and the tax consequences of the investment.

                                  Exhibits C-3

                      HANSEATIC DISCRETIONARY POOL, L.L.C.

Units of Membership Interests Subscription Agreement and Power of Attorney Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units of Membership Interests (the "Units") in Hanseatic Discretionary Pool, L.L.C. (the "Pool"), and by enclosing a check payable to "Hanseatic Discretionary Pool, L.L.C.", or by wire transfer (instructions below), hereby subscribes for the purchase of Units in the amount of $_______________________.

The named investor further, by signature below, agrees to be bound by the Pool's Operating Agreement, acknowledges receipt of the Prospectus of the Pool dated AUGUST ___, 2003 prior to the acceptance of the subscription by the Manager or the purchase of Units in the Pool and that such Prospectus includes the Pool's Operating Agreement, and the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as described and required in Exhibit C to the Prospectus.


         (1)      Name of Purchaser_______________________________.

         (2)      Total  Amount  $_______________  (minimum of $10,000,  unless lowered to less than $10,000 as authorized by the Manager).

         (3)      Social Security Number _____-___-_____ or
                  Taxpayer ID # _____-___-_____

          Taxable Investors (check one):
          O       Individual Ownership
          O       Trust other than a Grantor or Revocable Trust
          O       Joint Tenants with Right of Survivorship
          O       Estate
          O       UGMA/UTMA (Minor)
          O       Tenants in Common
          O       Community Property
          O       Partnership
          O       Corporation
          O       Grantor or Other Revocable Trust

          Non-Taxable Investors (check one):
          O       IRA
          O       Profit Sharing
          O       IRA Rollover
          O       Defined Benefit
          O       Pension
          O       Other (specify)
          O       SEP

         (4)   Investor's Name ________________________________________________

         (5)   ________________________________________________________________
                (Additional Information (for Estates, Trusts,
                   Partnerships and Corporations)


                                  Exhibits C-4

         (6)      Resident Address of Investor

         _______________________________________________________________________
         Street (P.O. Box not acceptable)         City    State        Zip Code


         (7)      Mailing Address (if different)
         _______________________________________________________________________
         Street                                   City    State        Zip Code

         (8)      Custodian Name and Mailing Address

         _______________________________________________________________________
         Street (P.O. Box not acceptable)         City    State        Zip Code


         SIGNATURE(S) - DO NOT SIGN WITHOUT FAMILIARIZING YOURSELF WITH THE INFORMATION IN THE PROSPECTUS, INCLUDING: (I) THE FUNDAMENTAL RISKS AND FINANCIAL HAZARDS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING YOUR ENTIRE INVESTMENT; (II) THE POOL'S SUBSTANTIAL CHARGES; (III) THE POOL'S HIGHLY LEVERAGED TRADING ACTIVITIES; (IV) THE LACK OF LIQUIDITY OF THE UNITS; (V) THE EXISTENCE OF ACTUAL AND POTENTIAL CONFLICTS OF INTEREST IN THE STRUCTURE AND OPERATION OF THE POOL; (VI) THAT UNIT HOLDERS MAY NOT TAKE PART IN THE MANAGEMENT OF THE POOL; AND (VIII) THE TAX CONSEQUENCES OF THE POOL.

         (9)      INVESTOR(S) MUST SIGN

         X
          ______________________________________________________________________
         Signature of Investor                    Date        Telephone No.

         X
          ______________________________________________________________________
         Signature of Joint Investor (if any)     Date

         Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                          UNITED STATES INVESTORS ONLY

         I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue
         Code: _______.

         Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

         Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: ________.

         (10)     SELLING AGENT (IF APPLICABLE)

         I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Manager with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.


                                  Exhibits C-5

         I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Pool is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. The Registered Representative MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810, and following.

         X
          ______________________________________________________________________
         Registered Representative                   Signature            Date

         X
          ______________________________________________________________________
         Office Manager                              Signature            Date
         (if required by Selling Agent procedures)

         (11)     REGISTERED REPRESENTATIVE

         Name:_________________________________________________
         Address:______________________________________________
         Tel. Number:  (_____) ________________________________

         (12)     SELLING AGENT

         Name:_________________________________________________
         Address:______________________________________________
         Tel. Number:  (_____) ________________________________


         (13)     WIRE TRANSFER INSTRUCTIONS
                  Transfer should be sent to:

                  Bank One
                  Oklahoma City, OK
                  ABA Number:               103 000 648
                  Account Number:           157 494 2106
                  For Benefit Of:           Hanseatic Discretionary Pool, L.L.C.
                  Further Credit To:        (Your Pool Name)


                                 Exhibits C-6